UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN THE PROXY STATEMENT

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Exchange Act of 1934 (Amendment No.)

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Cinemark Holdings, Inc.

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CINEMARK™

PROXY STATEMENT AND NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

THERE'S NO PLACE MORE CINEMATIC

LETTER FROM OUR PRESIDENT AND CEO

Dear Fellow Stockholders:

We invite you to join us at our 2024 Annual Meeting of stockholders. Once again, our meeting this year will be held in person at 3800 Dallas Parkway, Plano, Texas 75093.

2023 represented another year of meaningful post-pandemic recovery for the theatrical exhibition industry. Consumer enthusiasm for larger-than-life cinematic experiences continued to thrive and drove North American industry box office up 21% versus 2022 to $9.1 billion dollars as new film release volume further rebounded and studios remained committed to theatrical releases. Furthermore, significant growth in content from streaming companies as well as non-traditional suppliers, including a wide range of record-breaking international, concert and faith-based films, cumulatively amassed over $1 billion dollars of North American box office.

As our overall industry rebounded further in 2023, our sensational team once again delivered results that outperformed our peers, while making excellent strides in the continued progression of our strategic growth and productivity initiatives. During the year, we entertained 210 million guests and generated $3.1 billion dollars of revenue that increased 25% year-over-year, including all-time high concession sales. Our Adjusted EBITDA also grew 77% to $594 million dollars with a 19.4% margin rate that represented 570 basis points of margin expansion. Moreover, our strong operating results yielded free cash flow of $295 million and positive net cash generation of $175 million after retiring more than $100 million of COVID-related debt.

Looking ahead, while six months of film production work stoppage associated with 2023’s Hollywood strikes are expected to cause a temporary headwind in 2024, wide release volume in 2025 and beyond looks poised to quickly spring back to a positive recovery trajectory based on reactivated production activity, as well as plans expressed by the major studios, streamers and non-traditional content providers. As film volume starts to rebuild once again, Cinemark remains well-situated to fully capitalize on that upside as a result of our solid financial and operational foundation, advantaged market position and the myriad of initiatives we continue to advance to further strengthen our company.

Our distinct ability to evolve for future success while delivering outstanding results is a byproduct of the steadfast leadership of our executive team, the sound oversight of our Board of Directors, and the disciplined operational execution of our approximate 27,000 global team members who span 14 countries.

Thank you for your continued support, trust, and investment in Cinemark. We look forward to your participation at our Annual Meeting.

YOUR VOTE IS VERY IMPORTANT TO US. Whether or not you plan to attend the Annual Meeting, I urge you to please cast your vote as soon as possible via the internet, telephone or mail.

Sincerely,

Sean Gamble
President and Chief Executive Officer

* Cinemark has presented supplemental non-GAAP financial measures as part of this Proxy Statement. Definitions of each non-GAAP measure and a reconciliation of each non-GAAP financial measure with the most comparable GAAP measure are set forth in Annex A. The non-GAAP financial measures presented in this Proxy Statement should not be considered as alternative measures for the most directly-comparable GAAP financial measures. The non-GAAP financial measures presented in this Proxy Statement are used by management to monitor the financial performance of the business, inform business decision-making and forecast future results.

Notice of Annual Meeting

of Stockholders

DATE & TIME Wednesday, May 15, 2024 8:30 a.m. Central Daylight Time	PLACE Cinemark West Plano and XD Theater 3800 Dallas Parkway Plano, Texas 75093

RECORD DATE

All stockholders of record of the Company’s common stock at the close of business on March 20, 2024, are entitled to vote at the meeting and any postponements or adjournments of the meeting.

Voting Matters

	Board’s Recommendation	Page Reference

1 Election of Class II directors, each for a term that expires in 2027.	FOR each nominee	Page 4
3
2 Advisory vote to approve compensation of named executive officers.	FOR	Page 22

3 Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.	FOR	Page 47

4 Vote to approve the Cinemark Holdings, Inc. Long-Term Incentive Plan.	FOR	Page 48

We are holding our 2024 Annual Meeting of Stockholders (the “Annual Meeting”).

You will be able to attend the Annual Meeting in person and vote your shares. Whether or not you plan to attend the Annual Meeting, it is important that your shares are represented. Therefore, we urge you to promptly vote and submit your proxy in advance of the Annual Meeting.

By order of the Board of Directors,

Michael Cavalier

EVP – General Counsel & Business Affairs,

Secretary

VOTING YOUR SHARES

Your vote is important! Please act as soon as possible to vote your shares, even if you plan to attend the Annual Meeting in person. If you are a beneficial stockholder, your broker will NOT be able to vote your shares with respect to the election of directors and most of the other matters presented during the meeting unless you have given your broker specific instructions to do so. Stockholders of record can vote by:

TELEPHONE 1.866.503.2691
INTERNET www.proxypush.com/cnk
MAIL Return the signed proxy card.

2023 Performance Highlights	1	Compensation Discussion and Analysis	23
		Named Executive Officers	23
Proxy Statement Summary	3	Compensation Practices	24
Item 1: Election of Directors	3	2023 Say-on-Pay Result	24
Item 2: Advisory Vote to Approve Compensation		Our Compensation Philosophy	24
of Named Executive Officers	3	Principal Elements of 2023 Executive
Item 3: Ratification of Independent Registered		Compensation	25
Public Accounting Firm	4	Base Salary	26
Item 4: Vote to Approve the Cinemark Holdings,
Inc. 2024 Long Term Incentive Plan	4	Short-Term Performance-Based Incentive
		Awards	26
Corporate Governance	4	Introduction	26
Item 1: Election of Class II Directors	4	2023 STIP Award Opportunities	26
Board Composition	5	2023 STIP Performance Goals and Results	27
Director Skills and Qualifications	5	2023 STIP Payouts	28
Class II Directors Standing For Election	6
		Annual Equity Incentive Awards	28
Director Nomination Process	12	Introduction	28
Annual Board Assessment	12	2023 Annual Equity Incentive Awards	29
Director Nomination Agreement	12
Identification and Consideration of New Nominee	12	Compensation Setting Process	29
		Roles and Responsibilities	29
Board and Committee Structure	12	Competitive Market Positioning	30
Independent Non-Executive Chairman	12
Separation of Chairman and CEO Roles	12	Additional Compensation Practices	31
Board Independence	13	Stock Ownership Guidelines	31
		Compensation Risk Assessment	31
Board Committees	13	Compensation Committee Report	32
Audit Committee	13
Governance Committee	14	Executive Compensation	32
Compensation Committee	15	Summary Compensation Table for 2023	32
Strategic Planning Committee	15	Grants of Plan-Based Awards in 2023	34
Compensation Committee Interlocks and		Outstanding Equity Awards at Fiscal Year-End 2023	35
Insider Participation	16	Stock Option Exercises and Stock Vested in 2023	36
Meetings and Attendance	16	Discussion of the Terms of the Employment
Director Development and Engagement	16	Agreements	36
		Potential Payments upon Termination by Company
Key Areas of Board Oversight	16	without cause or by Executive for Good Reason	38
Strategic Oversight	16	Potential Payments upon Termination for Cause	39
Risk Oversight	17	Potential Payments upon Termination due to
ESG Oversight	17	Change in Control	39
Succession Planning and Talent Development	17	Potential Payments upon Termination due to Death
Shareholder Engagement	17	or Disability	40
Responsiveness to Shareholder Feedback	17	Securities Authorized for Issuance under Equity
Corporate Governance Policies and Charters	18	Compensation Plans	41
Code of Business Conduct and Ethics	18	CEO Pay Ratio for 2023	42
Stockholder Communications with the Board	18	Pay versus Performance Table	42

Director Compensation	19	Security Ownership of Certain Beneficial Owners
		and Management	45
Commitment to Sustainability	20	Delinquent Section 16(a) Reports	46

Item 2: Advisory Vote to Approve Compensation
of Named Executive Officers	22

Item 3: Ratification of Independent Registered		Additional Information	58
Public Accounting Firm	47	Stockholders sharing a common address	58
Audit Committee Report	47	Incorporation by reference	58

Item 4: Vote to Approve the Cinemark Holdings,		Other Matters	58
Inc. 2024 Long-Term Incentive Plan	48
		Availability of Report on Form 10-K	58
Certain Relationships and Related Party
Transactions	53

General Information	54
		Annex A: Supplemental Financial Information	A-1
Deadline for Stockholder Proposals and
Stockholder Director Nominations for the 2024		Annex B: Cinemark Holdings, Inc. 2024 Long-
Annual Meeting	57	Term Incentive Program	B-1

ATTEND THE ANNUAL MEETING

You may attend the Annual Meeting in person or vote your shares electronically at the website listed below using the control number included in your Notice of Internet Availability of Proxy Materials ("Notice") on your proxy card or on any additional voting instructions accompanying these proxy materials.

The Notice will first be sent to stockholders, and this proxy statement and the form of proxy relating to our 2024 Annual Meeting will first be made available to stockholders, on or about April 1, 2024. In accordance with SEC rules, the website www.proxydocs.com/cnk provides complete anonymity with respect to stockholders accessing the website.

LOGISTICS

▪
The Annual Meeting will begin at approximately 8:30 a.m. Central Daylight Time, with registration opening at 8:15 a.m., on Wednesday, May 15, 2024.

2023 Performance Highlights

Cinemark delivered 2023 results that once again meaningfully surpassed our industry and peer performance through diligent operational execution and the further advancement of our strategic initiatives. At the same time, we made excellent strides further strengthening our balance sheet while continuing to evolve Cinemark for ongoing success.

Some of our significant 2023 accomplishments include:

Continued to effectively navigate our industry’s ongoing recovery

•
Actively managed dynamic fluctuations in film release volume, inflationary cost pressures and competitive landscape to deliver strong outperforming results.
•
Generated revenue of $3.1 billion that increased 25% year-over-year and included our highest concession sales of all-time, which exceeded 2019 by 3%.
•
Materially advanced financial recovery delivering $594 million of Adjusted EBITDA that was within 80% of 2019 on 25% less attendance and included a strong 19.4% Adjusted EBITDA margin that expanded 570 basis points year-over-year.
•
Achieved our second most profitable quarter in the history of our company in the second quarter, as well as our most profitable third quarter ever.
•
Produced $295 million of free cash flow with positive net cash generation of $175 million after retiring $100 million of COVID-related debt; ended the year with a strong cash position of $849 million.

Expanded our content pipeline and audiences

•
Actively collaborated with our traditional studio partners to successfully release their films while pursuing new sources of content to broaden our consumer base; generated a record 14% of domestic box office from non-traditional titles.
•
Meaningfully increased our marketing and communication impact through extended digital, social, and email reach while further enhancing personalization capabilities and promotional actions.
•
Further advanced our global loyalty programs, increasing membership by nearly 20% in the U.S. and by more than 45% in Latin America; grew Movie Club, our paid U.S. subscription tier, 13% during the year to over 1.2 million members who represented 24% of our 2023 box office.
•
Leaned further into premium amenities and achieved all-time high XD premium large format and D-BOX motion seat revenues that were up 13% and 87%, respectively, versus 2019.
•
Maintained 99.97% global screen uptime across more than 9.8 million showtimes.
•
Earned guest satisfaction scores over 95% with 2% pts improvement in the highly satisfied category.
•
Sustained market share gains that exceeded our pre-pandemic results by more than 100 basis points and surpassed industry recovery relative to 2019 by 700 basis points domestically and 600 basis points internationally.

1

Further evolved Cinemark for future success

•
Continued advancing premium experiences, including DBOX motion seats, XD premium large format auditoriums, recliners, and laser projection technology which now covers approximately 15% of our global circuit.
•
Further optimized our global circuit through the reactivation of our new build development pipeline, accretive closures, execution of a management deal to operate four theaters on behalf of EPR properties, and the launch of a new family entertainment center concept.
•
Strengthened pricing analytics resources and capabilities to enhance data-driven elasticity insights and decisions.
•
Drove significant enhancements in concessions by expanding the variety of selections we offer while reducing purchase friction via new space management layouts and the advancement of our mobile-ordering platform which realized a 32% year-over-year increase in concession sales.
•
Continued to roll-out our multi-phased initiative to refresh and modernize our Cinemark brand.
•
Further enhanced productivity tools related to operating hours, show time scheduling, procurement strategies, and overall workforce management and labor practices.
•
Strengthened employee development resources, including career planning support, learning platforms, Continuous Improvement training, and project management tools.

2

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. You should read this entire proxy statement and our Annual Report on Form 10-K before voting.

ITEM	Election of Directors
1	The Board recommends a vote FOR each director nominee.	See page 4

Name and Principal Occupation	Independent	Age	Director Since	Committee Membership
				AC	CC	NGC	SPC

Darcy Antonellis	✓	61	2015				Chair

Carlos Sepulveda	✓	66	2007

Mark Zoradi		70	2015

AC = Audit Committee	CC = Compensation Committee	NGC = Nominating & Corporate Governance Committee	SPC = Strategic Planning Committee

ITEM 2	Advisory Vote to Approve Compensation of Named Executive Officers
	The Board recommends a vote FOR this proposal.	See page 22

We structured our executive compensation program to attract, motivate, reward and retain high caliber talent who will lead the Company to increase our competitive advantage and deliver sustainable profitability. This includes building a solid foundation for long-term growth while consistently achieving strong near-term results. To ensure that our key executives are incentivized appropriately to deliver our mission and vision, the Compensation Committee designed an executive compensation program that strongly aligns with the interests of stockholders in creating long-term value by directly linking pay to Company and individual performance.

We designed the mix of pay elements to motivate our executives to drive the Company to develop and evolve by offering both short-term and long-term incentive awards that are both time and performance-based, each of which aligns the interests of our executives with our stockholders and encourages focus on long-term growth. As illustrated above, a considerable portion of the compensation payable to our named executive officers is “pay-at-risk.”

3

ITEM 3	Ratification of Independent Registered Public Accounting Firm
	The Board recommends a vote FOR this proposal.	See page 47

The Audit Committee evaluates the independence of Deloitte & Touche LLP and its fees annually. The Board believes the continued retention of Deloitte & Touche LLP is in the best interests of the Company and its stockholders.

ITEM 4	Approve the Cinemark Holdings, Inc. 2024 Long-Term Incentive Plan
	The Board recommends a vote FOR this proposal.	See page 48

CORPORATE GOVERNANCE

Item 1: Election of Class II Directors

Our Board is comprised of 11 members, the majority of whom are independent. The size of the Board may be fixed from time to time exclusively by our Board as provided in our Certificate of Incorporation. Our Board consists of three classes of directors, designated as Class I, Class II and Class III. The members of each class are elected to serve a three-year term, with the term of each class ending in successive years.

The term of the current Class II directors, Ms. Antonellis and Messrs. Sepulveda and Zoradi, expire at the Annual Meeting. All nominees have been recommended by the Nominating and Corporate Governance Committee (“Governance Committee”) and nominated by the Board for re-election at the Annual Meeting.

Ms. Antonellis and Messrs. Sepulveda and Zoradi have consented to be nominated for re-election to the Board as a Class II director. If elected, they will serve on the Board for a three-year term expiring on the date of our 2027 annual meeting of stockholders. At this time, we have no reason to believe that any nominee will be unable or unwilling to serve if elected. However, should any of them become unable or unwilling to serve before the Annual Meeting, your proxy card authorizes us to vote for a replacement nominee if the Board names one.

The Board recommends a vote FOR each director nominee.

4

BOARD COMPOSITION

Director Skills and Qualifications

The nominees and continuing members of the Board collectively possess the knowledge, skills and unique perspectives needed to successfully guide our Company toward continued sustainable growth. They possess broad-based business knowledge, outstanding achievement in their professional careers, a commitment to ethical values, executive leadership and meet the Company’s articulated director qualifications, including independence, accountability, integrity, sound judgment in areas relevant to the Company’s businesses and diversity of background. In addition, our nominees and directors have demonstrated experience and expertise in a number of different substantive areas relevant to the Company, such as theater and retail operations; e-commerce; marketing and brand management; strategic planning; real estate; risk management; legal, compliance and regulatory matters; mergers and acquisitions; and finance. Our Board reflects a diversity of experience in varying substantive areas relevant to our operations and industry, as well as background, gender, race and age. The following summarizes certain aspects of the Board’s current composition:

The following matrix provides information regarding the members of our Board, including certain types of skills, experience and attributes possessed that our Board believes are relevant to our business. The matrix does not encompass all of the skills or experience of our directors.

Skill/Experience Matrix

Experience	Director

Financial Literacy	✓	✓	✓	✓		✓	✓	✓		✓	✓

Financial Management/Corporate Finance	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Accounting and Financial Oversight	✓		✓	✓		✓	✓

Corporate Governance	✓	✓		✓		✓	✓			✓

CEO Experience	✓		✓		✓		✓		✓	✓	✓

Executive Experience		✓		✓		✓		✓

Industry Knowledge	✓		✓		✓			✓	✓		✓

Mergers and Acquisitions		✓	✓	✓	✓			✓

Other Public Company Board Service	✓	✓				✓	✓	✓		✓	✓

Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Risk Management	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Strategic Vision and Planning	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Information Technology and Cybersecurity	✓	✓		✓						✓

5

CLASS II DIRECTORS STANDING FOR ELECTION

Darcy Antonellis

Director Since: 2015 Nominee of: Board Board Committees: Audit Committee; Compensation Committee; Strategic Planning Committee (Chair) Age: 61 Other Public Company Boards: 2

Skills and Qualifications

•
CEO and executive experience
•
NACD Cybersecurity Oversight Certified
•
Critical technology and cybersecurity experience
•
Accounting and financial management expertise
•
Media-related technologies, operations and content monetization expertise

Other Current Board Experience

•
Xperi
•
Bango PLC

Previous Board Experience

•
Not Applicable

Professional Highlights

Since June 2023, Ms. Antonellis serves as Operating Advisor at ABS Capital Partners, a private equity firm focused on emerging growth software and tech-enabled services with data foundations. From September 2021 until March 2023, Ms. Antonellis served as Executive Advisor, Amdocs Inc. (NASDAQ: DOX), a leading software and services company to communications, media, financial and digital enterprises. From February 2018 through August 2021, Ms. Antonellis served as Division President, Amdocs Inc. and CEO, Vubiquity Inc. a subsidiary of Amdocs Inc. (acquired by Amdocs 2018). From January 2014 until February 2018, Ms. Antonellis served as CEO, Vubiquity Inc. From June 1998 until December 2013, Ms. Antonellis held a number of positions at Warner Bros Entertainment Inc. including President of Technical Operations and Chief Technology Officer. Ms. Antonellis is NACD.DC Directorship Certified.

Carlos Sepulveda

Director Since: 2007 Nominee of: Mitchell Investors Board Committees: Audit Committee; Compensation Committee Chairman Age: 66 Other Public Company Boards: 1

Skills and Qualifications

•
CEO and executive experience
•
Extensive public accounting experience; certified public accountant
•
Accounting and financial oversight experience
•
Strategic planning and management expertise

Other Current Board Experience

•
Triumph Financial

Previous Board Experience

•
Matador Resources Company

Professional Highlights

Since its inception in 2010, Mr. Sepulveda has been the Chairman of the board of directors of Triumph Financial (NASDAQ: TFIN), a financial holding company, formerly known as Triumph Bancorp, offering a diversified line of payments, factoring and banking services. From 2004 to 2013, Mr. Sepulveda was the President and CEO of Interstate Battery System International, Inc. (Interstate Batteries), a company that supplies automotive, commercial and industrial batteries, and its Executive Vice President from 1993 until 2004. Prior to joining Interstate Batteries, Mr. Sepulveda was an audit partner at KPMG LLP in Austin, New York and San Francisco for 11 years.

6

Mark Zoradi

Director Since: 2015 Nominee of: Board Board Committees: Strategic Planning Committee Age: 70 Other Public Company Boards: None

Skills and Qualifications

•
CEO and executive experience
•
Veteran motion picture executive with a background in distribution and exhibition
•
Wealth of knowledge regarding strategic partnerships within the exhibition industry and exhibitor relationships with movie studios
•
Management and oversight experience at large public companies within the industry

Other Current Board Experience

•
Not Applicable

Previous Board Experience

•
National CineMedia, Inc

Professional Highlights

Mr. Zoradi served as our CEO from August 2015 to December 31, 2021. Mr. Zoradi spent 30 years at The Walt Disney Company, a major motion picture studio, including serving as the President of Walt Disney Studios Motion Picture Group. Prior to that, Mr. Zoradi served in a variety of positions of increasing responsibility with The Walt Disney Company, including as the General Manager of Buena Vista Television and President of Buena Vista International with responsibility for the international theatrical and home entertainment marketing and distribution of Disney, Touchstone and Pixar films. Mr. Zoradi also served as the President and Chief Operating Officer (COO) of Dick Cook Studios from January 2011 until July 2014 and the COO of Dreamworks Animation SKG, Inc. from August 2014 until January 2015.

7

CLASS III DIRECTOR NOMINEES TERM EXPIRING 2025

Benjamin Chereskin

Director Since: 2004 Nominee of: Board Board Committees: Compensation Committee; Strategic Planning Committee Age: 65 Other Public Company Boards: 1

Skills and Qualifications

•
Strategic planning and finance growth opportunities
•
Extensive knowledge and experience in corporate finance, mergers and acquisitions
•
Executive compensation experience

Other Current Board Experience

•
Not Applicable

Previous Board Experience

•
Boulder Brands, Inc.
•
CDW Corporation

Professional Highlights

Mr. Chereskin is President of Profile Capital Management LLC (Profile Management), an investment management firm, which he founded in October 2009. Prior to founding Profile Management, Mr. Chereskin was a Managing Director and Member of Madison Dearborn Partners, LLC, a private equity firm, from 1993 until October 2009, having co-founded the firm in 1993.

Kevin Mitchell

Director Since: 2023 Nominee of: Mitchell Investors Board Committees: Strategic Planning Committee Age: 55 Other Public Company Boards: None

Skills and Qualifications

•
CEO experience
•
Depth of experience in the motion picture industry
•
Real estate expertise

Other Current Board Experience

•
Not Applicable

Previous Board Experience

•
Not Applicable

Professional Highlights

Since May 2023, Mr. Mitchell has served as a managing member of Showbiz Direct Distribution. In 2007, Mr. Mitchell founded and served as CEO of ShowBiz Cinemas, a bowling, movies and family entertainment concept which he sold in December 2021. Mr. Mitchell has over 30 years of experience in the motion picture theater industry. Mr. Mitchell has also served as an advisory board member for the National Association of Theatre Owners and has served on the Board of Will Rogers Motion Picture Pioneers Foundation, Variety the Children’s Charity of Texas and Chuck Norris’ Kickstart Kids.

8

Ray Syufy

Director Since: 2006 Nominee of: Board Board Committees: Strategic Planning Committee Age: 61 Other Public Company Boards: None

Skills and Qualifications

•
CEO experience
•
Deep knowledge of the motion picture industry
•
Strategic planning expertise, particularly with respect to competition from other forms of entertainment
•
Operational expertise
•
Real estate expertise

Other Current Board Experience

•
Not Applicable

Previous Board Experience

•
Not Applicable

Professional Highlights

Mr. Syufy began working for Century Theatres, Inc. (Century Theatres), a regional movie exhibitor, in 1977, and held positions in each of the major departments within Century Theatres. In 1994, Mr. Syufy was named President of Century Theatres and was later appointed CEO and Chairman of the board of directors. Mr. Syufy resigned as an officer and director of Century Theatres upon the consummation of our acquisition in 2006. Since then, Mr. Syufy has presided as CEO of Syufy Enterprises, Inc. (Syufy Enterprises) a retail and real estate holding company with operations in California, Nevada, Arizona, Colorado, and Texas. Mr. Syufy is currently the Chairman of NATO CA/NV.

Sean Gamble

Director Since: 2022 Nominee of: Board Board Committees: None Age: 49 Other Public Company Boards: None

Skills and Qualifications

•
Veteran motion picture executive with distribution and exhibition experience
•
Management and executive experience
•
•
Strategic planning experience

Other Current Board Experience

•
Not Applicable

Previous Board Experience

•
Not Applicable

Professional Highlights

Mr. Gamble has served as our President and Chief Executive Officer since January 2022. Mr. Gamble has been our President since July 28, 2021, and our Chief Operating Officer since January 2018. Mr. Gamble was our Executive Vice President and Chief Financial Officer from August 2014 until he became our CEO in 2022. Prior to joining Cinemark, Mr. Gamble worked for the Comcast Corporation as Executive Vice President and Chief Financial Officer of Universal Pictures within NBCUniversal from February 2009 to April 2014. He joined Comcast after 15 years at the General Electric Company where he held multiple senior leadership positions, including CFO of GE Oil & Gas’ equipment business based in Florence, Italy, from May 2007 to January 2009.

9

CLASS I DIRECTORS TERM EXPIRING 2026

Nancy Loewe

Director Since: 2017 Nominee of: Board Board Committees: Audit Committee (Chair and Financial Expert); Governance Committee Age: 56 Other Public Company Boards: None

Skills and Qualifications

•
CFO and executive experience
•
Accounting and financial management expertise
•
Risk oversight experience
•
Previous large public company management and oversight experience

Other Current Board Experience

•
Not Applicable

Previous Board Experience

•
Not Applicable

Professional Highlights

Ms. Loewe has been the Chief Financial Officer (CFO) of CelLink since November 2022. Prior to that, Ms. Loewe served as the CFO of Weyerhaeuser Company, one of the world’s largest private owners of timberlands; a Senior Vice President - Finance of Visa, Inc., a multinational financial services corporation; as the CFO for Kimberly-Clark International and the Chief Strategy Officer and Global Treasurer for Kimberly-Clark Corporation, a multinational personal care corporation. She has also served as Vice President and CFO of Frito Lay North America. Additionally, Ms. Loewe held numerous positions during her 20-year tenure at General Electric, inside and outside the U.S., including Vice President - Strategic Transactions & Cash, as well as CFO for varying business units, such as Plastics Asia, Healthcare, and Consumer & Industrial.

Steven Rosenberg

Director Since: 2008 Nominee of: Board Board Committees: Governance Committee (Chair); Audit Committee Age: 65 Other Public Company Boards: 1

Skills and Qualifications

•
Risk management, corporate governance and general management expertise
•
Accounting and financial management expertise
•
Management experience

Other Current Board Experience

•
Texas Capital Bancshares, Inc.

Previous Board Experience

•
PRGX Global, Inc.

Professional Highlights

Mr. Rosenberg is the Manager of SPR Ventures Inc., a private investment firm he founded in 1997. He was the President of SPR Packaging LLC, a manufacturer of flexible packaging, from 2006 to 2018.

10

Enrique Senior

Director Since: 2004 Nominee of: Board Board Committees: Strategic Planning Committee Age: 80 Other Public Company Boards: 4

Skills and Qualifications

•
Extensive knowledge of film, media and entertainment, and beverage industries
•
Strategic planning and management expertise
•
Executive experience

Other Current Board Experience

•
Groupo Televisa S.A.B.
•
Coca-Cola FEMSA, S.A.
•
Femsa S.A. de C.V.
•
Univision Communications

Previous Board Experience

•
Not Applicable

Professional Highlights

Mr. Senior is a Managing Director of Allen & Company LLC, a boutique investment bank, and has been employed by the firm since 1972. He has served as a financial advisor to several corporations including Coca-Cola Company, General Electric, CapCities/ABC, Columbia Pictures Tri-Star Pictures and other entertainment companies.

Nina Vaca

Director Since: 2014 Nominee of: Board Board Committees: Governance Committee; Compensation Committee (Chair) Age: 52 Other Public Company Boards: 1

Skills and Qualifications

•
CEO and executive experience
•
Wealth of leadership and business experience particularly in information technology and e-commerce
•
Governance and executive compensation expertise

Other Current Board Experience

•
Comerica, Inc.

Previous Board Experience

•
Kohls, Corp.

Professional Highlights

Ms. Vaca is the founder, Chairman and CEO of the Pinnacle Group of companies, including Pinnacle Technical Resources, Inc. (together, Pinnacle) and Vaca Industries, Inc. Founded in 1996, Pinnacle is an information technology services and solutions provider.

11

Director Nomination Process

Annual Board Assessment

Members of the Governance Committee review and evaluate our policies and practices with respect to the size, composition and functions of the Board at least annually. The Governance Committee also oversees an annual performance evaluation of our Board and each of its committees. The evaluation is an anonymous questionnaire that elicits information used to improve Board and committee effectiveness and assess the size and composition of the Board and its committees. The questionnaire and feedback is coordinated through an independent third-party to ensure a robust evaluation process. Feedback received from Board evaluations is discussed during Board and committee meetings.

Director Nomination Agreement

On February 15, 2023, Lee Roy Mitchell, our Founder, tendered his resignation from his position on the Board. Under the Director Nomination Agreement, which we entered into on April 9, 2007, with certain of our then stockholders, the Mitchell Investors (as defined in the Director Nomination Agreement) have a right to designate two nominees to the Board. Mr. Mitchell, as the representative of the Mitchell Investors, nominated his son, Kevin Mitchell, to fill the vacancy created by his resignation in accordance with the terms of the Director Nomination Agreement. Kevin Mitchell was appointed to fill this vacancy at the February 2023 Board meeting. Mr. Sepulveda is also a Mitchell Investors nominee.

Identification and Consideration of New Nominees

The Governance Committee policy regarding consideration of potential director nominees recognizes that choosing a director is dependent upon a number of subjective and objective criteria, many of which are difficult to categorize. The Governance Committee, therefore, has not established any minimum qualifications for a director candidate or identified any specific set of qualities or skills that it deems mandatory.

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The Governance Committee will consider director candidates properly submitted by our stockholders. For more information see Deadline for Stockholder Proposals and Shareholder Director Nominations for the 2025 Annual Meeting on page 57.
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The Governance Committee will take steps necessary to evaluate a prospective nominee, including, if warranted, interviews of the prospective nominee by one or more Governance Committee or Board members.
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After completing this evaluation and other steps of the process, the Governance Committee will make a recommendation to the full Board as to the persons who should be nominated by the Board.
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The Board then determines the nominees after considering the recommendations and report of the Governance Committee.

Board and Committee Structure

Independent Non-Executive Chairman

Carlos Sepulveda has served as the non-executive Chairman of the Board (“Chairman”) since May 2022. The Chairman has the authority to preside at all Board meetings, including executive sessions of the non-management directors and has the authority to call meetings of the directors. The Chairman serves as principal liaison between the non-management directors and Company management. In consultation with the CEO, the Chairman approves meeting schedules, agendas and the information provided to the Board. If requested by stockholders, and as appropriate, the Chairman is also available for consultation and direct communication as the Board’s liaison.

Separation of Chairman and CEO Roles

Although the Board does not have a formal policy on separation of the roles of the CEO and Chairman, we have kept these positions separate since 2007. Separating the Chairman and CEO roles allows us to develop and implement corporate strategy that is consistent with the Board’s oversight role, while facilitating strong day-to-day executive leadership.

The Board believes that its leadership structure is appropriate for Cinemark. The independence of the Board’s standing committees and the regular use of executive sessions of the non-management directors allows the Board to maintain independent oversight of risks to our business, our long-term strategies, annual operating plan, and other corporate activities.

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Board Independence

The majority of our Board is independent, with 7 of the 11 directors being independent. Our Board has determined the independence of these 7 directors by applying the New York Stock Exchange ("NYSE") listing standards’ independence test, which evaluates whether the director:

1.
is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company;
2.
has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company (other than director and committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service);
3.
(a) is a current partner or employee of a firm that is the Company’s internal or external auditor; (b) has an immediate family member who is a current partner of such a firm; (c) has an immediate family member who is a current employee of such firm and personally works on the Company’s audit; or (d) is or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time;
4.
is, or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or has served on that company’s compensation committee; or
5.
is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

The Board, in coordination with our Governance Committee and the Company’s general counsel, evaluated the NYSE bright-line tests and considered the transactions between the Company and certain Board members, reported under the heading Certain Relationships and Related Party Transactions, and other relevant factors to determine the independence of the Board members. On the basis of this review, the Board affirmatively determined, in its business judgment, that (a) the majority of the Board was, and continues to be, independent, (b) each of Mmes. Antonellis, Loewe and Vaca and Messrs. Chereskin, Rosenberg, Senior and Sepulveda are independent, (c) Mr. Syufy is not independent due to his transactions with the Company exceeding $120,000 annually, and Mr. Mitchell is not independent due to his relationship with our founder and former Chairman, Lee Roy Mitchell, (d) Messrs. Zoradi and Gamble are not independent because they are employees or former employees of the Company, (e) each of Mmes. Antonellis and Loewe and Messrs. Rosenberg and Sepulveda meet all applicable requirements for membership in the Audit Committee, (f) Ms. Loewe and Mr. Sepulveda qualify as “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC and satisfy the NYSE’s financial experience requirements, and (g) each of Ms. Vaca and Messrs. Chereskin and Sepulveda meet all applicable requirements for membership in the Compensation Committee.

Board Committees

The Board has four standing committees: Audit Committee, Compensation Committee, Governance Committee and Strategic Planning Committee. The Board may from time to time establish additional committees for specific purposes.

Each member of our Audit Committee, Compensation Committee and Governance Committee meets the requirements for independence under the listing standards of the NYSE, regulations promulgated by the U.S. Securities and Exchange Commission (“SEC”) and the Company’s Corporate Governance Guidelines, as applicable. The charters for these committees are available on the Investor Relations portion of our website (http://ir.cinemark.com).

Audit Committee

2023 Meetings: 4

2023 Consents: 1

Each member of the Audit Committee satisfies the standards for independence of the NYSE and SEC as they relate to audit committees.

Members: Nancy Loewe (Chair), Darcy Antonellis, Steven Rosenberg, Carlos Sepulveda

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Roles and Responsibilities:

Ms. Loewe serves as the Chair of the Audit Committee. Both Mr. Sepulveda, the past Chair, and Ms. Loewe qualify as “audit committee financial experts” within the meaning of Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC. See Ms. Loewe’s and Mr. Sepulveda’s biographies on page 10 and page 6 respectively, for further information regarding their qualifications to be an “audit committee financial expert.”

Primary committee functions include:

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assisting the Board in its oversight responsibilities regarding (i) the integrity of our financial statements, (ii) our risk management program with respect to legal and regulatory requirements, (iii) our systems of internal controls over financial reporting (iv) our implementation and effectiveness of an ethics and compliance program and (v) our accounting, auditing and financial reporting processes generally, including the qualifications, independence and performance of the independent registered public accountants;
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approving the report required by the SEC for inclusion in our annual proxy or information statement;
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appointing, retaining, compensating, evaluating and replacing our independent registered public accountants;
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approving audit and non-audit services to be performed by the independent registered public accountants;
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establishing procedures for the receipt, retention and resolution of complaints regarding accounting, internal control or auditing matters submitted confidentially and anonymously by employees through our whistleblower hotline; and
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performing such other functions as the Board may from time to time assign to the Audit Committee.

The Audit Committee meets on a quarterly basis with management and Deloitte & Touche to discuss, among other items, the Company’s financial statements to be filed with the SEC, any change in significant accounting policies and its impact on the Company’s financial statements and the earnings press release related to the quarter and the year (as applicable). The Audit Committee also meets, on a periodic basis, with Deloitte & Touche in executive sessions without members of management present.

The Audit Committee oversees the Company's management of risks related to information security to ensure that adequate resources are allocated to support and maintain the Company's information security readiness. At least twice a year, management updates the Audit Committee on any potentially significant risks related to information security, current threat and mitigation and remediation tactics implemented by the Company. The Audit Committee also oversees and monitors the enterprise level risks related to ethics and compliance with the Company’s code of business conduct. Management provides to the Audit Committee, at every quarterly meeting, the top claims (as determined by management) reported through the anonymous whistleblower hotline, and provides an annual summary of claims, for both domestic and international operations, with a comparison to previous years.

The Board has also delegated the approval of related party transactions to the Audit Committee. The Company’s written policy regarding approval of related party transactions provides that management must present to the Audit Committee all potential related party transactions including the nature of the transaction and material terms regardless of the dollar value of the transaction. The Audit Committee approves such related party transaction if it determines that the transaction is fair and in the best interest of the Company. See Certain Relationships and Related Party Transactions on page 53 for further details on related party transactions.

Governance Committee

2023 Meetings: 3

2023 Consents: 1

Each of the Governance Committee members satisfies the standards for independence of the NYSE.

Members: Steven Rosenberg (Chair), Nancy Loewe, Nina Vaca

Roles and Responsibilities:

Primary committee functions include:

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evaluating candidates for Board membership, including those recommended by stockholders in compliance with the Company’s by-laws;
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recommending to the Board the director nominees for election or to fill any vacancies and newly created directorships on the Board;
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identifying and recommending to the Board the members who are qualified to fill any vacancies on a Board committee;
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advising management on succession planning for the CEO and senior management;

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▪
developing and recommending to the Board a set of corporate governance guidelines and reassessing their adequacy at least annually;
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overseeing the Board’s annual self-evaluation process and the Board’s evaluation of management;
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periodically reviewing the criteria for the selection of new directors and recommending any proposed changes for Board approval;
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periodically reviewing and making recommendations regarding the composition and size of the Board;
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periodically reviewing and making recommendations regarding the composition, size, purpose, structure, operations and charter of each of the Board’s committees, including the creation of additional committees or elimination of existing committees;
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annually recommending to the Board the chairpersons and members of each of the Board’s committees;
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reassessing the adequacy of the Governance Committee Charter on an annual basis and recommending any proposed changes for Board approval;
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overseeing corporate social responsibilities and public interest issues that affect our investors and other key stakeholders; and
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overseeing environmental, health and safety issues.

Compensation Committee

2023 Meetings: 4

2023 Consents: 2

Each member of the Compensation Committee satisfies the standards for independence of the NYSE as they relate to compensation committees and qualify as “non-employee directors” within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act.

Members: Nina Vaca (Chair), Benjamin Chereskin, Carlos Sepulveda, Darcy Antonellis

Roles and Responsibilities:

Primary committee functions include:

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making recommendations to the Board on the Company’s general compensation philosophy and strategy on all matters of policy and procedures relating to executive compensation;
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determining and approving the CEO’s compensation;
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determining and approving the compensation of the non-CEO NEOs and reviewing the compensation of certain other executive officers;
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administering (to the extent such authority is delegated to the Compensation Committee by the Board) the incentive compensation and equity-based plans and recommending to the Board any modifications of such plans;
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setting performance metrics and targets;
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validating and approving the achievement of performance targets under the Company’s incentive compensation plans; and
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reviewing, recommending and discussing with management the CD&A section included in the Company’s annual proxy statement.

Strategic Planning Committee

2023 Meetings: 2

2023 Consents: 0

The Strategic Planning Committee is governed by the Strategic Planning Committee Charter setting forth the purpose and responsibilities of this committee.

Members: Darcy Antonellis (Chair), Benjamin Chereskin, Kevin Mitchell, Enrique Senior, Ray Syufy, Mark Zoradi

Roles and Responsibilities:

Primary committee functions include:

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reviewing the key industry and market issues and external developments impacting the Company’s strategies and core competencies;
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assisting management in analysis of alternative strategic options;
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reviewing and evaluating material mergers and acquisitions, material capital investments, material financing activities and making recommendations to the Board regarding the same;

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▪
identifying and assessing risks facing the Company and establishing a risk management infrastructure to address those risks;
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overseeing the division of risk-related responsibilities to each applicable Board committee;
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reviewing and evaluating the Company’s policies and practices with respect to risk assessment and risk management; and
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reviewing and assessing the effectiveness of the Company’s enterprise-wide risk assessment processes and recommending improvements where appropriate.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Mmes. Vaca and Antonellis and Messrs. Chereskin and Sepulveda. Mmes. Vaca and Antonellis and Messrs. Chereskin and Sepulveda have never been an officer or employee of the Company or any of its subsidiaries. None of our executive officers serve or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Meetings and Attendance

During 2023, the Board met five times and acted by unanimous consent one time. Each director attended either in-person or via teleconference or video application at least 75% of the aggregate of all Board and applicable committee meetings during 2023.

Our non-management directors meet at least twice a year in executive sessions with no Company personnel present. A separate executive session of only independent directors is held at least once a year. Carlos Sepulveda presides over the executive sessions. During 2023, our non-management directors met four times and our independent directors met one time in executive sessions.

The Board strongly encourages its continuing members to attend the Annual Meeting of Stockholders. All but three of the then-current members of the Board were in attendance at the 2023 Annual Meeting of Stockholders, which was held in-person.

Director Development and Engagement

Continuing Director Education

We provide each Director with a membership to the National Association of Corporate Directors (NACD), which provides access to educational programs relevant to their board responsibilities or interests. Upon request, we may also cover the cost for any Director who wishes to attend programs and seminars outside of their NACD membership on topics relevant to their service as Directors. From time to time, members of management also present to the Board or its committees on new developments in areas relevant to the Company.

Key Areas of Board Oversight

Strategic Oversight

Throughout 2023, governance, risk management, and operational strategy continued to play critical roles in our Company. While we have made significant progress in our recovery from the COVID-19 pandemic, our ongoing recovery continues to be contingent upon several key factors, including the volume of new film content available, which has also been impacted by the recent writers’ and actors’ guild strikes, the box office performance of new film content released, the duration of the exclusive theatrical release window and evolving consumer behavior with competition from other forms of in-and-out of home entertainment. The Board plays a pivotal oversight role in our strategy and execution in the face of these and other challenges and oversees the executive team’s management of risks related to business operations, industry developments, financial controls, liquidity, employee retention, health and safety protocols and information technology operations.

The Board actively oversees the Company’s long-term business strategy to ensure that we are positioned to navigate external headwinds, including to continue our recovery from the effects of the pandemic, to increase our competitive advantage and deliver sustainable growth and profitability. The Board is continuously engaged with senior management on critical business matters relevant to the Company’s long-term strategy.

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Risk Oversight

The Board has responsibility for risk management oversight, although certain categories of risk may be allocated to particular committees of the Board, with the committee then reporting back to the full Board. The primary categories of risk on which the Board continually focuses include competitive, economic, operational, financial (accounting, credit, liquidity and tax), cybersecurity, legal, compliance, regulatory, compensation and reputational risks. Furthermore, the Board may from time to time establish additional committees for unique areas of risk.

The Audit Committee oversees risks related to financial reporting, internal controls, technology and cybersecurity, ethics and compliance.	The Compensation Committee oversees risks related to compensation policies, practices, incentive plans and talent retention.	The Governance Committee oversees risks associated with governance structures, policies and processes and succession planning.	The Strategic Planning Committee oversees and advises on risks related to alternative strategic options and industry developments.

Management is charged with identifying material risks in a timely manner, implementing strategies that are responsive to the Company's risk profile and specific material risk exposure, evaluating and managing risk with respect to business decision-making and promptly communicating relevant risk-related information to the Board or appropriate committee to enable them to conduct appropriate risk management oversight.

ESG Oversight

Many of our ESG efforts are managed by a cross-functional team that shapes and drives ESG strategy, tracks key performance indicators and manages the Company’s ESG initiatives. Management presents topics to the Governance Committee and our Board throughout the year. The Governance Committee serves as the primary committee assisting the Board in oversight of the Company’s ESG efforts. See Commitment to Sustainability beginning on page 20 for a description of select ESG initiatives.

Succession Planning and Talent Development

Succession planning and talent development are important at all levels in our Company. The Governance Committee oversees management’s succession plan for key positions at the senior officer level, and most importantly for the Chief Executive Officer position. At least annually, the Governance Committee reviews and advises management on succession plans for senior management and the Chief Executive Officer, including both long-term and emergency succession planning. In addition, the Chief Executive Officer provides the Governance Committee an assessment of the Company’s senior leaders and their potential to succeed at key senior management positions. Senior executives interact with our Board through formal presentations and during informal events. More broadly, the Board is updated on key initiatives for the overall workforce, including diversity and development programs.

Shareholder Engagement

We value the input and insights of our stockholders and are committed to continued engagement with our investors. As part of our proactive stockholder engagement program to ensure management and the Board understand and consider the issues that matter the most to our stockholders, we have offered meetings to our top institutional investors in each of the past five years, representing over 70% of our institutional stockholder base. In addition, we offer meetings to representatives of Glass Lewis and Institutional Shareholder Services.

During 2024, we met with all that accepted our request, totaling nearly 44% of the total shares outstanding held by institutional stockholders, in addition to representatives from Glass Lewis. Key themes discussed included our industry and Company’s recovery from COVID-19, anticipated box office implications from the Hollywood strikes, and executive compensation, as well as talent management, corporate social responsibility and sustainability following the publication of our inaugural Sustainability Report in 2023. As a result of the incremental disclosures incorporated in last year's proxy statement, we had strong Say-On-Pay (95% in favor) vote, a significant improvement from the 84% vote the year before.

Responsiveness to Shareholder Feedback

After considering feedback from stockholders gathered during the proactive engagement discussions, we have instituted the following practices and disclosures:

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expanded language throughout the proxy for clarity on governance;
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included more diversity disclosure regarding gender and racial composition of our Board;

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▪
included commentary regarding succession planning and executive transition;
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elaborated on compensation changes made in response to the profound impact of COVID-19 on our business;
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incorporated separate performance metrics for short-term versus long-term incentives in 2022; and
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provided commentary regarding performance-based compensation in 2023.

Corporate Governance Policies and Charters

The following documents make up our corporate governance framework:

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Fifth Amended and Restated Corporate Governance Guidelines;
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Third Amended and Restated Charter of the Audit Committee (Audit Committee Charter);
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Second Amended and Restated Charter of the Governance Committee (Governance Committee Charter);
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Second Amended and Restated Compensation Committee Charter (Compensation Committee Charter);
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Strategic Planning Committee Charter; and
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Clawback Policy.

Current copies of the above documents are available publicly on our website at https://ir.cinemark.com under the “Governance” tab.

Code of Business Conduct and Ethics

The Company’s Code of Business Conduct and Ethics applies to directors, executive officers and all of our employees and sets forth our policies on critical issues such as conflicts of interest, insider trading, protection of our property, business opportunities and proprietary information. We will post on our website any amendment to, or a waiver from, a provision of the Code of Business Conduct and Ethics for directors and executive officers that have been approved by our Board or any Board committee. During 2023, there were no amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics for any director or executive officer. The Code of Business Conduct and Ethics is available on our website at https://ir.cinemark.com under the “Governance” tab.

Stockholder Communications with the Board

As stated in our Corporate Governance Guidelines, any Company stockholder or other interested party who wishes to communicate with the non-management directors may direct such communications by writing to the:

Company Secretary

Cinemark Holdings, Inc.

3900 Dallas Parkway

Plano, TX 75093

The communication must be clearly addressed to the Board or to a specific director. If a response is desired, the individual should also provide contact information such as name, address and telephone number. All such communications will be reviewed initially by the Company Secretary, who will forward to the appropriate director(s) all correspondence, except for items of the following nature:

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advertising;
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promotions of a product or service;
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patently offensive material; and
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matters completely unrelated to the Board’s functions, Company performance, Company policies or that could not reasonably be expected to affect the Company’s public perception.

The Company Secretary will prepare a periodic summary report of all such communications for the Board. Correspondence not forwarded to the Board will be retained by the Company and will be made available to any director upon request.

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DIRECTOR COMPENSATION

2023 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total Compensation Actually Received ($)
Darcy Antonellis	110,000	134,998	244,998
Benjamin Chereskin	102,500	134,998	237,498
Nancy Loewe	112,500	134,998	247,498
Kevin Mitchell	85,000	134,998	219,998
Steven Rosenberg	107,500	134,998	242,498
Enrique Senior	85,000	134,998	219,998
Carlos Sepulveda	195,000	134,998	329,998
Raymond Syufy	85,000	134,998	219,998
Nina Vaca	112,500	134,998	247,498
Mark Zoradi	85,000	134,998	219,998

(1)
The grant date fair values were calculated in accordance with FASB ASC Topic 718. See Note 18 to the Company’s 2023 Annual Report on Form 10-K, for discussion of the assumptions used in determining the grant date fair values of these share based awards, including forfeiture assumptions and the period over which the Company will recognize compensation expense for such awards.

In accordance with the Compensation Committee Charter, the Compensation Committee, in consultation with the Governance Committee, sets the compensation of our Board members. Pearl Meyer, the Compensation Committee’s independent compensation consultant, periodically reviews and provides the Compensation Committee with a comparison between the Company’s director compensation practices and those of other similarly situated companies. The Board makes changes to its director compensation practices only upon the recommendation of the Compensation Committee and following discussion and unanimous concurrence by the full Board.

The compensation of our non-employee directors is subject to our Third Amended and Restated Non-Employee Director Compensation Policy (“Director Compensation Policy”). Under the Director Compensation Policy, a non-employee director is one who is not (i) an employee of the Company or any of our subsidiaries or (ii) an employee of any of the Company’s stockholders which has contractual rights to nominate directors. Therefore, Mr. Gamble did not receive any compensation for his services on the Board or any of its committees for 2023.

The compensation of the directors during 2023 pursuant to our Non-Employee Director Compensation Policy is as follows:

(a)
a base director retainer of $80,000;
(b)
additional retainer of $90,000 for the non-employee director who serves as the non-executive Chairman of the Board;
(c)
additional cash retainer for services on the committees as follows:

Committee	Chair ($)	Member ($)
Audit	25,000	12,500
Compensation	25,000	12,500
Governance	15,000	7,500
Strategic Planning	10,000	5,000

Annual cash retainers are paid in four equal quarterly installments at the end of each quarter for services rendered during the quarter. All directors are reimbursed for travel related expenses incurred for each Board meeting they attend.

In addition to the annual cash retainers, each non-employee director receives an annual grant of restricted stock valued at $135,000. The number of shares of restricted stock granted is determined by dividing $135,000 by the closing price of Common Stock on the grant date, rounded down to the nearest whole share. The grant date is typically on or around June 15. The annual stock awards vest on the first anniversary of the grant date subject to continued service to the Company through the vest date. The directors are also subject to our stock ownership guidelines and are required to retain common stock ownership five times the value of their base retainer. Our Amended and Restated 2017 Omnibus Incentive Plan (the “2017 Plan”) imposes a $1,000,000 limit on the compensation that can be awarded to a non-employee director in any given fiscal year, including the sum of (i) cash compensation and (ii) the grant date fair value of equity compensation under the 2017 Plan.

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COMMITMENT TO SUSTAINABILITY

Cinemark is one of the largest and most influential theatrical exhibition companies in the world with more than 500 theaters and nearly 5,800 screens in 14 countries. We are committed to creating an inclusive and respectful workplace where we support each other in reaching our full potential.

ESG Oversight

In 2022, Cinemark’s full Board established a framework to formally monitor and review environmental, social and governance matters. During 2023, Cinemark focused not just on advancing its efforts, but also on increasing transparency and communications concerning those efforts. Our executive leadership team established an internal cross-functional team that was tasked with driving continued progress in the initiatives that promote sustainability and further transparency. In 2023, the “ESG Working Group” was renamed to the “Sustainability Working Group” to reflect Cinemark’s comprehensive approach to sustainability policies, practices and goals.

We completed our initial assessment of sustainability priorities during 2023. This process included examining key data points requested by a range of key stakeholders, including investors, customers, employees, and ESG rating organizations and by studying industry peers. Our analysis of sustainability topics included alignment to the Sustainability Accounting Standards Board (SASB). We then drew upon subject matter expertise to collect and organize content. Against this backdrop, management determined that the three areas of focus for our comprehensive sustainability program and strategy were: (1) Environmental Responsibility; (2) Social Impact; and (3) Culture of Governance.

ENVIRONMENTAL RESPONSIBILITY

As part of our comprehensive approach to sustainability, Cinemark is committed to responsible environmental practices that include conservation of natural resources, pollution prevention, and waste reduction. We foster environmental responsibility with our employees and other partners by encouraging them to reduce consumption while applying an ethical approach to disposal efforts. As environmental concerns become more prevalent, we recognize the value in complying with increased regulations and applicable environmental standards.

Cinemark is committed to environmental sustainability in our communities, including reducing our footprint through energy efficiency measures and reducing waste through co-mingled recycling programs. Highlights of our efforts and accomplishments include:

•
Encouraging environmentally friendly workplace practices by supporting recycling and separation of waste throughout our facilities.
•
Providing over 160 free electric vehicle (EV) fast-charging stations for guests and employees, supporting our U.S. communities in living more sustainable lives.
•
Diverting approximately 68,000 tons of waste to recycling over the past decade.
•
Engaging in strategic partnerships with energy industry professionals to stay on top of upcoming opportunities in the communities in which we operate or plan to build theaters.

Cinemark complies with all applicable legal and regulatory requirements to control and reduce its environmental footprint. We are committed to making the necessary investments in systems and technology to ensure compliance and to meet or

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exceed these standards. We are continuously researching and designing innovative ways to boost efficiency, such as utilizing high-efficiency electrical equipment including LED and motion detector lighting and high-efficiency HVAC units. We will continue to engage with suppliers throughout our global value chain to measure and manage these impacts to conserve resources, reduce costs, and promote environmentally-responsible practices in line with our values.

SOCIAL IMPACT

We believe our most important asset is our team members. We continually strive to use our knowledge, talents, and resources to improve the quality of life of our communities, customers, and workforce. By developing our culture with a focus on improving social impact, we will continue to drive innovation in our company and our industry.

We strive to foster a culture of inclusion, so all team members are respectfully treated consistent with our culture, which was built to promote positive attitudes, strong work ethics and individual authenticity. We believe a representative workforce fosters innovation and cultivates an environment of unique and broad perspectives.

Our Board of Directors recognizes that a culture of equity helps us compete more effectively, sustain success, and build long-term shareholder value. We believe that inclusion is central to our innovation and productivity; that the company is stronger because of the variety of backgrounds, perspectives, and experiences of its employees and board. Some highlights include:

•
Because we know that creating an environment of safety for our team members starts with each leader setting the tone, our leaders receive education on how to foster an inclusive workplace.
•
We support employee-driven support groups, which help foster inclusion among all teammates, build awareness and recruit and retain a diverse workforce.
•
We recognize cultural heritage celebrations, including on-campus celebrations highlighting cultural milestones.

We work hard to create a rewarding and supportive environment that empowers our employees to thrive. We have continued to enhance our Human Capital Management (HCM) reporting and practices to enable our leaders to effectively hire talent and manage teams. These practices include standards for setting goals, performance evaluations, succession planning, and continuous learning and development. We are committed to pay equity and regularly review our compensation model to ensure fair and inclusive pay practices.

Cinemark works to build self-reliant and healthy communities through a variety of regional and local initiatives, as well as key partnerships. Our employees have opportunities to make an impact as they share their time and skills in our communities, while Cinemark strives to be an exemplary corporate citizen through its three Corporate Social Responsibility (CSR) focus areas of child advocacy, human rights, disaster relief and food scarcity. Some recent highlights include:

•
Child Advocacy: Variety – the Children’s Charity of Texas, a charitable organization that opens up the world for kids with special needs and their families by providing resources and empowering experiences. St. Jude Children’s Research Hospital advances cures, and means of prevention, for pediatric catastrophic disease through research and treatment.
•
Human Rights: Dallas Holocaust and Human Rights Museum, which is dedicated to teaching the history of the Holocaust and advancing human rights to combat prejudice, hatred, and indifference.
•
Disaster Relief and Food Scarcity: Will Rogers Motion Picture Pioneers Foundation provides supportive counseling and financial assistance to help with expenses, such as medical care, housing assistance, and other support, to aid members of the motion picture industry who find themselves in need. North Texas Food Bank that provides access to nutritious food to those in North Texas in their endeavor to close the hunger gap.

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CULTURE OF GOVERNANCE

We emphasize a culture of accountability and conduct our business in a manner that is fair, ethical, and responsible to earn the trust of our stakeholders. We also maintain governance, compliance, and risk management programs to help ensure compliance with applicable laws and regulations governing our business practices. We believe that good corporate governance is important to ensure that Cinemark is managed for the long-term benefit of its shareholders.

Cinemark is governed by an eleven-person board. This Board is responsible for the oversight of the management of our company and its business for the long-term benefit of our stakeholders. Its members set the tone for Cinemark and operate under a set of published Corporate Governance Guidelines, which are based on best practices that meet or exceed the NYSE's and SEC's existing standards. We feature an independent, experienced and diverse Board with expertise in a broad set of areas relevant to our business. Our Code of Business Conduct and Ethics requires all of our directors, officers, and employees to conduct business in an ethical manner and in compliance with all applicable laws, rules and regulations.

Our Audit Committee has responsibility for oversight of our risk management processes and regularly discusses with management our major risk exposures and strategies. We implement comprehensive risk management programs to ensure compliance with applicable laws and regulations governing ethical business practices, including our relationships with suppliers, customers and business partners. Our IT systems include 24/7 monitoring and use a combination of industry-leading tools and innovative technologies to help protect our stakeholder’s data.

We believe that strong corporate governance and effective management of enterprise risk and social supply chain are crucial for the long-term success of our business. Management regularly monitors and manages supply chain risks, while adhering to a business code of conduct for vendor selection. Vendors must comply with local laws and ethical business practices, which we assess through audits, contracts, and terms and conditions on purchase orders. We seek long-term relationships with partners based on mutual trust, respect, values and cooperation.

We routinely engage with our stakeholders to better understand their views on sustainability matters, carefully considering the feedback we receive and acting when appropriate. For more information on our sustainability program and policies, or to read our inaugural Sustainability Report, please visit: https://ir.cinemark.com/corporate-governance.

EXECUTIVE COMPENSATION

Item 2: Advisory Vote to Approve Compensation of Named Executive Officers

As required by Section 14A of the Exchange Act, we provide our stockholders with the opportunity to vote to approve, on a non-binding and advisory basis, the compensation of our named executive officers. Because the vote on this compensation program is advisory in nature, it will not affect any compensation already awarded to any named executive officer and will not be binding on or overrule any decisions made by the Compensation Committee or the Board. The vote on this resolution is not intended to address any specific element of compensation. Rather, this vote relates to the compensation of our named executive officers as a whole, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

Our compensation program, overseen by the Compensation Committee, is designed to attract and retain a talented team of executives who can deliver on our commitment to build long term stockholder value. The Compensation Committee believes our program is competitive in the marketplace, links pay to performance and is aligned with the prevailing best practices on corporate governance as evidenced by our strong 2023 Say-On-Pay (95% in favor) vote..

The Compensation Committee and the Board considers the results of this advisory vote when formulating future executive compensation policy. The results of this vote serve as an additional tool to guide the Compensation Committee and the Board in continuing to align the Company’s executive compensation program with the interests of the Company and its stockholders. The results of this vote also guide the Compensation Committee and the Board to ensure that our executive compensation program is consistent with our commitment to high standards of corporate governance.

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We ask our stockholders to vote on the following resolution at the 2024 Annual Meeting:

“RESOLVED, that the Company’s stockholders approve on an advisory basis the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosure.”

The Board unanimously recommends a vote FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.

Compensation Discussion and Analysis

Named Executive Officers

The following Compensation Discussion and Analysis (“CD&A”) describes the material elements of our executive compensation program, as well as perspective and context for decisions made regarding the compensation of our CEO, CFO and our three other most highly compensated executive officers (“NEOs”) for the year ended December 31, 2023. These executive officers are:

Name	Age	Position
Sean Gamble	49	President and Chief Executive Officer
Melissa Thomas	44	Executive Vice President-Chief Financial Officer
Michael Cavalier	57	Executive Vice President-General Counsel and Business Affairs, Secretary
Valmir Fernandes	63	President-Cinemark International
Wanda Gierhart	59	Chief Marketing & Content Officer

Sean Gamble has served as our President and Chief Executive Officer since January 1, 2022. Prior to being Cinemark’s President and CEO, Mr. Gamble served as our COO and CFO beginning in January 2018 and as our Executive Vice President and CFO since August 2014. Mr. Gamble worked for the Comcast Corporation as Executive Vice President and CFO of Universal Pictures within NBCUniversal, one of the world’s leading media and entertainment companies, from February 2009 until April 2014. He joined Comcast after 15 years at the General Electric Company where he held multiple senior leadership positions, including CFO of GE Oil & Gas’ equipment business based in Florence, Italy, from May 2007 until January 2009.

Melissa Thomas has served as our Executive Vice President-Chief Financial Officer since November 2021. Prior to joining Cinemark, from February 2020 to October 2021, Ms. Thomas served as Groupon Inc.’s Chief Financial Officer and served as Groupon’s Interim Chief Financial Officer from August 2019 to her appointment as Chief Financial Officer, its Chief Accounting Officer and Treasurer from November 2018 until her appointment as Interim Chief Financial Officer and its Vice President of Commercial Finance from May 2017 until her appointment to Chief Accounting Officer and Treasurer. Prior to joining Groupon, Ms. Thomas served in a variety of finance and accounting leadership roles at Surgical Care Affiliates and Orbitz Worldwide. Prior to her employment at Orbitz, Ms. Thomas held accounting positions at Equity Office Properties and began her career at PricewaterhouseCoopers.

Michael Cavalier has served as our Executive Vice President-General Counsel and Business Affairs since July 2021, our Executive Vice President-General Counsel and Secretary since February 2014, our Senior Vice President-General Counsel and Secretary since January 2006, our General Counsel since 1997 and our Associate General Counsel from 1993 to 1997. He has been with Cinemark for more than 30 years.

Valmir Fernandes has served as our President of Cinemark International, L.L.C. since March 2007 and the General Manager of Cinemark Brasil, S.A from 1996 to March 2007. He has been with Cinemark for more than 26 years.

Wanda Gierhart has served as our Chief Marketing and Content Officer since July 2021 and as our Executive Vice President – Chief Marketing Officer from January 2018 to July 2021. Prior to joining Cinemark, Ms. Gierhart served as Chief Marketing Officer of Neiman Marcus Group, an omnichannel luxury retailer. Ms. Gierhart also served as President and CEO of TravelSmith, a travel clothing and accessory retailer. She also has extensive marketing and merchandising experience with varying roles and responsibilities across major retail brands.

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Compensation Practices

We strive to align our executive compensation program with the interests of the Company and our stockholders. The Compensation Committee monitors executive compensation best practices to incorporate into our compensation program. Highlighted below are certain pay practices that we utilize, and those that we avoid, to maintain discipline in our executive compensation program.

Pay Practices We Utilize

Base salary	Competitive, market-driven base salary.
Link pay to performance

A significant portion of executive compensation is linked to Company performance. A substantial majority of our NEOs fiscal 2023 compensation was variable compensation tied to our financial performance.

Alignment of performance metrics with Company’s strategy

Compensation aligned with successful implementation/deployment of the Company’s short- and long-term strategies through a variety of performance metrics used in our performance-based incentive programs.

Risk mitigation	Caps on the maximum level of payouts, multiple performance metrics and board oversight or approvals to mitigate undue risk.
Stock ownership guidelines	Stock ownership guidelines ensure that our executive officers and directors are financially invested in the Company alongside our stockholders.
Limited perquisites	Limited perquisites to our executives.
Change of control	Employment agreements that contain double triggers for change in control.
Compensation clawback	Ability to recoup certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements.

Pay Practices We Avoid

Risk	We do not reward imprudent risk taking.
Change in control	There are no “single trigger” provisions in employment agreements for change in control.
Pension	No pension benefits.
No short-sales or hedging and restricted pledging transactions

Strictly prohibit officers and directors from engaging in short selling, put, call, or other derivative transactions or hedging or other monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, in our common stock.

No tax gross-ups	No tax gross-ups on compensation or personal benefits.
No repricing underwater stock options	Equity plan prohibits the repricing of stock options or SARs.

In addition to maintaining discipline in our executive compensation program, these pay practices create an overall compensation program designed to motivate, reward and retain our teammates, including NEOs, for their performance on a short-term and long-term basis. Further, these pay practices help to ensure that excessive or unnecessary risk taking is discouraged and support a level of risk taking that is not reasonably likely to have a material adverse effect on the Company.

2023 Say-On-Pay Result

At the 2023 Annual Meeting, approximately 95% of the stockholder votes cast on say-on-pay were voted in favor of the proposal, which was a significant improvement over the 84% favorable vote received at the 2022 Annual Meeting. The Compensation Committee believes that this substantial majority of votes in favor affirms stockholders’ support for our approach to executive compensation. Every year we endeavor to have discussions with a significant number of our institutional investors in order to better understand their views on our compensation practices. The Compensation Committee carefully considers this feedback in designing the key components of our executive compensation program.

Our Compensation Philosophy

Our executive compensation program is structured to attract, motivate, reward, and retain high caliber talent who will lead the Company to expand its competitive advantage and deliver sustainable profitability. This includes building a solid foundation for long-term growth while consistently achieving strong near-term results. The Compensation Committee takes a holistic view of pay and performance and ensures that there is appropriate alignment with Company performance, overall business strategy and culture. We hire high-caliber individuals who can define a strategy to execute our long-term vision

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while continuing to deliver our mission of making the movie-going experience memorable by providing world class facilities and services and by engaging with our customers. To ensure that our key executives are incentivized appropriately to deliver our mission and vision, the Compensation Committee has designed an executive compensation program that strongly aligns with the interests of stockholders in creating sustainable long-term stockholder value by directly linking pay to Company and individual performance. Each of the measures in our performance-based plan is designed to align with and support our business strategy – create an extraordinary guest experience, deepen customer loyalty, and pursue growth opportunities.

Principal Elements of 2023 Executive Compensation

The pay elements that we utilize are crafted to attract and retain top talent, pay for performance and strike a balance between performance and risk taking. We achieve these goals by offering both short-term and long-term incentive awards, which include a mix of both time- and performance-based vesting requirements, each of which aligns the interests of our executives with our stockholders and encourages focus on both short and long-term success.

Overall, a considerable portion of the compensation payable to our named executive officers is “pay-at-risk.” The following chart illustrates how base salary, short-term incentive awards, restricted stock and performance stock units were allocated for fiscal 2023. For the purposes of the below illustration, the short-term incentive award has been valued at the actual payout amount and the performance stock units have been valued at the target amount on the grant date.

	CEO	Other NEOs

Base Salary			▪ Base salary provides reasonable yet market-competitive fixed pay reflective of an executive’s role, responsibilities and individual performance
Short-Term Incentive Program			▪ Payout under the 2023 STIP was based on achievement of Adjusted EBITDA goals that were aligned with our annual operating budget
Performance Stock Unit Award
Annual Equity Awards
▪
The performance goals related to our 2023 performance stock unit awards are based on the achievement of three-year cumulative Adjusted EBITDA goals and three-year cumulative cash flow goals for the period January 1, 2023 - December 31, 2025. Performance stock units are not earned unless a threshold level is achieved. Performance stock units cliff vest on the third anniversary of the grant date.

Restricted Stock Award

▪ Restricted stock awards that vest ratably over a 3-year period and incentivizes retention

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Base Salary

The Compensation Committee sets base salaries for named executive officers after examining market data provided by Pearl Meyer (our independent executive compensation advisor) and comparing against peers to align salaries with market conditions, also taking into account the scope and nature of the individual’s job responsibilities, performance, experience and other objective factors deemed relevant by the Compensation Committee. Given Mr. Gamble's relatively recent promotion to CEO (January 2022), his base salary was below market. The 9% increase in 2023 was approved by the Compensation Committee to better align to market. The Compensation Committee considers salary adjustments at its regularly scheduled February meeting with those adjustments becoming effective in March each year.

The base salary for each named executive officer for 2023, as well as the percent change over 2022, is illustrated in the chart below:

Name	Position	2022 Salary ($)	2023 Salary ($)	% Change
Sean Gamble	President and Chief Executive Officer	825,000	900,000	9.1%
Melissa Thomas	Executive Vice President-Chief Financial Officer	575,000	596,164	3.7%
Michael Cavalier	Executive Vice President-General Counsel and Business Affairs, Secretary	583,334	597,699	2.5%
Valmir Fernandes	President-Cinemark International	563,336	577,699	2.5%
Wanda Gierhart	Chief Marketing & Content Officer	520,833	537,699	3.2%

Short-Term Performance-Based Incentive Awards

Introduction

Our short-term incentive program (“STIP”) is an annual cash-based performance incentive award program, typically based on metrics established in our annual operating budget and which requires the achievement of a threshold level of financial performance for any payout. The participants in our STIP are rewarded for achieving short-term financial and operational goals based upon individual targets expressed as a percentage of base salaries. For the named executive officers, the target STIP opportunities are set by the Compensation Committee taking into account a variety of factors, including peer group data, CEO’s recommendation (except for his own) and the individuals current and anticipated contribution to the strategic goals of the Company. Each participant in our STIP is entitled to receive a ratable portion of his/her target payment based upon the Company’s level of achievement, within the range of threshold and maximum percentages, of the target metric set by the Compensation Committee.

As part of the year-end performance review process, the manager for each participant in the STIP (other than the CEO) evaluates such individual’s performance against his/her annual business objectives and goals. Based upon this review a discretionary modifier up to a maximum +/- 15% may be applied to adjust the individual’s STIP payout (“ABO Modifier”).

Each STIP payout is calculated by applying the following formula:

Base Salary	X	Target Payment (% of Base Salary)	X	% Attainment	+/-	ABO Modifier	=	Actual STIP Payout

STIP payments are paid for the most recently completed fiscal year (assuming performance levels have been met) as soon as administratively practical after the amounts are determined and certified by the Compensation Committee during the first quarter after the performance year.

2023 STIP Award Opportunities

Name	Position During 2023	% of base salary	Threshold (% of target)	Target (% of target)	Maximum (% of target)
Sean Gamble	President and Chief Executive Officer	150%	50%	100%	200%
Melissa Thomas	Executive Vice President-Chief Financial Officer	90%	50%	100%	200%
Michael Cavalier	Executive Vice President-General Counsel and Business Affairs, Secretary	90%	50%	100%	200%
Valmir Fernandes	President-Cinemark International	90%	50%	100%	200%
Wanda Gierhart	Chief Marketing & Content Officer	70%	50%	100%	200%

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2023 STIP Performance Goals and Results

The Compensation Committee sets performance goals for the STIP in February of each year, and has historically established threshold, target, and maximum payout goals based on Adjusted EBITDA, which is regarded as a key performance metric in our industry and a core valuation metric for our shareholders. For 2023, the Compensation Committee used worldwide Adjusted EBITDA to establish the STIP targets, which was based on the annual operating budget approved by our Board of Directors.

The cash bonus achievement under the STIP is determined using the Company’s reported Adjusted EBITDA with certain add-backs and adjustments for cash bonus accruals, certain severance payments, if any, dividends from non-subsidiaries, revenues from National CineMedia, LLC, unusual expenses such as those related to accounting changes, a +/-5% collar for foreign exchange fluctuation, the industry box office adjustment discussed below and other adjustments the Compensation Committee deems appropriate, including, but not limited to, factors such as extraordinary, unusual and non-recurring events that were not included in the approved annual operating budget (the “STIP Adjusted EBITDA”). Our performance is highly dependent upon the timing, popularity and quantity of films released by the distributors, which requires a significant number of assumptions and projections in setting the budgeted Adjusted EBITDA target. In recognition of the uncertainty around setting such assumptions, the Compensation Committee determined that the STIP Adjusted EBITDA target may be adjusted, upward or downward, at the end of each performance year, to eliminate any variance between the actual North American and Latin American industry box office for the fiscal year and the industry forecasts used to set the STIP target for the year. North American industry box office performance and relevant Latin American attendance assumptions meaningfully impacts our Adjusted EBITDA due to its effect on attendance-driven revenue and costs but is largely outside of the Company’s control. The industry box office adjustment is intended to modify the STIP Adjusted EBITDA target to eliminate the negative or positive impacts of these non-controllable factors. The STIP Adjusted EBITDA target is adjusted upward or downward by approximately $10 million for every 1% change in the North American industry box office assumptions used for setting the 2023 annual operating budget and upwards or downwards by approximately $2 million for every 1% change in associated Latin America industry attendance assumptions used for setting the 2023 annual operating budgets. Results between the percentages are interpolated.

The worldwide STIP Adjusted EBITDA targets for 2023 were as follows:

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2023 STIP Payouts

As outlined in 2023 achievements, Cinemark significantly outperformed the industry box office results and our peers operating and financial results through diligent focus and execution in advancing our strategic initiatives to position the Company for long-term success. As a result, Cinemark delivered industry-leading results in each of its key performance metrics, including total revenues, Adjusted EBITDA, Adjusted EBITDA margin, free cash flow and net leverage ratio. In 2023 the North American industry box office was $9.1 billion, which exceeded by approximately 7% the $8.5 billion North American box office assumption. The associated industry attendance in relevant Latin America territories exceeded the approved annual operating budget by approximately 17%. As a result of the combined North American box office and Latin America attendance over performance, the STIP Adjusted EBITDA targets were adjusted upward as follows:

In February 2024, the Compensation Committee certified the STIP Adjusted EBITDA calculation for the STIP and approved the STIP amounts to be paid for the 2023 performance period. The Company attained world-wide Adjusted EBITDA of $594.1 million (calculated as set forth on Annex A) for the year ended December 31, 2023. The Company's out-performance to target was primarily fueled by growth in food and beverage per caps and average ticket price, maintaining market share gains and lower film rental rates. As a result, the Compensation Committee determined that, after giving effect to the adjustments discussed above, the STIP Adjusted EBITDA achieved was $550.0 million, or 116% of the STIP Adjusted EBITDA target, as adjusted for industry results, equating to a payment of 181% of the individual target for each of the NEOs.

The 2023 STIP payments for our NEOs are illustrated in the table below.

Name	Target ($)	Target Payment (% of Base Salary)	% Attainment	ABO Modifier	Actual STIP Payout ($)
Sean Gamble	1,350,000	150%	181%	—	2,443,500
Melissa Thomas	540,000	90%	181%	7.5%	1,017,901
Michael Cavalier	540,000	90%	181%	7.5%	1,017,901
Valmir Fernandes	522,000	90%	181%	15.0%	1,023,121
Wanda Gierhart	378,000	70%	181%	7.5%	712,530

Annual Equity Incentive Awards

Introduction

Long-term equity compensation is a key element of our executive compensation program. It is used to (i) attract, motivate, reward and retain key talent and (ii) align our executive’s interest with stockholders’ interests to maximize long-term stockholder value. Equity compensation also reinforces an ownership mentality among our executives.

Annual equity awards are made to our named executive officers in amounts that take into consideration Company and individual performance, level of responsibility, an individual’s ability to influence our long-term growth, performance and strategy, among other factors. In 2023, the Compensation Committee used two forms of equity compensation.

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Restricted Stock Awards – designed to reward executives for increases in stockholder value (through our stock price) as well as maintain the continuity of our leadership.	These awards have a three-year ratable vesting schedule from the grant date, which enhances the retentive and motivational value of the awards and balances the value delivered over time.

Annual Performance Stock Unit Awards – designed to drive results based upon achievement of certain pre-established performance metrics relating to performance period determined by the Compensation Committee.

These awards vest 100% on the third anniversary of the grant date, provided the applicable performance goals were achieved for the established performance period.

Our equity awards are subject to forfeiture if the recipient fails to remain employed through the vesting period. Holders of unvested restricted stock are entitled to vote the underlying shares and receive dividends. Holders of unvested performance stock units have dividend rights that accrue and are paid on the vesting date to the extent the holder remains employed by the Company. Special grants of equity awards may also be authorized by the Compensation Committee for, among other things, new hires and promotions, exceptional performance or retention purposes.

2023 Annual Equity Incentive Awards

The Compensation Committee determined the annual equity grant for each of our NEOs at its regularly scheduled February 2023 meeting. For the NEOs, the equity grant was split with approximately 40% of the total grant value consisting of restricted stock awards (“RSA”) and the remaining 60% awarded in performance stock unit awards (“PSU”). The Compensation Committee established a three-year performance period for the 2023 performance stock unit awards. The targets for the performance stock units were established by the Compensation Committee at the time of grant and are based upon the Company’s three-year cumulative Adjusted EBITDA and three-year cumulative cash flows for the 2023, 2024 and 2025 fiscal years (each with equal weighting), as these metrics are relevant for achieving the Company’s strategic goals of continuing to strengthen the Company's balance sheet and position the Company for long term success. Performance stock units may be earned only if the Company’s three-year cumulative Adjusted EBITDA and three-year cash flows are greater than the threshold amount established for each. Similar to the STIP, industry box office performance meaningfully impacts Adjusted EBITDA and cash flows. Accordingly, the industry box office adjuster is used to adjust the STIP Adjusted EBITDA target and the Adjusted EBITDA and cash flow targets for PSUs.

Each of the named executive officers received an annual equity grant at their target levels. The table below shows the grant date value of the restricted stock awards and performance stock units.

Name	Target Equity % of Base	Target RSA ($)[1]	Target PSU ($)[1]	Total Award ($)
Sean Gamble	600	2,160,000	3,240,000	5,400,000
Melissa Thomas	175	420,000	630,000	1,050,000
Michael Cavalier	175	420,000	630,000	1,050,000
Valmir Fernandes	150	348,000	522,000	870,000
Wanda Gierhart[2]	150	324,000	486,000	810,000

1.
The grant date fair values were calculated in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures).
2.
Ms. Gierhart also received a special grant of restricted stock awards with a grant date value of $500,000, which will vest on the third anniversary of the grant date. See Grants of Plan-Based Awards on page 34.

Compensation-Setting Process

We utilize a combination of objective data along with the Company’s business needs in our compensation decision-making process, and we strive to ensure that our programs are complementary, balance risk, and support both the short- and long-term objectives of the Company.

Roles and Responsibilities

Compensation Committee Comprised entirely of “Non- Employee Directors” for purposes of Rule 16b-3 under the Exchange Act

In the compensation decision making-process for our President & Chief Executive Officer and the other NEOs

▪ Reviews benchmark data, the Company’s historical performance against performance targets for incentive compensation awards, the Company’s overall financial performance and our President & Chief Executive Officer’s overall performance.

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▪ Approves the compensation levels and performance targets under our STIP and our long-term annual equity incentive awards (“LTIP”) for our President & Chief Executive Officer and also determines whether and to what extent pre-established performance targets have been met.

▪ Approves all components of our President and Chief Executive Officer’s compensation, including base salary, STIP and any LTIP.

In the compensation-decision making process for our other NEOs

▪ Responsible for approving all components of executive compensation as well as for approving performance targets for our STIP and any LTIP targets, and determining whether and to what extent any pre-established performance targets have been met.

▪ Reviews and approves all new and revised executive compensation programs.

Human Resources Officer

In the compensation-decision making process for our President & Chief Executive Officer

▪ Works with our compensation consultant to develop and review benchmark information.

In the compensation-decision making process for our NEOs

▪ Works with President & Chief Executive Officer to develop recommendations for all components of the officers’ compensation, including recommending compensation levels and performance targets under our STIP and any LTIP.

Chief Executive Officer

In the compensation-decision making process for our other NEOs

▪ Works with our Human Resources Officer to develop recommendations for all components of an officers’ compensation, including recommending compensation levels and performance targets under our STIP, annual equity awards, and any LTIP.

▪ Reviews the recommendations with the Compensation Committee.

Independent Compensation Consultant

▪ Provides market data, benchmark research, survey information, peer group selection recommendations, and other research relating to executive compensation.

▪ Works with our human resources team, including our Human Resources Officer and the Compensation Committee.

Competitive Market Positioning

For 2023, the Compensation Committee retained Pearl Meyer as its independent compensation consultant. All research for executive compensation conducted by Pearl Meyer is provided to the Compensation Committee.

In 2023, Pearl Meyer assisted with the determination and recommendation as to the form and amount of director and executive compensation. The Compensation Committee evaluated the independence of Pearl Meyer under applicable NYSE rules, including the services provided and the associated fees paid, and has concluded that Pearl Meyer was independent and that its engagement did not present any conflicts of interest.

The Compensation Committee conducted a review of the direct compensation components paid to our NEOs against a specific benchmark peer group, with a focus on base pay, annual performance incentive pay and stock-based compensation. This benchmark group consisting of 14 companies (referred to as the “Peer Group”), was selected based on the following attributes:

▪
Companies within a specified range of the Company’s revenues and market capitalization.
▪
Companies within media and entertainment, leisure facilities and restaurant industries.
▪
Companies with which we may compete for executive talent.

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The Peer Group is reviewed, updated, and approved annually by the Compensation Committee and may change periodically.

The 2023 Peer Group was comprised of the following companies:

AMC Entertainment Holdings, Inc.	Bloomin’ Brands, Inc.	Brinker International, Inc.

Cedar Fair, L.P.	Cineplex, Inc	Cineworld Group, LLC

Dave & Buster’s Entertainment, Inc.	Hyatt Hotels Corporation	IMAX Corporation

Lions Gate Entertainment Corp.	Live Nation Entertainment, Inc.	Six Flags Entertainment Corporation
The Madison Square Garden Company	Wyndham Hotels & Resorts, Inc.

The Compensation Committee also uses survey compensation data provided by Pearl Meyer. Utilizing the peer data and the survey data, the Compensation Committee evaluates the amount and proportions of base salary, annual incentive pay and long-term compensation, as well as target total direct compensation for the Company’s NEOs. Compensation Committee decisions are qualitative and a result of the Compensation Committee’s business judgment, which is informed by the market data provided by Pearl Meyer. The Compensation Committee believes that the compensation opportunities provided to our Named Executive Officers are appropriate. The Compensation Committee continues to monitor current trends and will modify its programs as it determines appropriate.

Additional Compensation Practices

Stock Ownership Guidelines

The Compensation Committee maintains stock ownership guidelines to further align the interests of our executive officers and directors with the interests of our stockholders and to encourage long-term stock ownership. The guidelines apply for so long as the executive officer or director occupies such positions.

The stock ownership guidelines for named executive officers and directors is shown below as multiples of base salary and annual cash retainer, respectively:

Role	Stock Ownership Requirement
Chief Executive Officer	5 x
Executive Vice Presidents	2 x
Board of Directors	5 x

All shares of common stock beneficially owned by the executive officer or director, including time-based restricted stock are counted towards the ownership requirement. Executive officers and directors have five (5) years from the time they become subject to the guidelines to reach the ownership requirements, and compliance is reviewed every year.

As of the record date for the 2024 Annual Meeting, all named executive officers and all directors were in compliance, or working toward compliance, with the stock ownership requirement.

Compensation Risk Assessment

The Compensation Committee monitors our compensation policies and practices to determine whether our risk management objectives are being met and to adjust those policies and practices to address any incentives that have the potential to encourage risks that are reasonably likely to have a material adverse effect on us and any changes in our risk profile. As part of these considerations and consistent with our compensation philosophy, our compensation program, particularly our annual and long-term incentive compensation plans, are designed to provide incentives for the executives to achieve performance objectives without encouraging excessive risk-taking.

Highlights of the Company’s risk-mitigating compensation program are:

▪
appropriate mix of “short-term" vs. "long-term” pay and “fixed” vs. “variable” pay to reward overall performance;
▪
Company performance measured against objective financial metrics during;
▪
portion of individual cash bonus payout tied to the individual’s ABO ratings, which measures the performance of the individual’s goals set against the Company’s strategic objectives for the year;

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▪
employees’ commitment to our culture of accountability reinforced through a comprehensive performance management and compensation system;
▪
capped payout levels for incentive compensation;
▪
stock ownership requirements for directors, NEOs and executive vice-presidents;
▪
vest of a portion of long-term equity incentive awards linked to Company performance over time;
▪
validation of pay-for-performance on an annual basis by stockholders; and
▪
unconditionally prohibits covered employees from hedging transactions, pledging of Company securities and holding Company securities in margin accounts.

In 2023, the Company adopted a clawback policy that complies with the NYSE listing requirements. The clawback policy requires the Company to recover the amount of erroneously awarded performance-based compensation if the Company is required to file an accounting restatement with the SEC due to the Company's material non-compliance with any financial reporting requirements under applicable securities laws.

Our Compensation Committee monitors and considers the risk mitigating factors when setting executive compensation. Based on such review, the Compensation Committee has concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company or put the Company at risk.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the CD&A as required by Item 402(b) of Regulation S-K with management, and, based on such review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement and incorporated by reference in the Company’s 2023 Annual Report on Form 10-K, and the Board has approved the recommendation.

Respectfully submitted,

Nina Vaca (Chair)

Benjamin Chereskin

Darcy Antonellis

Carlos Sepulveda

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE FOR 2023

The following table sets forth summary information concerning the total compensation earned by our NEOs for each of the last three completed fiscal years.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Sean Gamble(6)	2023	900,000	—	5,399,991	2,443,500	59,002	8,802,493
President and Chief Operating Officer	2022	825,000	—	3,628,435	1,423,125	78,090	5,954,650
	2021	687,587	—	1,507,181	963,000	24,522	3,182,560
Melissa Thomas	2023	596,164		1,049,985	1,017,900	28,107	2,692,156
Executive Vice President –	2022	575,000	—	987,849	815,063	19,868	2,397,780
Chief Financial Officer	2021	95,833	500,000	3,546,616	—	—	4,142,450
Michael Cavalier	2023	597,699	—	1,049,985	1,017,900	59,074	2,724,658
Executive Vice President –	2022	583,334	—	1,005,030	829,238	73,303	2,490,905
General Counsel & Business Affairs, Secretary	2021	563,578	—	952,966	672,067	29,086	2,217,697
Valmir Fernandes	2023	577,699	—	869,985	1,023,120	56,712	2,527,516
President – Cinemark	2022	563,336	—	832,005	839,025	68,350	2,302,716
International	2021	555,012	—	736,396	661,852	31,775	1,985,034
Wanda Gierhart(7)	2023	537,699	—	1,309,982	712,530	42,558	2,602,769
Chief Marketing & Content Officer	2022	520,833	—	920,352	537,469	47,546	2,026,201

(1)
Ms. Thomas was employed as of November 8, 2021. The amount shown for salary in 2021 reflects the pro-rata amount paid during 2021 based upon an annual salary of $575,000.
(2)
Ms. Thomas received a $500,000 sign-on bonus in February 2022.
(3)
The reported numbers reflect the aggregate grant date fair market values of the annual restricted stock awards and performance stock units at target granted in February of each year, the merit increase grants on March 10, 2021 and the special grants to Messrs. Gamble and Cavalier on July 28, 2021 as part of the reorganization of the executive leadership team announced in connection with Mark Zoradi’s retirement. Ms. Thomas was granted 163,816 shares of restricted stock in November 2021 as part of her Employment Agreement which vest over 4 years. For more information on the vesting of Ms. Thomas’ grant refer to the Company’s current report on Form 8-K filed with the SEC on October 13, 2021.

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The values set forth in this column represent the aggregate grant date fair value of time-based restricted stock and performance-based performance stock units computed in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures). The grant date fair values of the performance stock units are based on target achievement as the most probable outcome, computed in accordance with FASB ASC Topic 718. See Note 18 to the Company’s 2023 Annual Report on Form 10-K for a discussion of the assumptions used in determining the grant date fair values of long-term equity incentive awards, including forfeiture assumptions and the period over which the Company will recognize compensation expense for such awards.

As required by the rules of the SEC, the table below provides the grant date fair values of the performance stock units at the maximum level of payment. However, 175% of the target opportunity of the performance stock units awarded in 2022 was certified by the Compensation Committee and shall vest in 2025. No performance stock units were issued in 2021.

Name	2022 ($)	2023 ($)
Sean Gamble	3,812,700	6,479,994
Melissa Thomas	1,037,245	1,259,992
Michael Cavalier	1,055,277	1,259,992
Valmir Fernandes	873,609	1,043,993
Wanda Gierhart	811,754	971,998

(4)
The reported amounts are the cash bonuses earned for the respective fiscal years. The cash bonuses earned for a fiscal year are paid in the first quarter of the following year subject to the attainment of performance targets set by the Compensation Committee at the beginning of the covered fiscal year. The cash bonuses for 2021 were paid on March 2, 2022. The cash bonuses for 2022 were paid on March 1, 2023. The cash bonuses for 2023 were paid on February 28, 2024. See Executive Compensation Components–Cash Bonus for a discussion of how cash bonus is set.
(5)
The compensation reported in this column includes the following:

Name	Fiscal Year	Annual Matching Contributions to 401(K) Savings Plan and HSA ($)	Life, Group and Disability Insurance Premiums Paid by Company ($)	Dividends Paid on Restricted Stock and Vested RSU(i) ($)
Sean Gamble	2023	21,050	7,701	30,251
	2022	19,550	7,699	50,841
	2021	18,025	6,497	—
Melissa Thomas	2023	21,050	7,057
	2022	12,794	7,074	—
	2021	—	—	—
Michael Cavalier	2022	21,050	15,621	22,403
	2022	19,550	15,620	38,133
	2021	18,650	13,215	—
Valmir Fernandes	2023	19,800	18,243	18,669
	2022	18,300	18,274	31,776
	2021	17,400	10,436	—
Wanda Gierhart	2023	21,050	11,828	9,680
	2022	19,550	11,856	16,140

(i)
Dividends paid on all outstanding restricted stock, and dividends paid on performance stock units at the time of vest of the underlying Common Stock. The performance stock units granted in 2019 vested in February 2023.

(6)
Effective January 1, 2022, Mr. Gamble was promoted to President and Chief Executive Officer and received a salary increase as a result. Prior to January 1, 2021, Mr. Gamble was our Chief Financial Officer.
(7)
Ms. Gierhart became a named executive officer after Lee Roy Mitchell’s resignation as Executive Chairman in May 2022; therefore, no information is provided for 2021. See Executive Compensation Components-Base Salary for discussions on how base salary is determined.

For a narrative description of the amounts reported in the Summary Compensation Table for 2023, see Principal Elements of 2023 Executive Compensation on page 25 for a discussion of the various elements of compensation, including general description of the formula or criteria to be applied in determining the amounts payable, material terms of the long-term equity incentive awards, Grants of Plan-Based Awards 2023 table on page 34 for details of the equity granted in 2023 and Discussion of the Terms of the Employment Agreements on page 36 for compensation pursuant to the terms of the respective employment agreements.

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GRANTS OF PLAN-BASED AWARDS IN 2023

The following table specifies the grants of awards made under our cash bonus and equity incentive plans to the NEOs in 2023.

Name	Grant Date(1)	Approval Date(2)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(3)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(4)			All Other Stock Awards: Number of Shares of Stock or Units (#)(5)	Grant date FV of Stock Awards ($)(6)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Sean Gamble	2/20/2023	2/15/2023	675,000	1,350,000	2,700,000	138,699	277,397	554,794		3,239,997
	2/20/2023	2/15/2023							184,931	2,159,994
Melissa Thomas	2/20/2023	2/15/2023	270,000	540,000	810,000	26,969	53,938	107,876		629,996
	2/20/2023	2/15/2023							35,958	419,989
Michael Cavalier	2/20/2023	2/15/2023	270,000	540,000	810,000	26,969	53,938	107,876		629,996
	2/20/2023	2/15/2023							35,958	419,989
Valmir Fernandes	2/20/2023	2/15/2023	261,000	522,000	783,000	22,346	44,691	89,383		521,991
	2/20/2023	2/15/2023							29,794	347,994
Wanda Gierhart	2/20/2023	2/15/2023	189,000	378,000	567,000	20,805	41,609	83,219		485,993
	2/20/2023	2/15/2023							27,739	323,992
	2/20/2023	2/15/2023							42,808	499,997

(1)
The grant date of the long-term incentive awards
(2)
The dates the Compensation Committee approved the bonus targets and grants of the long-term incentive awards
(3)
The reported numbers were the estimated future payouts calculated when the Compensation Committee set the target cash bonus percentages in February.

See “Short-Term Performance-Based Incentive Awards” on page for a description of the STIP process and the target STIP opportunities of each NEO for 2023

(4)
On February 20, 2023, as part of the annual grant cycle, the Compensation Committee awarded Messrs. Gamble, Cavalier and Fernandes and Mses. Thomas and Gierhart an aggregate maximum of 943,148 hypothetical shares of Common Stock as performance stock units. See “Annual Equity Incentive Awards” on page 28 for a discussion of the performance stock units. Holders of performance stock units receive accumulated dividends that are attributable to the underlying Common Stock to the extent such dividend is declared by our Board and the Common Stock is issued at the time of vest. The accumulated dividend is paid at the same rate the dividend is paid to other stockholders. Our Board has currently suspended the payment of dividends.
(5)
On February 20, 2023, as part of the annual grant cycle, the Compensation Committee awarded Messrs. Gamble, Cavalier and Fernandes and Mses. Thomas and Gierhart an aggregate of 357,188 shares of restricted stock, of which 42,808 shares of restricted stock was a special grant to Wanda Gierhart, which will vest on the third anniversary of the date of grant. See “Annual Equity Incentive Awards” on page 28 for a discussion of the terms of the restricted stock awards. Holders of restricted stock receive non-forfeitable dividends to the extent declared by our Board, at the same rate paid to other stockholders of the Company. Our Board has currently suspended the payment of dividends.
(6)
For purposes of this table, the aggregate grant date fair values of performance stock units were determined based upon the target level of payment as the most probable outcome and were computed in accordance with FASB ASC Topic 718. The amounts shown exclude the impact of estimated forfeitures. See Note 18 to the Company’s 2023 Annual Report on Form 10-K, for discussion of the assumptions used in determining the grant date fair values of these share awards, including forfeiture assumptions, and the period over which the Company will recognize compensation expense for such awards.

For a narrative description of the amounts reported in the Grants of Plan-Based Awards in 2023, see Principal Elements of our 2023 Executive Compensation beginning on page 25 for a discussion of the various elements of compensation, including general description of the formula or criteria to be applied in determining the amounts payable and material terms of the long-term equity incentive awards.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2023

The following table lists the restricted stock and performance stock units outstanding for each NEO as of December 31, 2023. There were no stock options outstanding for any NEO as of December 31, 2023.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested #		Market Value of Shares or Units of Stock That Have Not Vested (12)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested #		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (12)
Sean Gamble	7,285	(1)	$102,646	277,397	(13)	$3,908,524
	14,136	(2)	$199,176
	28,272	(3)	$398,352
	11,855	(4)	$167,037
	58,051	(6)	$817,939
	22,893	(8)	$322,562
	228,991	(9)	$3,226,483
	184,931	(10)	$2,605,678
Melissa Thomas	72,817	(5)	$1,025,992	53,938	(13)	$759,986
	15,823	(6)	$222,946
	62,297	(9)	$877,765
	35,958	(10)	$506,648
Michael Cavalier	5,251	(1)	$73,987	53,938	(13)	$759,986
	9,906	(2)	$139,576
	19,812	(3)	$279,151
	3,375	(4)	$47,554
	16,098	(6)	$226,821
	15,752	(8)	$221,946
	63,380	(9)	$893,024
	35,958	(10)	$506,648
Valmir Fernandes	4,376	(1)	$61,658	44,692	(13)	$629,710
	8,321	(2)	$117,243
	16,378	(3)	$230,766
	13,326	(6)	$187,763
	13,125	(8)	$184,931
	52,469	(9)	$739,288
	29,794	(10)	$419,797
Wanda Gierhart	4,257	(1)	$59,981	41,610	(13)	$586,285
	6,426	(2)	$90,542
	12,851	(3)	$181,071
	2,136	(4)	$30,096
	12,383	(6)	$174,476
	8,844	(7)	$124,612
	8,513	(8)	$119,948
	48,754	(9)	$686,944
	27,239	(10)	$383,798
	42,808	(11)	$603,165

(1)
The number of shares of restricted stock granted on February 19, 2020 that remained outstanding as of December 31, 2023. These shares vest on the fourth anniversary of the grant date.
(2)
The number of shares of restricted stock granted on February 19, 2021 as part of the annual grant cycle that remained outstanding as of December 31, 2023. These shares vest on the fourth anniversary of the grant date.
(3)
The number of shares of restricted stock granted on February 19, 2021 as part of the annual grant cycle. These shares vest on the fourth anniversary of the grant date.
(4)
The number of shares of restricted stock granted on July 28, 2021 to Messrs. Gamble and Cavalier and Ms. Gierhart on July 28, 2021 as part of the executive realignment and salary increases as a result of increased roles that remained outstanding as of December 31, 2023. These shares vest on the fourth anniversary of the grant date.
(5)
The number of shares of restricted stock awarded on November 8, 2021. These shares granted shall vest 50% on November 8, 2024 and 50% on November 8, 2025.
(6)
The number of shares of restricted stock granted on February 23, 2022 as part of the annual grant cycle. These shares of restricted stock shall vest ratably over a three-year period.
(7)
The number of shares of restricted stock granted on February 23, 2022 to Ms. Gierhart as a special grant. These shares of restricted stock shall vest on the second anniversary of the grant date.

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(8)
The number of shares of Common Stock underlying the performance stock units granted on February 19, 2020. In February 2021, as part of the discretion based decisions related to the impact of COVID-19, the Compensation Committee certified the performance of the 2020 performance stock units at target. The numbers reported in the chart above reflect the target amount. The performance stock units will remain subject to the additional two-year service requirement and vested on February 19, 2024.
(9)
The number of shares of Common Stock underlying the performance stock units granted on February 23, 2022. The reported numbers are based upon the achievement of the maximum performance over the one-year performance period. These performance stock units remain subject to an additional two-year service requirement and will vest on February 23, 2025.
(10)
The number of shares of restricted stock granted on February 20, 2023 as part of the annual grant cycle. These shares of restricted stock shall vest ratably over a three-year period.
(11)
The number of shares of restricted stock granted on February 20, 2023 to Ms. Gierhart as a special grant. These shares of restricted stock shall vest on the third anniversary of the grant date.
(12)
The fair market value was calculated based on the closing price of Common Stock on December 29, 2023 of $14.09 per share.
(13)
The number of shares of Common Stock underlying the performance stock units granted on February 20, 2023. The reported numbers are based upon the achievement of target level of payment as the most probable outcome and were computed in accordance with FASB ASC Topic 718.

STOCK OPTION EXERCISES AND STOCK VESTED IN 2023

The following table provides information on the vesting of restricted stock and performance stock units during 2023 for each of the NEOs. There were no outstanding stock options for any of the NEOs as of December 31, 2023.

Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2) ($)
Sean Gamble	71,122	879,762
Melissa Thomas	53,409	802,608
Michael Cavalier	36,927	445,040
Valmir Fernandes	29,911	356,622
Wanda Gierhart	21,769	264,149

(1)
The reported numbers include Common Stock from the following vest events:
(i)
Remaining fifty percent of the restricted stock granted to Messrs. Gamble, Cavalier and Fernandes and Ms. Gierhart in 2019 that vested on February 19, 2023;
(ii)
Fifty percent of the restricted stock granted in 2021 to Messrs. Gamble, Cavalier and Fernandes and Ms. Gierhart that vested on February 19, 2023;
(iii)
Shares of Common Stock underlying restricted stock units granted in 2019 to Messrs. Gamble, Cavalier and Fernandes and Ms. Gierhart that vested February 19, 2023;
(iv)
Restricted stock granted in 2021 to Messrs. Gamble and Cavalier and Ms. Gierhart that vested on July 20, 2023; and
(v)
Fifty percent of one of the sign-on grants of restricted stock to Ms. Thomas that vested on November 8, 2022.
(2)
The aggregate dollar amount realized upon vesting was calculated based upon the closing price of our Common Stock on the following dates:
(i)
February 17, 2023 of $11.68;
(ii)
February 22, 2023 of $12.77;
(iii)
July 27, 2023 of $16.09; and
(iv)
November 7, 2023 of $15.42

DISCUSSION OF THE TERMS OF THE EMPLOYMENT AGREEMENTS

We have employment agreements with Sean Gamble, Melissa Thomas, Michael Cavalier and Valmir Fernandes. Consistent with our compensation philosophy, the Company entered into the employment agreements to align the compensation of certain executive officers more closely with market competitive compensation.

The following is a summary of the key provisions of the current employment agreements of our NEOs:

Term

The initial terms of the employment agreements of Messrs. Gamble, Fernandes and Cavalier and Ms. Thomas is three years. At the end of each year, the term is extended for an additional one-year period unless their employment is terminated.

Base salary

The base salaries are subject to review each year by our Compensation Committee for increase (but not decrease).

Cash Bonus

In addition to base salaries, the NEOs are eligible to receive a cash bonus upon the Company meeting certain performance targets set by the Compensation Committee for the year. Ms. Thomas’ target cash bonus shall not be less than 90% of her base salary.

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Long-term Equity Incentive Awards

The NEOs are entitled to participate in and receive grants of long-term equity incentive awards. Ms. Thomas’ annual equity incentive awards must be at least 175% of her base salary.

Benefits

The NEOs qualify for our 401(k) matching program and are also entitled to certain additional benefits including life insurance and disability insurance.

Perquisites

The employment agreements of Messrs. Gamble, Fernandes and Cavalier and Ms. Thomas provide that, unless the executive’s employment is terminated by us for cause the executive will be entitled to office space and support services for a period of not more than three (3) months following the date of any termination.

Covenants

All of our NEO’s employment agreements contain various covenants, including covenants related to confidentiality and non-competition (other than certain permitted activities as defined therein). All non-compete covenants have a term of one year after termination of the executive’s employment. However, if employment is terminated by the NEO for good reason (as defined in the employment agreements), the covenant of non-competition becomes null and void.

Severance Payments

The employment agreements provide for severance payments upon termination of employment, the amount and nature of which depends upon the reason for termination.

Termination for Good Reason or Without Cause

If Messrs. Gamble, Fernandes or Cavalier or Ms. Thomas is terminated by us without cause, the executive shall receive (i) base salary due through the date of the termination, (ii) a prorated bonus, if earned and (iii) previously-vested equity awards and employment benefits (the “Accrued Employment Entitlements”); two times the base salary in effect as of the date of such termination, payable in accordance with the Company’s normal payroll practices for a period of twenty-four (24) months, subject to the requirements of Section 409A of the Code; an amount equal to the cash bonus target in the year of termination, payable in a lump sum within thirty (30) days of termination for Mr. Gamble and Ms. Thomas; an amount equal to the most recent cash bonus received by the executive for the year ended prior to the date of such termination, payable in a lump sum within thirty (30) days of termination, for Messrs. Fernandes and Cavalier; outstanding stock options will become fully vested and exercisable upon such termination; long-term equity incentive awards other than stock options with time-based vesting provisions shall become vested on a pro rata basis and long-term equity incentive awards other than stock options with performance-based vesting provisions shall remain outstanding through the remainder of the applicable performance period and if or to the extent the performance provisions are attained shall become vested on a pro rata basis without any regard to any continued employment requirement. The executive and executive’s dependents will also be entitled to continue to participate in the Company’s health insurance programs for a period of twenty-four (24) months from the termination date.

If Messrs. Gamble, Fernandes or Cavalier or Ms. Thomas resigns for good reason (as defined in their respective employment agreement) the executive shall receive all of the above stated payments and benefits except that the base salary shall be payable in a lump sum subject to the requirements of Section 409A of the Code.

Termination Due to Death or Disability

In the event an executive’s employment is terminated due to death or disability (as defined in the employment agreement), the executive or the executive’s estate will receive: the Accrued Employment Entitlements; a lump sum payment equal to twelve (12) months of executive’s base salary as in effect at the time of termination, provided, in the case of disability, such amount shall be offset by the amount of base salary paid by the Company to executive or representative following the date the executive was first unable to substantially perform duties under the employment agreement through the date of termination, any benefits payable to executive and/or the executive’s beneficiaries in accordance with the terms of any applicable benefit plan and the executive (in disability) and executive’s dependents will be entitled to continue to participate in the Company’s health insurance programs for twelve (12) months from the termination date. All outstanding long-term equity incentive awards shall vest in accordance with the terms of the incentive plan.

Termination for Cause or Voluntary Termination

In the event an executive’s employment is terminated by us for cause or under a voluntary termination (other than termination due to disability or good reason), the executive will receive accrued base salary through the date of termination

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and any previously vested rights under a stock option or similar award issued under an incentive compensation plan in accordance with the terms of such plan.

Termination Due to Change in Control

In the event an executive’s employment is terminated by us (other than for disability, death or cause) or by executive for good reason within one (1) year after a change in control (as defined in the employment agreement), the executive shall receive accrued compensation through the date of termination and the sum of two times executive’s base salary. Mr. Gamble and Ms. Thomas will also receive one and one half times the annual bonus target for the year in which the termination occurs and Messrs. Cavalier and Fernandes will receive one and one half times the most recent cash bonus received by executive for any year ended prior to the date of termination payable in a lump sum within 30 days of termination. Each executive and executive’s dependents shall be entitled to continue to participate in the Company’s welfare benefit plans and insurance programs for a period of 30 months from the termination date. Any outstanding equity award granted to the executive shall become fully vested and/or exercisable as of the date of such termination and shall remain exercisable in accordance with the terms of the plan or agreement pursuant to which such long-term equity incentive awards were granted. If Mr. Gamble voluntarily terminates his employment after January 1, 2031 (i) any outstanding stock options granted to Mr. Gamble will be vested and/or exercisable for the period through the date of such termination of employment, and will remain exercisable, in accordance with the terms contained in the plan and the agreement pursuant to which such stock options were granted, (ii) any equity incentive award (other than stock options) with time-based vesting provisions granted to Mr. Gamble will be fully vested and (iii) any equity incentive awards with performance-based vesting provisions will remain outstanding through the remainder of the applicable performance period (without regard to any continued employment requirement) and, if or to the extent the performance provisions are attained, such equity incentive awards will become fully vested (without regarding to any continued employment requirement).

The headings – Potential Payments Upon Termination by us Without Cause or by Executive for Good Reason, Potential Payments Upon Termination due to Change in Control and Potential Payments Upon Death or Disability provide information on amounts payable had a termination for good reason, a change in control, death or disability occurred on December 31, 2023.

The following tables provide the amounts payable to the NEOs pursuant to their respective employment agreements upon severance without cause, for a good reason, for cause, death or disability and change in control, assuming such triggering event occurred on December 31, 2023.

Potential Payments upon Termination by us Without Cause or by Executive for Good Reason

Name	Salary ($) (1)	Bonus ($) (2)	Health Insurance ($)(3)	Life and Disability Insurance ($)(3)	Assistance ($)(4)	Value of Equity Awards ($)(5)	Total ($)
Sean Gamble	1,800,000	3,793,500	34,748	15,402	828	7,177,180	12,821,658
Melissa Thomas	1,200,000	1,557,900	34,748	14,114	828	2,058,426	4,866,016
Michael Cavalier	1,200,000	1,847,138	22,882	31,242	828	2,043,359	5,145,449
Valmir Fernandes	1,160,000	1,862,145	32,154	36,486	828	1,670,731	4,762,344

(1)
Based on the base salaries in effect as of December 31, 2023, the amounts reported are calculated as two times the base salary for Messrs. Gamble, Cavalier and Fernandes and Ms. Thomas. Subject to Treasury Regulations as specified in the respective employment agreements, the amounts would have been payable according to the Company’s normal payroll practices for a period of 24 months to Messrs. Gamble, Cavalier and Fernandes and Ms. Thomas.
(2)
For Mr. Gamble and Ms. Thomas, the amounts reported are calculated using the target cash bonus for 2023 plus the cash bonus each would have received for 2023. For Messrs. Cavalier and Fernandes the amounts reported are calculated using the cash bonus received in 2022 plus the cash bonus each would have received for 2023. The reported amounts would have been payable to Messrs. Gamble, Cavalier and Fernandes and Ms. Thomas in a lump sum within 30 days of termination.
(3)
The amounts reported are calculated as follows: group health and dental insurance programs for a period of 12-24 months for Messrs. Gamble, Cavalier and Fernandes and Ms. Thomas. Life and Disability insurance includes premiums for basic life insurance, long-term disability, individual disability income protection and short-term disability.
(4)
Messrs. Gamble, Cavalier and Fernandes and Ms. Thomas are entitled to use our office space for a period of three months following the date of termination. The amount reported is based on the use of a 144 square foot office at a rental rate of approximately $23 per square foot per year.
(5)
The amounts reported have been determined based on the following provisions in the respective employment agreements.

Pursuant to the employment agreements of Messrs. Gamble, Cavalier and Fernandes and Ms. Thomas, any outstanding long-term equity incentive awards with time-based vesting provisions would have vested on a pro rata basis. Any long-term equity incentive awards with performance-based vesting provisions would have remained outstanding through the remainder of the applicable performance period and, if or to the extent the performance provisions are attained, shall vest without regard to any continued employment requirement on a pro rata basis.

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The pro rata basis for the long-term equity incentive awards is based on the percentage determined by dividing (i) the number of days from and including the grant date of such long-term equity incentive award through the termination date of the NEO’s employment, by (ii) the number of days from the grant date to the full vesting date/end of the applicable performance period, as applicable, of such long-term equity incentive awards. The total number of shares of Common Stock subject to the long-term equity incentive awards that would have vested for each of Messrs. Gamble, Cavalier and Fernandes and Ms. Thomas on December 31, 2023 are as follows:

Unvested Restricted Stock:

Name	Number of Shares
Sean Gamble	186,645
Melissa Thomas	76,669
Michael Cavalier	59,718
Valmir Fernandes	47,853

Unvested Performance Stock Units:

Unvested Performance Stock Units outstanding, including the 2020 performance stock units that were certified by the Compensation Committee at target, the 2022 performance stock unit awards that were certified at maximum in February 2023 and the 2023 performance stock unit awards assuming maximum level payout.

Name	Number of Shares
Sean Gamble	322,736
Melissa Thomas	69,422
Michael Cavalier	85,304
Valmir Fernandes	70,723

Equity award values were calculated using the closing price of Common Stock on December 29, 2023 of $14.09 per share.

Potential Payments upon Termination for Cause

If a NEO terminates his employment voluntarily, or is terminated for cause, we are only required to pay any accrued unpaid base salary through the date of such termination.

Potential Payments upon Termination due to Change in Control

Name	Salary ($)(1)	Bonus ($)(2)	Health Insurance ($)(3)	Life and Disability Insurance ($)(3)	Assistance ($)(4)	Value of Equity Awards ($)(5)	Total ($)
Sean Gamble	1,800,000	4,468,500	43,435	19,253	828	15,656,921	21,988,937
Melissa Thomas	1,200,000	1,827,900	43,435	17,643	828	4,153,323	7,243,129
Michael Cavalier	1,200,000	2,261,757	28,603	39,053	828	3,908,679	7,438,920
Valmir Fernandes	1,160,000	2,281,658	40,193	45,608	828	3,200,853	6,729,140

(1)
The amounts reported are calculated as follows: two times the base salary in effect as of December 31, 2023 payable in a lump sum within 30 days of such termination.
(2)
The amounts reported for Mr. Gamble and Ms. Thomas is equal to the amount each would have received for 2023 and one and a half times the 2023 bonus target. The amounts reported for Messrs. Cavalier and Fernandes are equal to the amount each would have received for 2023 and one and a half times the bonus for 2022. In each case the amounts would be payable in a lump sum within 30 days of such termination.
(3)
The amounts reported are calculated as follows: group health and dental insurance programs for a period of 30 months. Disability insurance includes premiums for long-term disability, individual disability income protection and short-term disability.

(4)
Messrs. Gamble, Cavalier and Fernandes and Ms. Thomas are entitled to use our office space for a period of three months following the date of termination. The reported amount is based on the use of a 144 square foot office at a rental rate of approximately $23 per square foot per year.
(5)
The amounts reported have been determined based on the following provision in the respective employment agreements: upon termination due to change in control, any outstanding equity award granted to the NEO shall be fully vested and all restrictions shall lapse.

Pursuant to the above, the total number of shares of Common Stock subject to the long-term equity incentive awards that would have vested for each of Messrs. Gamble, Cavalier and Fernandes and Ms. Thomas upon termination due to a change in control on December 31, 2023 are as follows:

39

Unvested Restricted Stock:

Name	Number of Shares
Sean Gamble	304,530
Melissa Thomas	124,598
Michael Cavalier	90,400
Valmir Fernandes	72,195

Unvested Performance Stock Units:

Unvested Performance Stock Units outstanding, including the 2020 performance stock units that were certified by the Compensation Committee at target, the 2022 performance stock units that were certified by the Compensation Committee at maximum in February 2023 and the 2023 performance stock units assuming maximum level payout.

Name	Number of Shares
Sean Gamble	806,678
Melissa Thomas	170,173
Michael Cavalier	187,008
Valmir Fernandes	154,977

Long-term equity incentive award values were calculated using the closing price of our Common Stock on December 29, 2023 of $14.09 per share.

Potential Payments upon Termination due to Death or Disability

Name	Salary($)(1)	Bonus ($)(2)	Health Insurance ($)(3)	Life and Disability Insurance ($)(3)	Assistance ($)(4)	Value of Equity Awards ($)(5)	Total ($)
Sean Gamble	900,000	2,443,500	17,374	7,701	828	7,177,180	10,546,583
Melissa Thomas	600,000	1,017,900	17,374	7,057	828	2,058,426	3,701,585
Michael Cavalier	600,000	1,017,900	11,441	15,621	828	2,043,359	3,689,149
Valmir Fernandes	580,000	1,023,120	16,077	18,243	828	1,670,731	3,308,999

(1)
The amounts reported are the base salary of each named executive officer in effect as of December 31, 2023, payable in a lump sum.
(2)
The amounts reported are the cash bonus each NEO would receive for 2023 payable in a lump sum at the same time as the cash bonus payments are made to other similarly situated active executives.

(3)
The amounts reported are calculated as follows: group health and dental insurance programs for a period of 12 months. Disability insurance includes premiums for long-term disability, individual disability income protection and short-term disability.
(4)
Messrs. Gamble, Cavalier and Fernandes and Ms. Thomas are entitled to use our office space for a period of three months following the date of termination. The reported amount is based on the use of a 144 square foot office at a rental rate of approximately $23 per square foot per year.
(5)
The amounts reported have been determined based on the following provision in the respective employment agreements: any outstanding long-term equity incentive awards shall vest on a pro rata basis. Any long-term equity incentive awards with performance-based vesting provisions shall remain outstanding through the remainder of the applicable performance period and, if or to the extent the performance provisions are attained, shall vest without regard to any continued employment requirement on a pro-rata basis. The pro rata basis for the long-term equity incentive awards is based on the percentage determined by dividing (i) the number of days from and including the grant date of such equity award through the termination date of the NEO’s employment, by (ii) the number of days from the grant date to the full vesting date/end of the applicable performance period, as applicable, of such long-term equity incentive awards. The participant or the participant’s estate or representative shall be entitled to receive any previously vested long-term equity incentive awards. Pursuant to the above, the total number of shares of Common Stock subject to the long-term equity incentive awards that would have vested upon death or disability of each of Messrs. Gamble, Cavalier and Fernandes and Ms. Thomas would have been as follows:

Unvested Restricted Stock:

Name	Number of Shares
Sean Gamble	186,645
Melissa Thomas	76,669
Michael Cavalier	59,718
Valmir Fernandes	47,853

40

Unvested Performance Stock Units:

Unvested Performance Stock Units outstanding including the 2020 performance stock units that were certified by the Compensation Committee at target, the 2022 performance stock units which were certified at the maximum in February 2023 and the 2023 performance stock units assuming maximum payout.

Name	Number of Shares
Sean Gamble	322,736
Melissa Thomas	69,422
Michael Cavalier	85,304
Valmir Fernandes	70,723

The values of the long-term equity incentive awards have been calculated using the closing price of our Common Stock on December 29, 2023 of $14.09 per share.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	4,697,753	—	2,803,778
Equity compensation plans not approved by security holders	—	—	—
Total	4,697,753	—	2,803,778

(1)
Includes shares that may be issued under performance stock unit awards if performance metrics are achieved. As of December 31, 2023, there is a maximum of 2,348,564 shares of performance stock units that have been certified or are shares issuable under performance stock unit awards with remaining performance periods. Of such amounts, there are 1,471,904 shares issuable at maximum for performance stock unit awards with remaining performance periods.

41

CEO PAY RATIO FOR 2023

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of SEC Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median-compensated employee and the annual total compensation of our CEO.

As a leader and one of the most geographically diverse operators in the motion picture exhibition industry, we operated 501 theaters and 5,719 screens in the U.S. and Latin America as of December 31, 2023, and our employee population consisted of approximately 67% part-time employees, many of whom were compensated on an hourly basis.

For 2023, we used the same median employee, a theater team member who was paid hourly and employed on a part-time basis, that was identified in 2022 because there were no changes in our employee population or employee compensation that we reasonably believe would result in a significant change in the pay ratio disclosure.

The annual total compensation of our 2022 median-compensated employee was $10,152, and the annual total compensation of Sean Gamble our President and CEO during 2023, as reported in the Summary Compensation Table presented elsewhere in this proxy statement, was $8,802,493. Based on this information, the ratio of the total compensation of Mr. Gamble, to the annual total compensation of our median-compensated employee was 867 to 1.

To identify our median employee in 2022, as well as to determine the annual total compensation of the “median employee” for this purpose, the methodology and the material assumptions, adjustments, and estimates that we used were as follows:

▪
As permitted by Instruction 2 to Item 402(u) of Regulation S-K, we determined our median employee based on our employee population as of October 1, 2022 (the “Determination Date”).
▪
Under the de minimis exception of the pay ratio rule, we excluded the employee populations of certain jurisdictions comprising approximately 5% or less of our total employees. The jurisdictions and approximate number of employees excluded were Bolivia (109), Costa Rica (214), Curacao (30), Guatemala (61), Nicaragua (32), and Peru (647). As of October 1, 2022, we had 19,569 employees, comprised of 13,088 U.S. employees and 6,481 non-U.S. employees.
▪
To identify the median employee from our employee population, we used total compensation including wages, bonuses and benefits reflected in our payroll records, which we believe is a reasonable method of identifying the median employee. The substantial majority of our employees do not participate in our long-term incentive program, therefore we believe that excluding that program from consideration does not meaningfully impact the identification of the median employee.
▪
In making these determinations, we annualized the compensation for employees who were on our payroll as of the Determination Date but were salaried new hires and salaried employees who were on a leave of absence by taking an employee’s compensation for the number of bi-weekly pay periods for which they were actively employed and annualizing such amount for the full year of 26 pay periods. Except for the annualization as described, we did not make any assumptions, adjustments, or estimates with respect to total cash compensation.

This pay ratio is a reasonable estimate calculated in a manner consistent with the applicable rules. The rules allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.

Pay Versus Performance Table

The following is disclosure pursuant to the SEC's pay versus performance rules ("PVP Rules"). The PVP Rules create a new definition of pay referred to as Compensation Actually Paid ("CAP"), which is compared to certain performance measures as defined by the SEC. The amounts set forth below in the required table are calculated pursuant to SEC rules but do not represent amounts that have actually been earned or realized by our NEOs. Performance conditions for some of these awards have not yet been satisfied. The Compensation Committee does not utilize CAP as the basis for making compensation decisions. For a more detailed discussion on our compensation philosophy, please refer to Compensation Discussion and Analysis beginning on page 23.

42

Pay Versus Performance Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

					Value of Initial Fixed $100 Investment Based on:
Year	SCT Total for CEO ($)(1)	CAP to CEO ($)(2)	Average SCT Total for Non- CEO NEOs ($)(3)	Average CAP to Non-CEO NEOs ($)(2)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(5)	Net Income ($)	Adjusted EBITDA (in millions) ($)(6)
2023	8,802,493	12,197,702	2,636,775	3,544,836	42.28	154.34	188,200,000	594.1

2022	5,954,650	3,332,400	2,304,413	1,249,438	25.98	124.11	(271,200,000)	336.5

2021	7,753,272	6,762,279	2,767,255	1,630,054	48.36	152.43	(422,800,000)	80.0

2020	6,915,289	1,877,986	1,883,730	946,890	52.24	118.35	(616,800,000)	(276.9)

(1)
For 2022 and 2023, our CEO was Sean Gamble. For 2021 and 2020, our CEO was Mark Zoradi.
(2)
The table below sets forth the adjustments to Total Compensation as reported in the Summary Compensation Tables used in calculating the Compensation Actually Paid for each applicable year. Fair value, or changes in fair value, of equity awards was determined by reference to prices on applicable year-end dates or the actual vesting dates. For 2021, all of the outstanding unvested equity awards for Mark Zoradi vested at the end of the term of his employment agreement in December 2021.

	CEO				Average for Non-CEO NEOs
	2023	2022	2021	2020	2023	2022	2021	2020

SCT Total	$8,802,493	$5,954,650	$7,753,272	$6,915,289	$2,636,775	$2,304,413	$2,767,255	$1,883,730

Less, value of Stock Awards reported in SCT	$5,399,991	$3,628,435	$4,571,726	$5,857,524	$1,069,987	$936,305	$2,057,955	$1,301,064

Plus, year-end fair value of current year Equity Awards	$6,514,202	$1,887,222	$3,650,260	$4,079,720	$1,290,763	$486,991	$1,016,649	$1,076,099

Plus, year-over-year change in fair value of oustanding unvested Equity Awards	$2,017,153	($944,003)	—	($2,167,088)	$527,645	($590,280)	($59,102)	($451,356)

Plus, year-over-year change in fair value of Equity Awards granted in prior year that vested in the year	$263,845	$62,966	($69,527)	($1,092,411)	$159,640	($15,381)	($36,793)	($260,519)

Compensation actually paid	$12,197,702	$3,332,400	$6,762,279	$1,877,986	$3,544,836	$1,249,438	$1,630,054	$946,890

(3)
For 2022 and 2023, our Non-CEO NEOs included Melissa Thomas, Executive Vice President – Chief Financial Officer; Michael Cavalier, Executive Vice President – General Counsel; Valmir Fernandes, President – Cinemark International; and Wanda Gierhart, Chief Marketing and Content Officer. For 2021 and 2020 our Non-CEO NEOs included Lee Roy Mitchell, Executive Chairman of the Board; Sean Gamble, Executive Vice President – Chief Financial Officer and Chief Operating Officer; Michael Cavalier, Executive Vice President – General Counsel; and Valmir Fernandes, President – Cinemark International.
(5)
For the fiscal years ended 2020, 2021, 2022 and 2023, the peer group TSR includes the S&P 500 Index, AMC Entertainment Holdings, Inc. and IMAX Corporation, two other publicly held companies in our industry with whom we compete for investor capital. The amounts shown set forth the total shareholder return assuming reinvestment of dividends during the 4-year period ended 12/31/23, 12/31/22, 12/31/21 and 12/31/20, respectively, weighted based upon the S&P Index and AMC and IMAX’s stock market capitalization at the beginning of each period for which a return is indicated.
(6)
Adjusted EBITDA is a non-GAAP measure used by management and our board of directors to assess our financial performance and enterprise value. Adjusted EBITDA is considered a key performance in our industry. Annex A sets forth our reconciliation of Adjusted EBITDA (in millions).

Three Most Important Measures for Determining NEO Pay

Measure 1 – Adjusted EBITDA

Measure 2 – Revenues

Measure 3 – Cash Flow

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Compensation Actually Paid Versus Total Shareholder Return
Compensation Actually Paid ($ Millions)
$13.0
$12.0
$11.0
$10.0
$9.0
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
Total Shareholder Return
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
2020
2021
2022
2023
Compensation Actually Paid to CEO
Average Compensation Actually Paid to Non-CEO
Company Total Shareholder Return
Peer Group Total Shareholder Return

Compensation Actually Paid Versus Net Income
Compensation Actually Paid ($ Millions)
$13.0
$11.0
$9.0
$7.0
$5.0
$3.0
$1.0
-$1.0
Net Earnings & Adjusted EBITDA ($ millions)
$2,500
$2,000
$1,500
$1,000
$500
$0
-$500
-$1,000
2020
2021
2022
2023
Compensation Actually Paid to CEO
Average Compensation Actually Paid to Non-CEO
Net Earnings (Loss)
Adjusted EBITDA

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership has been determined in accordance with the applicable rules and regulations, promulgated under the Exchange Act. Unless indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. To the extent indicated below, shares beneficially owned by a person include shares of which the person has the right to acquire beneficial ownership within 60 days of the Record Date and are included for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Percentage ownership is based on 122,347,232 shares of Common Stock outstanding as of the Record Date. As of the Record Date, there were 1,169 holders of record of our Common Stock.

	Beneficial Ownership
Names of Beneficial Owner	Number(1)	Percentage
5% Stockholders
BlackRock, Inc.(2)	17,655,782	14.4%
Wellington Management Group LLP(3)	13,471,474	11.0%
The Vanguard Group(4)	13,207,009	10.7%
Orbis Investment Management, Ltd.(5)	12,315,523	10.0%
Lee Roy Mitchell(6)	10,176,031	8.3%
Barclays PLC(7)	7,686,530	6.2%

Directors and NEOs
Sean Gamble(8)	782,776	*
Melissa Thomas(9)	267,220	*
Michael Cavalier(10)	357,363	*
Valmir Fernandes(11)	229,729	*
Wanda Gierhart (12)	199,184	*
Darcy Antonellis(13)	43,699	*
Benjamin Chereskin(14)	104,449	*
Nancy Loewe(13)	38,025	*
Kevin Mitchell(13)	7,867	*
Steven Rosenberg(13)	83,419	*
Enrique Senior(13)	54,476	*
Carlos Sepulveda(13)	70,425	*
Raymond Syufy(13)	50,378	*
Nina Vaca(13)	45,422	*
Mark Zoradi(13)	521,837	*
Executive Officers & Directors as a Group (15 persons)(15)	2,856,269	2.3%

* Less than 1%.

(1)
In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, the Company deemed outstanding shares of Common Stock subject to options held by that person that were currently exercisable at, or were exercisable within 60 days of, the Record Date. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
(2)
Based upon statements in Schedule 13G/A filed by BlackRock, Inc. on January 22, 2024, BlackRock, Inc. may be deemed to beneficially own the reported shares and has filed Schedule 13G/A as the parent holding company or control person on behalf of its subsidiaries BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors (beneficially owns 5% or greater of the reported shares), BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited and BlackRock Fund Managers Ltd. The reporting entity has the sole power to vote or direct the vote of 17,427,117 shares and sole power to dispose or direct the disposition of 17,655,782 shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(3)
Based upon statements in Schedule 13G/A filed by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP (collectively the Wellington Entities) on February 14, 2024, as an investment adviser and as a parent holding company or control person, Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP has shared voting power with respect to 10,683,532 shares and shared dispositive power with respect to 13,471,474 shares. Wellington Management Company LLP, as parent holding company of certain holding companies and the Wellington Investment Advisers listed below, has shared voting power with respect to 10,589,713 shares and shared dispositive power with respect to 12,867,444 shares. The Wellington Investment Advisers are Wellington Management Company LLP, Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd, Wellington Management Hong Kong Ltd, Wellington Management International Ltd, Wellington Management Japan Pte Ltd and

45

Wellington Management Australia Pty Ltd. The address of the Wellington Entities is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.
(4)
Based upon statements in Schedule 13G/A filed by The Vanguard Group on February 13, 2024, the Vanguard Group may be deemed to beneficially own the reported shares and has filed Schedule 13G/A as an investment advisor. The Vanguard Group has (i) shared voting power over 182,856 shares (ii) shared dispositive power over 298,583 shares, and (iii) sole dispositive power over 12,908,426 shares. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.
(5)
Based upon statements in Schedule 13G/A filed by Orbis Investment Management Ltd. (“OIML”) and Allan Gray Australia Pty Ltd. (“AGAPL”, collectively, the Orbis Entities) on February 14, 2024, the Orbis Entities may be deemed to beneficially own the reported shares and have filed Schedule 13G/A as non-U.S. institutions. The Orbis Entities have sole voting power and sole dispositive power over 12,315,523 shares. OIML’s address is Orbis House, 25 Front Street, Hamilton Bermuda HM11, and AGAPL’s address is Level 2, Challis House, 4 Martin Place, Sydney NSW2000, Australia.
(6)
Includes 4,419,095 shares owned by The Mitchell Special Trust. Mr. Mitchell is the co-trustee of The Mitchell Special Trust. Mr. Mitchell expressly disclaims beneficial ownership of all shares held by The Mitchell Special Trust.
(7)
Based upon statements in Schedule 13G filed on February 13, 2024, by Barclays PLC, as a parent holding company or control person, and by Barclays Bank PLC, Barclays Capital Inc. and Barclays Capital Securities Ltd., each as a broker or dealer registered under section 15 of the Act, Barclays PLC has sole voting and dispositive power over 7,695,410 shares and shared voting and dispositive power over 1,866 shares. Barclays Bank PLC, has sole voting and dispositive power over 7,020,946 shares. Barclays Capital Inc. has sole voting and dispositive power over 652,498 shares. Barclays Capital Securities Ltd. has sole voting and dispositive power over 11,220 shares and shared voting and dispositive power over 1,866 shares. Barclays PLC's and Barclays Bank PLC's address is 1 Churchill Place, London, E14 5HP, England. Barclays Capital Inc.'s address is 745 Seventh Ave., New York, NY 10019. Barclays Capital Securities Ltd's address is 5 The North Colonnade, Canary Wharf, London X0 E14 4BB.
(8)
Includes 348,009, shares of restricted stock and 228,991 certified performance-based shares.
(9)
Includes 133,383 shares of restricted stock and 62,297 certified performance-based shares.
(10)
Includes 93,796 shares of restricted stock and 63,380 certified performance-based shares.
(11)
Includes 75,852 shares of restricted stock and 52,469 shares of certified performance-based shares.
(12)
Includes 111,202 shares of restricted stock, 48,754 shares of certified performance-based shares.
(13)
Includes 7,867 shares of restricted stock.
(14)
Includes 7,867 shares of restricted stock, 3,568 shares held by LEGATUM Partners, L.P., of which shares Mr. Chereskin is the beneficial owner, and 9,736 shares held in a grantor trust of which Mr. Chereskin’s spouse is a trustee.
(15)
The numbers reported do not include 854,927 shares of Common Stock underlying performance stock awards granted to the NEOs in February 2023 and February 2024 at target.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. There were no delinquent Section 16(a) reports in 2023.

46

APPOINTMENT OF ACCOUNTING FIRM

Item 3: Ratification of the Appointment of Deloitte & Touche, LLP as our Independent registered public accounting firm for 2024.

The Audit Committee has appointed, and the Board has ratified, the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm for 2024. As a matter of good corporate governance, we are seeking stockholder ratification of the appointment of Deloitte & Touche. If the stockholders do not ratify the appointment of Deloitte & Touche, the Audit Committee may review its future selection of auditors. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

We paid the following fees (in thousands) to Deloitte & Touche and its affiliates for professional services rendered by them during 2023 and 2022, respectively:

Fees	2023 ($)	2022 ($)
Audit	2,243.5	1,834.8
Audit Related	—	—
Tax(1)	39.0	74.4
Other	2.1	3.3
Total	2,284.6	1,912.6

(1)
Fees primarily include transfer pricing studies and tax compliance services.

One or more representatives of Deloitte & Touche are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to answer appropriate questions.

Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of Deloitte & Touche as the independent registered public accounting firm for 2024.

The Board unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for 2024.

The Audit Committee approves all audit and permissible non-audit services above a de-minimis threshold (including the fees and terms of the services) performed for the Company by Deloitte & Touche prior to the time that those services are commenced. The Audit Committee may, when it deems appropriate, form and delegate this authority to a sub-committee consisting of one or more Audit Committee members, including the authority to grant pre-approvals of audit and permitted non-audit services. The decision of such sub-committee is presented to the full Audit Committee at its next meeting. The Audit Committee pre-approved all fees for 2023 noted in the table above.

Audit Committee Report

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for 2023. We have discussed with Deloitte & Touche the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. We have received the written disclosures and the letter from Deloitte & Touche as required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and have discussed with Deloitte & Touche its independence. Based on the above review and discussions, we recommended to the Board that the audited financial statements for the Company be included in the Company’s 2023 Annual Report on Form 10-K for filing with the SEC.

Respectfully submitted,

Nancy Loewe (Chair)

Darcy Antonellis

Steven Rosenberg

Carlos Sepulveda

47

VOTE TO APPROVE THE Cinemark Holdings, Inc. 2024 LONG-TERM Incentive Plan

Item 4: Vote to Approve the Cinemark Holdings, Inc. 2024 Long-Term Incentive Plan.

Our Board unanimously recommends that a vote FOR the Cinemark Holdings, Inc. 2024 Long-Term Incentive Plan.

We are asking stockholders to approve the Cinemark Holdings, Inc. 2024 Long-Term Incentive Plan (the “2024 Incentive Plan”) to provide for an additional 10,000,000 shares of our common stock to be available for issuance under the 2024 Incentive Plan. On March 21, 2024, upon the recommendation of the Compensation Committee, our Board of Directors adopted the 2024 Incentive Plan, subject to stockholder approval, to be effective as of the date the 2024 Incentive Plan is approved by our stockholders (the “Effective Date”). Since 2007, only once have we increased the number of shares available for issuance under our equity compensation plans, which was in 2017 by 1,000,000 shares and historically our annual share usage has been below the norms of our industry. Additionally, our annual share usage has consistently been below that of our peers and the industry. The shares included in the 2024 Incentive Plan are intended to meet our anticipated equity compensation needs for approximately the next 5 years. The 2024 Incentive Plan replaces and supersedes the Cinemark Holdings, Inc. Amended and Restated 2017 Omnibus Incentive Plan, as amended (the “Prior Plan”) in its entirety. As of March 20, 2024, 770,929 shares remain available for grant under the Prior Plan. If the 2024 Incentive Plan is not approved by our stockholders, we will not be able to make long-term equity incentive awards and that will put us at a significant competitive disadvantage. We believe that our equity-based compensation is important in attracting and retaining the services of key employees, general managers, key contractors, and outside directors of the Company and our subsidiaries in a competitive labor market, which is essential to our long-term growth and success. Therefore, we consider approval of the 2024 Incentive Plan vital to our continued success. It is the judgment of our board of directors that the 2024 Incentive Plan is in the best interests of the Company and its stockholders.

The Prior Plan shall terminate on the Effective Date, and no future awards may be granted thereunder after the Effective Date, provided that the Prior Plan shall continue to apply to awards granted under the Prior Plan prior to the Effective Date.

The purposes of the 2024 Incentive Plan are to advance the interests of the Company and our stockholders by providing significant incentives to selected employees, directors and consultants of the Company and its affiliates, enhance the interest of such individuals in the success of the Company and its affiliates by providing them with an opportunity to become stockholders of the Company, and enhance our ability to attract and retain qualified management and other personnel necessary for our continued progress in the interest of our stockholders. The 2024 Incentive Plan provides for grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards, and cash-based awards to selected officers, employees, non-employee directors and consultants performing services for us or our affiliates. However, only our employees and employees of our corporate affiliates are eligible to receive incentive stock options.

In developing our share request for the 2024 Incentive Plan and analyzing the impact of utilizing equity as a means of compensation on our stockholders, our Compensation Committee reviewed the analysis prepared by Pearl Meyer, its independent compensation consultant, which included a summary of the plan terms and share usage, “overhang” and “burn rate”, as well as market practices and trends and the cost of the Prior Plan and the 2024 Incentive Plan. Pearl Meyer’s analysis concluded that the number of shares under the Prior Plan, including the shares added by the 2024 Incentive Plan, is well within generally accepted standards measured by an analysis of the plan cost relative to industry standards. The Compensation Committee and the Board reviewed the analysis prepared by Pearl Meyer in approving the 2024 Incentive Plan. Considering the analysis, and the importance to grant equity-based compensation to attract, retain, reward and motivate employees, the Board has determined that the size of the share reserve under the Prior Plan, including the shares added by the 2024 Incentive Plan, is reasonable and appropriate.

48

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2023, with respect to our equity compensation plans under which our equity securities are authorized for issuance.

Stock Awards Outstanding as of Record Date

Restricted Stock Awards(1)	2,465,865
Performance Stock Unit Awards(2)	3,376,855
Shares Available For Future Grant From Prior Plan	770,929
Common Stock Outstanding (as of the Record Date)	122,347,232

(1)
As of the Record Date the weighted average grant date fair value was $15.88.
(2)
Of such amount 751,461 have been certified and are subject to time-based vesting. The remaining 2,625,394 shares relate to the 2023 and 2024 performance stock awards shown at maximum (200% of target) as such grants have remaining performance periods. As of the Record Date, the estimated remaining unrecognized compensation expense related to the outstanding performance stock units was approximately $19.2 million. The weighted average period over which this remaining compensation expense will be recognized in approximately 1.9 years.

Summary of the 2024 Incentive Plan

The following is a summary of our 2024 Incentive Plan. A copy of the 2024 Incentive Plan is attached as Annex B to this proxy statement, and the following summary is qualified in its entirety by reference to the full text of the 2024 Incentive Plan.

Eligibility. Any officers, employees, directors or consultants performing services for us or our affiliates who are selected by our Compensation Committee may participate in the 2024 Incentive Plan with only employees being eligible to receive incentive stock options.

Administration. The 2024 Incentive Plan will be administered by the Compensation Committee, which will have full and final authority to select persons to receive awards, establish the terms of awards, and administer and interpret the 2024 Incentive Plan in its sole discretion unless authority is specifically reserved to the Board under the 2024 Incentive Plan, our certificate of incorporation or bylaws, or applicable law. Any action of the Compensation Committee with respect to the 2024 Incentive Plan will be final, conclusive, and binding on all persons. The Compensation Committee may delegate certain responsibilities to our officers or managers. The Board may delegate authority to one or more of our officers to do one or both of the following: (1) designate the officers, employees and consultants who will be granted awards under the 2024 Incentive Plan, other than Section 16 officers; and (2) determine the number of shares subject to specific awards to be granted to such officers, employees and consultants.

Effective Date, Plan Term. The 2024 Incentive Plan will become effective on the Effective Date and will terminate on the tenth anniversary of the Effective Date. No awards may be made under the 2024 Incentive Plan after its termination date, but awards made prior thereto may extend beyond that date.

Available Shares. Subject to certain adjustments, the maximum aggregate number of shares of our common stock that may be issued under the 2024 Incentive Plan is 10,770,929 (which includes 770,929 shares remaining available under the Prior Plan), subject to increase by any awards under the Prior Plan: (i) that are outstanding on the Effective Date, and that, on or after the Effective Date, are forfeited, expire or are canceled; and (ii) any shares subject to awards relating to our common stock under the Prior Plan that are settled in cash on or after the Effective Date, but solely to the extent that such awards, by their terms, could have been settled in common stock. One hundred percent (100%) of the shares authorized for issuance under the 2024 Incentive Plan may be delivered pursuant to incentive stock options. Shares to be issued may be made available from our authorized but unissued shares of common stock, shares held by the Company in its treasury, or shares purchased by the Company on the open market. If an award under the 2024 Incentive Plan or any Prior Plan Award is cancelled, forfeited, or expires, in whole or in part, the shares subject to such forfeited, expired, or cancelled award may again be awarded under the 2024 Incentive Plan. Shares of common stock otherwise deliverable pursuant to an award that are withheld upon exercise or vesting of an award for purposes of paying the exercise price or tax withholdings shall be treated as delivered to the participant and shall be counted against the maximum number of shares of common stock that may be issued under the 2024 Incentive Plan. An award will not reduce the number of shares that may be issued pursuant to the 2024 Incentive Plan if the award or portion thereof is settled in cash.

Maximum Non-Employee Director Compensation. The 2024 Incentive Plan provides that the maximum aggregate dollar value of awards and cash compensation granted under the 2024 Incentive Plan or otherwise during any calendar year to any non-employee director is $1,000,000 (subject to adjustment for certain changes in corporate capitalization), rounded down to the nearest full share of common stock.

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Awards

The 2024 Incentive Plan provides for awards of options, stock appreciation rights, restricted stock and performance stock unit awards, and other stock-based or cash-based awards.

Options. The 2024 Incentive Plan permits us to grant options intended to qualify as incentive stock options under Section 422 of the Code and nonqualified options which are not intended to qualify as incentive stock options. The Compensation Committee may grant incentive stock options under the 2024 Incentive Plan to any employee of the Company or our corporate affiliates, and nonqualified stock options to any officer, employee, director or consultant performing services for us or any of our subsidiaries. The Compensation Committee will determine the exercise price per share for all options, which will not be less than the market value of a share of common stock on the date of grant. Any incentive stock option granted to any employee owning more than 10% of our common stock will have an exercise price of no less than 110% of our stock’s market value on the grant date. A participant may pay the exercise price for stock acquired by exercise of an option in cash or by certified or bank check, or if permitted by applicable law and by the Compensation Committee, by delivery of previously held shares, share withholding, “cashless exercise” or in any other legal form of consideration acceptable to the Compensation Committee.

The Compensation Committee will specify in the award agreement for each option when the option may be exercised. Options granted under the 2024 Incentive Plan will generally terminate on the 10th anniversary of the date of grant, or the fifth anniversary in the case of an incentive option granted to an employee who owns more than 10% of our common stock. However, if sooner, vested options generally will terminate three months after a participant’s termination of employment or other service other than for cause, as defined in the 2024 Incentive Plan, or one year after the date of a participant’s death or disability. Upon termination of a participant’s employment or other service due to cause, both the vested and unvested portions of any outstanding option held by the participant will immediately be forfeited and will no longer be exercisable.

Restricted Stock. The 2024 Incentive Plan authorizes the grant of shares of restricted stock with restrictions that may lapse over time or upon the achievement of specified performance goals. Restrictions may lapse separately or in such installments as the Compensation Committee deems appropriate, subject to the minimum vesting conditions in the 2024 Incentive Plan (as summarized below). A participant granted restricted stock will have the stockholder rights set forth in the award agreement, including, for example, the right to vote the shares of restricted stock and to receive dividends paid thereon. Except as otherwise determined by the Compensation Committee, restricted stock that is subject to restrictions at the time of termination of employment or other service will be forfeited and become available for grant again under the 2024 Incentive Plan.

Restricted Stock Units or Performance Stock Units. The 2024 Incentive Plan permits the grant of awards of restricted stock units or performance stock units to participants. A restricted stock unit or performance stock unit is a right to receive one share of common stock, or its cash value, subject to vesting conditions. Until all restrictions on the restricted stock units or performance stock units have lapsed, the participant will not be a stockholder of the Company, nor have any of the rights or privileges of a stockholder. However, unless otherwise provided by the Compensation Committee, a restricted stock unit award or performance stock unit will include dividend equivalent rights under which the participant will be credited with an amount equal to any cash dividends paid on our common stock during the restriction period. Any amounts credited to a participant under a dividend equivalent right will be subject to the same terms and restrictions as the restricted stock units. We will establish and maintain a separate account for each participant who receives a restricted stock unit award or performance stock unit, to be credited for the number of restricted stock units or performance stock units granted to such participant and any dividend equivalents received. Restricted stock units or performance stock units awarded under the 2024 Incentive Plan may vest over time or on the achievement of specified performance goals as determined by the Compensation Committee, subject to the minimum vesting conditions in the 2024 Incentive Plan, as set forth in the award agreement for the restricted stock units or performance stock units. The Compensation Committee will establish the performance goals for performance awards under the 2024 Incentive Plan, in its sole discretion. Performance goals may be based on one or more business criteria or other performance measures determined by the Compensation Committee. Performance goals may differ between performance stock unit awards or to any one participant or to different participants. Payment will be made in cash or in stock, as specified in the award agreement, as soon as practicable after each vesting date of restricted stock units or performance stock units, and no later than 2½ months after the end of the calendar year in which the vesting date occurs (unless otherwise subject to a deferral condition that complies with Section 409A of the Internal Revenue Code).

Stock Appreciation Rights. The 2024 Incentive Plan provides for awards of stock appreciation rights. A stock appreciation right is a contractual right to receive the appreciation in the market value of our common stock over time, which may be paid in either (or both) shares of common stock or cash. The Compensation Committee will determine the strike price of a stock

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appreciation right award, which will not be less than the market value of a share of stock on the date of grant. Upon the exercise of a stock appreciation right, a participant will be entitled to receive an amount determined by multiplying (1) the difference between the market value per share of stock on the date of exercise and the strike price by (2) the number of shares for which the stock appreciation right is being exercised (reduced by any amount withheld for payment of taxes). The Compensation Committee will specify when each stock appreciation right may be exercised, subject to minimum vesting conditions in the 2024 Incentive Plan.

Other Stock-Based Awards and Cash-Based Awards. The 2024 Incentive Plan provides for the grant of other stock-based awards not otherwise described in the 2024 Incentive Plan and cash-based awards, subject to such terms and conditions as the Compensation Committee determines.

Sale of the Company, Merger, Consolidation or Similar Transaction. If there is a sale of the Company, as defined in the 2024 Incentive Plan, or other similar corporate transaction or series of transactions, all outstanding Options and SARs shall become fully vested and exercisable without regard to the limitations on exercisability contained in Sections 6 or 9 or the applicable Option Agreement immediately prior to such transaction, and with respect to Restricted Awards, all restrictions shall lapse automatically. The Committee shall (i) cancel any or all outstanding Options, SARs, Restricted Stock Units and Performance Stock Units under the Plan in consideration for payment to the Participants thereof of an amount equal to the portion of the consideration that would have been payable to such Participants pursuant to such transaction giving effect to the accelerated vesting and as if such Options, SARs, Restricted Stock Units and Performance Stock Units had been fully vested immediately prior to such transaction, less the aggregate exercise price that would have been payable therefore and any required withholding tax and (ii) cause all Restricted Shares to be purchased for an equivalent consideration payable in such transaction. In the event of a sale of the Company, all performance stock unit awards with incomplete performance periods in respect of such performance awards in effect on the date of the sale of the Company occurs shall end on such date and the Committee shall (i) determine the extent to which the performance goals have been met or would have been met based upon financial information then available as it deems relevant, or on such other basis determined by the Committee in its sole discretion and (ii) cause to be paid to the applicable participant partial or maximum performance for each performance period based upon the Committee’s determination of the degree of attainment of performance goals or, if not determinable, at the applicable “target” levels of performance. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, if the consideration to be received in such transaction includes securities or other property, in cash and/or publicly tradable securities in the Compensation Committee’s discretion.

Capitalization Adjustments. If there is a change in our corporate capitalization that the Compensation Committee determines would result in dilution or enlargement of the rights of participants under the 2024 Incentive Plan, then the Compensation Committee will adjust any or all of (i) the number or class of securities reserved and available for awards, (ii) the number and class of securities that may be purchased under incentive stock options, (iii) the number and class of securities covered by outstanding awards, (iv) the number of shares of stock specified in the annual per-employee limitations, and (v) the exercise price or strike price relating to any option or stock appreciation right.

Tax Withholding Obligations. To the extent provided by the terms of an award agreement, any Company insider trading policy and to the discretion of the Compensation Committee, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of shares under any award by any one or combination of the following means (in addition to the Company’s right to withhold from any compensation paid to the participant by the Company): (i) cash payment; (ii) authorizing the Company to withhold a number of shares from the shares otherwise issuable to the participant as a result of the exercise or acquisition of shares under the award, the fair market value of which does not exceed either (x) the maximum statutory tax rates in the participant’s applicable jurisdictions or (y) the amount of tax required to be withheld by law, in which case the award will be surrendered and cancelled with respect to the number of shares retained by the Company; (iii) delivering to the Company previously owned and unencumbered shares or (iv) by execution of a recourse promissory note by the participant.

Amendments to the 2024 Incentive Plan and Awards. Our Board may amend or terminate the 2024 Incentive Plan at any time. However, no amendment will be effective without the approval of our stockholders if stockholder approval is required by any law or securities exchange listing requirements. The Compensation Committee may amend any award granted under the 2024 Incentive Plan. However, no amendment or modification may reduce the exercise price or strike price of any option or stock appreciation right or otherwise result in a “repricing” of the option or stock appreciation right without stockholder approval. In addition, no amendment of 2024 Incentive Plan or any award may impair the rights of any participant with respect to any outstanding award without the consent of the participant.

Acceleration of Vesting. Subject to the minimum vesting conditions, the 2024 Incentive Plan permits the Compensation Committee to accelerate the exercisability of an option or stock appreciation right or the vesting of all or part of an award granted under the 2024 Incentive Plan at any time.

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Clawback or Recoupment. Awards granted under the 2024 Incentive Plan will be subject to the clawback policy adopted by the Company, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Sarbanes–Oxley Act of 2002, each as amended, and any rules, regulations and binding, guidance published thereunder. In addition, any incentive-based compensation payable to a participant under the 2024 Incentive Plan may be subject to clawback in the circumstances, to the extent, and in the manner, required by the clawback policy adopted by the Company, or by Section 10D(b)(2) of the Exchange Act, as interpreted by rules of the Securities Exchange Commission or by applicable stock exchange listing requirements.

Minimum Vesting Conditions. No portion of an award other than a cash-based award may become vested prior to the first anniversary of the date of grant; provided that such restriction shall not apply to (i) awards granted in connection with an acquisition (whether by asset purchase, merger or otherwise); (ii) awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting; and (iii) any additional awards that the Compensation Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the 2024 Incentive Plan; provided, that the Compensation Committee may authorize the acceleration of vesting of awards in the event of the participant’s death or disability, or the occurrence of the sale of the Company.

Award Transferability. Participants will not be permitted to transfer any award granted under the 2024 Incentive Plan other than by will or by the laws of descent and distribution, and any option will be exercisable during the participant’s lifetime only by the participant or his or her guardian or legal representative. The Compensation Committee, however, may permit awards (other than incentive stock options) to be transferred to members of the participant’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members or trusts are the only partners.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax rules applicable to awards under the 2024 Incentive Plan and is intended to reflect the current provisions of the Internal Revenue Code (or IRC) and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local or payroll tax considerations. Moreover, the U.S. federal income tax consequences to any participant may differ from those described herein by reason of, among other things, the circumstances of such participant. This summary is for general information and is not tax advice.

Options. Options granted under the 2024 Incentive Plan may be intended to qualify as incentive stock options under IRC section 422 or may be nonqualified stock options governed by IRC section 83. A participant generally will not recognize any taxable income and we will not be entitled to a tax deduction upon the grant of an option. When a participant exercises a nonqualified stock option, he or she generally will have ordinary taxable income equal to the difference between the market value of the acquired stock on the exercise date and the exercise price for those shares. Subject to satisfying applicable reporting requirements, as discussed below, we generally will be entitled to a corresponding federal income tax deduction. A participant generally will not have taxable income on exercise of an incentive stock option, and we will not be entitled to a deduction. However, the difference between the acquired stock’s market value on the exercise date and the exercise price for those shares could result in alternative minimum tax liability for the participant. A participant’s disposition of shares acquired on exercise of an option will ordinarily result in capital gain or loss. However, a disposition of shares acquired on exercise of an incentive stock option less than two years after the grant date or one year after the exercise date generally will result in ordinary taxable income equal to the difference between the market value of the acquired stock on the exercise date and the exercise price for those shares, with any excess of the amount received by the participant over the market value of the stock on the exercise date being treated as capital gain. We may be entitled to a deduction corresponding to the participant’s ordinary taxable income in the case of such a disposition.

Restricted Awards and Performance Awards. Restricted awards generally are not taxable on grant but are taxable when they are no longer subject to a “substantial risk of forfeiture,” in the case of restricted stock, or when shares are issued or cash is paid in connection with the settlement of restricted stock units. The amount to be included in a participant’s taxable income is the market value of the stock, or the amount of cash paid, at that time. However, under IRC section 83(b) a participant may elect, within 30 days of receiving a restricted stock grant, to recognize in the year of grant ordinary taxable income equal to the market value of the shares on the grant date. If such election is timely made, the participant will not recognize any income when the restricted stock is no longer subject to a substantial risk of forfeiture. Subject to satisfying applicable income reporting requirements, we generally should be entitled to an income tax deduction in the same amount and at the same time as the participant recognizes ordinary income. A participant’s disposition of shares received under a restricted award generally will result in a capital gain or loss.

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Stock Appreciation Rights. A participant generally will not recognize income upon grant of a stock appreciation right. When the participant exercises the stock appreciation right, he or she will have ordinary taxable income equal to the market value of the stock or cash received. Subject to satisfying applicable income reporting requirements, we generally should be entitled to an income tax deduction in the same amount and at the same time as the participant recognizes ordinary income.

Cash-Based Awards. A participant generally will not recognize income upon grant of any cash-based award but will recognize ordinary income in the year of payment equal to the amount paid, if any. We generally should be entitled to a federal income tax deduction equal to the participant’s taxable income.

New Plan Benefits

Because all grants and awards under the 2024 Incentive Plan are entirely within the discretion of the Compensation Committee, the total benefits allocable under the 2024 Incentive Plan in the future are not determinable. Therefore, we have omitted the tabular disclosure of the benefits or amounts allocated under the 2024 Incentive Plan.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE 2024 INCENTIVE PLAN.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Board has adopted a written policy supplementing our Code of Business Conduct and Ethics relating to the review, approval and ratification of transactions between us and “related parties” as generally defined by applicable rules under the Securities Act of 1933, as amended. The policy covers any related party transaction regardless of the amount involved as required by the NYSE listing standards. Our Board has determined that the Audit Committee is best suited to review and approve related party transactions, although in certain circumstances the Board may determine that a particular related party transaction be reviewed and approved by a majority of disinterested directors. In reviewing and approving a related party transaction, the Audit Committee, after satisfying itself that it has received all material information regarding the related party transaction under review, shall approve based upon the determination whether the transaction is fair and in the best interest of the Company.

Management presents any proposed related party transaction at an Audit Committee meeting for review and approval. If management becomes aware of a proposed or existing related party transaction that has not been presented or pre-approved by the Audit Committee, management shall promptly notify the Chair of the Audit Committee who shall submit such related party transaction to the full Audit Committee for approval or ratification, if the Audit Committee determines that such transaction is fair to the Company. If management, in consultation with our CEO, CFO or General Counsel determines that it is not practicable to wait until the next Audit Committee meeting, the Chair of the Audit Committee has been delegated the authority to review, consider and approve any such transaction. In such event, the Chair of the Audit Committee shall report any related party transaction approved by the Chair of the Audit Committee at the next Audit Committee meeting. The Audit Committee may establish guidelines it determines as necessary and appropriate for management to follow in dealings with related parties and related party transactions. The procedures followed in considering a related party transaction are evidenced in the resolutions and minutes of the meetings of the Audit Committee or Board, as applicable.

The Company has the following related party transactions with Mr. Lee Roy Mitchell and Mr. Raymond Syufy.

Laredo Theatre

We manage one theater owned by Laredo Theatre, Ltd., (Laredo). We are the sole general partner and own 75% of the limited partnership interests of Laredo. Lone Star Theatres, Inc. ("Lone Star") owns the remaining 25% of the limited partnership interests in Laredo and is 100% owned by Mr. David Roberts, Lee Roy Mitchell’s son-in-law and Kevin Mitchell's brother-in-law. Under the agreement, management fees are paid by Laredo to us at a rate of 5% of annual theater revenues. We recorded approximately $0.7 million of management fee revenue from Laredo during 2023. As the sole general partner and the majority limited partner of Laredo, we control the affairs of the limited partnership and have the rights to dissolve the partnership, close or sell the theater. We also have a license agreement with Laredo permitting Laredo to use the “Cinemark” service mark, name and corresponding logos and insignias in Laredo, Texas.

Copper Beech LLC

Effective September 2, 2009, Cinemark USA, Inc. (CUSA), a wholly-owned subsidiary of the Company, entered into an Aircraft Time Sharing Agreement (“Aircraft Agreement”) with Copper Beech Capital, LLC, a Texas limited liability company (“Operator”), for the use of an aircraft and flight crew on a time sharing basis. Lee Roy Mitchell, our founder and a member

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of the Board through February 15, 2023, and his wife, Tandy Mitchell, own the membership interests of the Operator. The private aircraft was used by Messrs.Lee Roy and Kevin Mitchell and other executives who accompany Mr. Mitchell to business meetings for the Company. The Aircraft Agreement specifies the maximum amount that the Operator can charge the Company under the applicable regulations of the Federal Aviation Administration for the use of the aircraft and flight crew. The Company pays the Operator the direct costs and expenses related to fuel, pilots, landing fees, storage fees, insurance obtained for the specific flight, flight planning, weather contract services and expenses such as in-flight food and beverage services and passenger ground transportation incurred during a trip. For 2023, the aggregate amounts paid to the Operator for the use of the aircraft was less than $0.1 million.

FE Concepts, LLC

The Company, through its wholly-owned indirect subsidiary CNMK Texas Properties, LLC, formed a joint venture, FE Concepts, LLC (“FE Concepts”), with AWSR Investments, LLC (“AWSR”), an entity owned by Lee Roy Mitchell and Tandy Mitchell. FE Concepts operates a family entertainment center that offers bowling, gaming, movies and other amenities. The Company and AWSR each invested approximately $20.0 million and each have a 50% voting interest in FE Concepts. The Company has a theater services agreement with FE Concepts under which the Company receives fees for providing film booking and equipment monitoring services for the facility. The Company recorded approximately $0.1 million of service fees during the year ended December 31, 2023.

Century Theatres

Our subsidiary, Century Theatres, currently leases 12 theaters from Syufy Enterprises or affiliates of Syufy Enterprises, Inc. Raymond Syufy, one of our directors, is an officer of the general partner of Syufy Enterprises, Inc. All of the leases except one have fixed minimum annual rent. The remaining lease has rent based upon a specified percentage of gross sales as defined in the lease with no minimum annual rent. For 2023, we paid approximately $22.1 million in rent for these leases. Since 2019, we began providing digital equipment support to drive-in theaters owned by Syufy Enterprises, Inc. We recorded $0.03 million of fees related to these services during 2023.

Director Nomination Agreement

Under the Director Nomination Agreement dated on April 9, 2007, the Mitchell Investors (as defined in the Director Nomination Agreement) have a right to designate two nominees to the Board. Lee Roy Mitchell (Class III) resigned from the Board effective February 15, 2023 and nominated his son, Kevin Mitchell as his replacement for the remainder of his term, which expires at the annual meeting in 2025. Mr. Sepulveda (Class II) is a current nominee. Mr. Sepulveda is currently up for election at the 2024 Annual Shareholders Meeting.

GENERAL INFORMATION

Attending the Annual Meeting?

You may attend the meeting in-person at 3800 Dallas Parkway, Plano, Texas 75093.

Voting Procedures

If you are a stockholder of record, you may vote:

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via the Internet – Visit www.proxypush.com/cnk. Follow the instructions shown on your proxy card;
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by telephone — Follow the instructions shown on your proxy card;
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by mail — Complete, sign, date and return the proxy card in the postage paid envelope provided so that it is received before the Annual Meeting; or
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in person by attending the Annual Meeting. We will pass out written ballots at the Annual Meeting and you may deliver your completed and signed proxy card in person. Submitting your proxy or voting instructions, whether by the Internet, by telephone, or by mail will not affect your right to vote in person should you decide to attend the Annual Meeting.

If you are a beneficial holder, you may vote:

▪
by instructing your bank or broker — You should receive a voting instruction form from your bank or broker which you must return with your voting instructions to have your shares voted. If you have not received a voting instruction form from your bank or broker, you may contact it directly to provide instructions on how you wish to vote or
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by attending the Annual Meeting — If you wish to vote at the Annual Meeting, you will need to obtain a voting instruction form from your broker or bank that holds your shares of record. You will need the control number printed on your voting instruction form in order to vote at the Annual Meeting.

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Difference between a Stockholder of Record and a Beneficial Owner who Holds Stock in Street Name

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Stockholder of record: If your shares are registered in your name with our transfer agent, EQ, you are a stockholder of record with respect to those shares. As a stockholder of record, you have the right to grant your proxy directly to us or to a third party, or to vote at the Annual Meeting.

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Beneficial owners who hold stock in street name: If your shares are held by a broker or by a bank, you are considered to be a beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker or bank on how to vote and you are also invited to attend the Annual Meeting. Your broker or bank, as the record holder of your shares, may exercise discretionary authority to vote on “routine” items but may not vote on “non-routine” items without your instructions.

Your broker or bank has enclosed or provided voting instructions for you to use in directing the broker or bank on how to vote your shares. Because a beneficial owner in street name is not the stockholder of record, you may not vote these shares at the Annual Meeting unless you obtain a voting instruction form from the broker or bank that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Quorum for the Annual Meeting

A majority of our outstanding Common Stock as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Unless a quorum is present at the Annual Meeting, no action may be taken at the Annual Meeting except the adjournment thereof until a later time. Shares are +counted as present at the Annual Meeting if you are present and vote at the Annual Meeting, if you vote via the Internet, by telephone, by mail or if you are represented by proxy. Abstentions and “broker non-votes” are counted as present for the purpose of determining the presence of a quorum.

The Proxy Process

A proxy is your legal designation of another person to vote the stock you own. The person(s) that you designate to vote your shares are called proxies. Melissa Thomas and Michael Cavalier, executive officers of the Company, have been designated as proxies for the Annual Meeting. The term “proxy” also refers to the written document or “proxy card” that you sign to authorize those persons to vote your shares.

By executing the proxy card, you authorize the above-named individuals to act as your proxies to vote your shares in the manner that you specify. The proxy voting mechanism is vitally important to us. In order for us to obtain the necessary stockholder approval of items, a quorum of stockholders must be present or represented at the Annual Meeting. It is important that you attend the Annual Meeting or grant a proxy to vote your shares to assure a quorum is obtained so corporate business can be transacted. If a quorum is not obtained, we must postpone the Annual Meeting and solicit additional proxies, which is an expensive and time-consuming process.

“Routine” and “Non-Routine” Ballot Measures

Under the broker voting rules of the NYSE, the ratification of the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm for 2024 (Item 2) is considered a “routine” matter, and the election of directors (Item 1), the non-binding, annual advisory vote on executive compensation (Item 3), and the vote to approve the issuance of common stock (Item 4) are considered “non-routine” matters.

Broker Non-Votes and Abstentions

If you are the beneficial owner of shares and hold stock in street name, then the broker or bank, as the stockholder of record of the shares, may exercise discretionary authority to vote your shares with respect to “routine” matters but will not be permitted to vote the shares with respect to “non-routine” matters. A broker non-vote occurs when you do not provide the broker with voting instructions on “non-routine” matters for shares owned by you but held in the name of the broker. For such matters, the broker cannot vote and reports the number of such shares as “broker non-votes.”

Broker non-votes and abstentions are counted for purposes of determining a quorum. However, see below with regards to the effect of broker non-votes and abstentions on approval of specific agenda items.

Voting Requirement for Each of the Items

Approval of Item 1: Directors are elected by a plurality voting standard. The nominees who receive the highest number of affirmative votes cast by the stockholders present at the Annual Meeting or represented by proxy at the meeting and entitled to vote thereon will be elected. However, pursuant to the Corporate Governance Guidelines, in an uncontested election, any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such

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election shall promptly tender his or her resignation from the Board and all committees of the Board following certification of the results of the Annual Meeting by the Inspector of Elections. The Governance Committee (excluding the nominee in question if applicable) would then consider the resignation offer and make a recommendation to the Board as to whether to accept or reject the resignation. Within 90 days following certification of the results of the annual meeting of stockholders, the Board will make a final determination as to whether to accept the director’s resignation. The Board’s explanation of its decision would then be promptly disclosed in a Form 8-K filed with the SEC. If a director’s resignation is rejected by the Board, the director will continue to serve for the remainder of the term for which he or she was elected and until his or her successor is duly elected, except in the event of his or her earlier death, resignation or removal. The Board believes that this voting policy promotes stability in governance by ensuring that a full slate of carefully chosen and nominated members is elected at each annual meeting of stockholders.

Under the plurality voting standard, votes marked “For” will be counted in favor of the director nominee and broker non-votes and votes withheld shall have no effect on the election of a director. However, a withheld vote could affect whether such director would be required to submit a resignation as discussed above.

Approval of Item 2: The ratification of the appointment of Deloitte & Touche requires the affirmative vote of a majority of the votes cast by stockholders present at the Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote thereon. Since this item is considered a “routine” matter, broker non-votes do not arise as brokers and banks may exercise discretionary authority to vote your shares. Abstentions will have no effect on this item.

Approval of Item 3: The advisory vote on executive compensation requires the affirmative vote of a majority of the votes cast by stockholders present at the Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote thereon.

Approval for Item 4: The vote to approve the Cinemark Holdings, Inc. 2024 Long-Term Incentive Plan requires the affirmative vote of a majority of the votes cast by stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

Changing your vote

You may revoke your proxy and change your vote at any time before the proxy has been exercised at the Annual Meeting.

If you are a stockholder of record, your proxy can be revoked in several ways:

▪
by timely delivery of a written revocation to the Company Secretary;
▪
by submitting another valid proxy bearing a later date; or
▪
by attending the Annual Meeting and voting your shares.

If your shares are held in street name, you must contact your broker or bank in order to revoke your proxy. Generally, you may change your vote by submitting new voting instructions to your broker or bank, or, by attending the Annual Meeting and voting if you have obtained a voting instruction form from your broker or bank giving you the right to vote your shares.

Inspector of Election

The Company has retained a representative of Mediant to serve as an independent tabulator to receive and tabulate the proxies and as an independent inspector of election to certify the results.

Proxy Solicitation Costs

The Company pays for this proxy solicitation. We use DFIN, its agents, and brokers to distribute all proxy materials to our stockholders. We will pay them a fee and reimburse any expenses they incur in making the distribution. Proxies will be solicited on behalf of the Board by mail, telephone, other electronic means or in person. We have retained D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, NY 10005, to assist with the solicitation for a fee of $7,500 plus reasonable out-of-pocket expenses.

Obtaining Company Material

You can also visit our website at https://ir.cinemark.com for free access to our corporate governance documents and our filings with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to these reports. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants. The address of the website is www.sec.gov.

Stockholders may receive a copy of the Company’s 2023 Annual Report on Form 10-K at no charge by sending a written request to Michael Cavalier, Company Secretary at Cinemark Holdings, Inc., 3900 Dallas Parkway, Plano, Texas 75093.

56

DEADLINE FOR STOCKHOLDER PROPOSALS AND STOCKHOLDER DIRECTOR NOMINATIONS FOR THE 2025 ANNUAL MEETING

Stockholder proposals: Stockholder proposals, other than director nominations, requested to be included in the proxy statement for our 2025 annual meeting, must be received no later than the close of business on December 8, 2024, and comply with Rule 14a-8 under the Exchange Act. Stockholder proposals for consideration at the 2025 annual meeting, but not for inclusion in the proxy materials, must be in writing, received by the Company’s Secretary at our principal executive offices at 3900 Dallas Parkway, Plano, Texas 75093, no earlier than the opening of business on January 16, 2025, and no later than the close of business on February 15, 2025, submitted by a shareholder of record, and must set forth the information required by the Company’s by-laws.

Stockholder Director Nominations: Under the Company’s by-laws, notice by stockholders who intend to nominate directors at the 2025 annual meeting of stockholders must be in writing and received by the Company’s Secretary at our principal executive offices at 3900 Dallas Parkway, Plano, Texas 75093, no earlier than the opening of business on January 16, 2025, and no later than the close of business on February 15, 2025. Notice of director nominations must be submitted by a stockholder of record and must set forth the information required by the Company’s by-laws. If you are a beneficial owner of shares held in street name, you can contact the organization that holds your shares for information about how to register your shares directly in your name as a shareholder.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2025 annual meeting of stockholders must provide timely notice by the same deadline noted in the preceding paragraph for the submission of nominations. Such notice must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.

Solicitation of Proxies for 2025 Annual Meeting of Stockholders

We intend to file a proxy statement and white proxy card with the SEC in connection with our solicitation of proxies for our 2025 annual meeting of shareholders. Shareholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at: www.sec.gov.

57

ADDITIONAL INFORMATION

STOCKHOLDERS SHARING A COMMON ADDRESS

If you and other residents at your mailing address own Common Stock in street name, your broker or bank may have sent you a notice that your household will receive only one proxy statement for each company in which you hold stock through that broker or bank. Nevertheless, each stockholder will receive a separate proxy card. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. If you did not respond that you did not want to participate in householding, the broker or bank will assume that you have consented and will send one copy of our proxy statement to your address. You may revoke your consent to householding by contacting your broker or bank, if you hold Common Stock in street name, or the Company’s Secretary, if you are the registered holder of the Common Stock. The revocation of your consent to householding will be effective 30 days following its receipt. Upon written or oral request to the Company’s Secretary at the address or telephone number provided above, the Company will deliver promptly a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of this proxy statement was delivered. By written or oral request to the same address (i) a stockholder may direct a notification to the Company that the stockholder wishes to receive a separate annual report or proxy statement in the future or (ii) stockholders who are sharing an address and who are receiving delivery of multiple copies of the Company’s annual reports or proxy statements can request delivery of only a single copy of these documents to their shared address.

INCORPORATION BY REFERENCE

The material under the headings “Compensation Committee Report,” “Audit Committee Report” and the disclosure regarding independence of the members of the Audit Committee shall not be deemed to be “filed” with the SEC nor deemed incorporated into any future filing with the SEC, except to the extent that we specifically incorporate it by reference into the filing.

OTHER MATTERS

The Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies received will be voted in respect thereof in accordance with the recommendation of the Board. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

AVAILABILITY OF REPORT ON FORM 10-K

A free copy of the 2023 Annual Report Form 10-K may also be obtained at the website maintained by the SEC at www.sec.gov or by visiting our website at https://ir.cinemark.com/ and clicking on the “Financials” tab and then on “SEC Filings.” Upon your written request, we will provide to you a complimentary copy of our 2023 Annual Report on Form 10-K (without exhibits) as filed with the SEC. Your request should be mailed to the Company’s offices, addressed as follows: Cinemark Holdings, Inc., Attention: Company Secretary, 3900 Dallas Parkway, Plano, Texas 75093.

Cinemark Holdings, Inc.

3900 Dallas Parkway

Plano, Texas 75093

April 1, 2024

58

ANNEX A: SUPPLEMENTAL FINANCIAL INFORMATION

NON-GAAP MEASURES

Reconciliation of Adjusted EBITDA

(unaudited, in millions)

	Year Ended December 31,
	2023	2022	2021
Net income (loss)	$191.5	$(268.0)	$(422.2)
Add (deduct):
Income tax expense (benefit)	29.9	3.0	(16.8)
Interest expense(a)	150.4	155.3	149.7
Other (income) expense, net (b)	(19.6)	23.6	43.5
Cash distributions from equity investees (c)	5.7	6.9	0.2
Depreciation and amortization	209.5	238.2	265.4
Impairment of long-lived and other assets	16.6	174.1	20.8
(Gain) loss on disposal of assets and other	(7.7)	(6.8)	8.0
Restructuring costs	—	(0.5)	(1.0)
Loss on extinguishment of debt and refinancing	10.7	—	6.5
Non-cash rent expense	(17.9)	(10.8)	(3.4)
Share-based awards compensation expense (d)	25.0	21.5	29.3
Adjusted EBITDA	$594.1	$336.5	$80.0

(a)
Includes amortization of debt issuance costs, amortization of original issue discount and amortization of accumulated gains (losses) for amended swap agreements.
(b)
Includes interest income, foreign currency exchange and other related loss, equity in income (loss) of affiliates interest expense - NCM and unrealized gain on investment in NCMI.
(c)
Includes cash distributions received from equity investees that were recorded as a reduction of the respective investment balances. These distributions are reported entirely within the U.S. operating segment.
(d)
Non-cash expense included in general and administrative expenses.

A-1

ANNEX B: Cinemark Holdings, Inc.

2024 Long Term Incentive Plan

CINEMARK HOLDINGS, INC.

2024 LONG-TERM INCENTIVE PLAN

B-1

B-2

CINEMARK HOLDINGS, INC. 2024 LONG-TERM INCENTIVE PLAN

The Cinemark Holdings, Inc. 2024 Long-Term Incentive Plan (as may be amended or amended and restated from time to time, the “Plan”) was adopted by the Board of Directors of Cinemark Holdings, Inc., a Delaware corporation (the “Company”) on March 21, 2024 (the “Board Approval Date”) to be effective as of the date the Plan is approved by the Company’s stockholders at the Company’s next Annual Shareholder Meeting (the “Effective Date”). The Plan is intended to be an “employee benefit plan” as such term is defined under Rule 405 of the Securities Act and replaces and supersedes the Cinemark Holdings, Inc. 2017 Omnibus Incentive Plan, as amended and restated (the “Prior Plan”) in its entirety. The Prior Plan shall terminate on the Effective Date, and no future awards may be granted thereunder after the Effective Date, provided that the Prior Plan shall continue to apply to awards granted under the Prior Plan prior to the Effective Date.

1.
Purpose

The purposes of the Plan are to (i) advance the interests of the Company and its stockholders by providing significant incentives to selected Employees, Directors and Consultants of the Company and its Subsidiaries, (ii) enhance the interest of such persons in the success and progress of the Company and its Subsidiaries by providing them with an opportunity to become stockholders of the Company, and (iii) enhance the ability of the Company and its Subsidiaries to attract and retain qualified management and other personnel necessary for the success and progress of the Company and its Subsidiaries.

2.
Definitions
a.
“Administrator” means the Board or the Committee appointed by the Board in accordance with Section 3.
b.
“Affiliate” means any parent or direct or indirect subsidiary of the Company, whether now or hereafter existing.
c.
“Award” means, individually or collectively, any Option, Restricted Award, SAR, other Stock-Based Award or Cash-Based Award granted under the Plan.
d.
“Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award. Each Award Agreement will be subject to the terms and conditions of the Plan and need not be identical.
e.
“Board” means the Board of Directors of the Company.
f.
“Cash-Based Award” means an Award granted under Section 10.
g.
“Cause” means “Cause” as defined in any written Service Agreement in effect between the applicable Participant and the Company or a Subsidiary, or if such Participant is not a party to a written Service Agreement in which Cause is defined, then Cause means (i) the abuse of illegal drugs, alcohol or other controlled substances or the intoxication of such Participant during working hours, (ii) the commission of, or conviction of, or plea of guilty or nolo contendere of, a felony, (iii) the commission of fraud, embezzlement or theft by such Participant (iv) the unexcused absence by such Participant from such Participant’s regular job location for more than five consecutive days or for more than the aggregate number of days permitted to the Participant under Company vacation and sick leave policies applicable to the Participant, (v) any material violation of the Company’s written policies or codes of conduct or (vi) any conduct or activity of such Participant deemed injurious to the Company in the reasonable discretion of the Company or the Board.
h.
“Code” means the Internal Revenue Code of 1986, as amended.
i.
“Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3(f).
j.
“Common Stock” means (i) the authorized Common Stock of the Company, par value $.001 per Share, as constituted on the Effective Date or (ii) the shares resulting from a change in the Common Stock as presently constituted which is limited to a change of all of its authorized shares with par value into the same number of shares without par value or as a change in the par value.
k.
“Company” means Cinemark Holdings, Inc., a Delaware corporation.

B-3

l.
“Consultant” means any natural person who provides bona fide consulting or advisory services to the Company or an Affiliate under a written agreement, which services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.
m.
“Continuing Directors” means individuals who, with respect to any 12-month period, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any Person other than the Board) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which that individual is named as a nominee for Director without objection to the nomination) who either were Directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;
n.
“Continuous Service” means the service of a Participant with the Company or an Affiliate as an Employee, Director or Consultant is not interrupted or terminated. A Participant’s Continuous Service will not be deemed interrupted or terminated merely because of a change in the capacity in which the Participant renders service, such as a change in status from Employee to Consultant or Director, or a change in the entity for which the Participant renders service, such as from the Company to an Affiliate, so long as there is no interruption or termination of the Participant’s service ; provided, that a change in capacity in which the Participant renders service shall not be deemed a termination of Continuous Service hereunder with respect to any Awards constituting “nonqualified deferred compensation” subject to Section 409A of the Code that are payable upon a termination of Continuous Service, unless such change in capacity constitutes a “separation from service” within the meaning of Section 409A of the Code. The Administrator or its delegate, in its sole discretion, may determine whether Continuous Service will be considered interrupted in the case of any approved leave of absence, including sick leave, military leave or any other personal or family leave of absence. Any payments in respect of an Award constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a termination of Continuous Service shall be delayed for such period as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code. On the first business day following the expiration of such period, the Participant shall be paid, in a single lump sum without interest, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule applicable to such Award.
o.
“Date of Grant” means the first date on which all necessary corporate action has been taken by the Administrator to approve the grant of an Award to a Participant as provided under the Plan, provided the key terms and conditions of the Award are communicated to the Participant within a reasonable period thereafter; or such later date as is designated by the Administrator and specified in the Award Agreement or in the resolution adopted by the Committee. In any situation where the terms of the Award are subject to negotiation with the Participant, the Date of Grant will not be earlier than the date the key terms and conditions of the Award are communicated to the Participant.
p.
“Director” means a member of the Board.
q.
“Disability” means “Disability” as defined in any written Service Agreement in effect between the applicable Participant and the Company or a Subsidiary, or if such Participant is not a party to a written Service Agreement in which Disability is defined, then “Disability” means a physical or mental impairment that (i) renders the Participant unable to perform the essential functions of the Participant’s service to the Company or its Subsidiaries, even with reasonable accommodation that does not impose an undue hardship on the Company or its Subsidiaries, (ii) has existed for at least 60 consecutive days, and (iii) in the opinion of a physician selected by the Company will last for a duration of at least 180 consecutive days. A Participant’s Disability shall be determined by the Company, in good faith, based upon information supplied by the Participant and a physician selected by the Company. For purposes of determining the rules relating to an Incentive Stock Option, the term “Disability” shall mean a “permanent and total disability” within the meaning of Code Section 22(e)(3). The Participant shall submit to physical exams and diagnostic tests reasonably recommended by such physician.
r.
“Eligible Director” means a person who is a “non-employee director” as defined in Rule 16b-3(b)(3) under the Exchange Act.

B-4

s.
“Employee” means a common law or statutory employee of the Company or an Affiliate. Mere service as a Director or payment of a Director’s fee by the Company or an Affiliate is not sufficient by itself to constitute being an Employee.
t.
“Established Securities Market” means a national securities exchange that is registered under Section 6 of the Exchange Act, a foreign national securities exchange that is officially recognized, sanctioned or supervised by governmental authority or any over-the-counter market that is reflected by the existence of an interdealer quotation system.
u.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
v.
“Executive Officer” means an officer of the Company who is an “executive officer” within the meaning of Rule 3b-7 promulgated under the Exchange Act.
w.
“Exercise Price” means the price per Share at which the holder of an Option may buy an underlying Share on exercise of the Option.
x.
“Fair Market Value” means, as of the date of any valuation event, the value per Share determined using a presumptively reasonable valuation method under Treasury Regulation Section 1.409A-1(b)(5)(iv), which includes the following methods:
i.
On any date on which the Common Stock is readily tradable on an Established Securities Market, if the Common Stock is admitted to trading on an exchange or market for which closing prices are reported on any date, Fair Market Value may be determined based on (1) the last sale before or the first sale after the Date of Grant of an Award or any other valuation event; (2) the closing price on the last trading day before the Date of Grant of an Award or any other valuation event; (3) the closing price on the Date of Grant or any other valuation event; or (4) an average selling price during a specified period that is within 30 days before or 30 days after the Date of Grant of an Award, on condition that the commitment to grant an Award based on an average selling price during a specified period must be irrevocable before the beginning of the specified period, and the valuation method must be used consistently for grants of Awards under the Plan and substantially similar programs.
ii.
If the Common Stock is readily tradable on an Established Securities Market but closing prices are not reported, Fair Market Value may be determined based on (1) the average of the highest bid and lowest asked prices of the Common Stock reported on the last trading day before the Date of Grant of an Award or any other valuation event or on the Date of Grant of an Award or any other valuation event; or (2) an average of the highest bid and lowest asked prices during a specified period that is within 30 days before or 30 days after the Date of Grant of an Award, on condition that the commitment to grant an Award based on an average selling price during a specified period must be irrevocable before the beginning of the specified period, and the valuation method must be used consistently for grants of Awards under the same and substantially similar programs.
iii.
At any time the Common Stock is not readily tradable on an Established Securities Market, the Administrator will determine the Fair Market Value through the reasonable application of a reasonable valuation method based on the facts and circumstances as of the valuation date, including, at the election of the Administrator, by an independent appraisal that meets the requirements of Code Section 401(a)(28)(C) and the regulations issued thereunder as of a date that is no more than 12 months before the relevant transaction to which the valuation is applied (for example, an Option’s Date of Grant), and that determination will be conclusive and binding on all Persons.
y.
“Incentive Stock Option” means an Option intended to qualify as an incentive stock option under Section 422 of the Code and the regulations issued thereunder.
z.
“Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
aa.
“Officer” means an individual who is an officer of the Company as defined in Rule 16a-1(f) under the Exchange Act.
bb.
“Option” means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan.
cc.
“Participant” means an individual to whom an Award is granted under the Plan or, if applicable, such other Person who holds an outstanding Award.

B-5

dd.
“Permitted Transferee” means a Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son- in-law, daughter-in-law, brother-in-law or sister-in-law (including adoptive relationships), any individual sharing the Participant’s household (other than a tenant or employee), a trust in which these individuals (or the Participant) have more than 50% of the beneficial interest, a foundation in which these individuals (or the Participant) control the management of assets, any other entity in which these individuals (or the Participant) own more than 50% of the voting interests, or such other transferee as may be permitted by the Administrator in its sole discretion.
ee.
“Performance Stock Unit” means a hypothetical unit granted under an Award to a Participant evidencing the right to receive one Share or an equivalent value in cash equal to the Fair Market Value (as determined by the Administrator) in the future, which right is subject to certain restrictions, performance metrics and risk of forfeiture.
ff.
“Person” means an individual, partnership, limited liability company, corporation, association, joint stock company, trust, joint venture, labor organization, unincorporated organization, governmental entity or political subdivision thereof or any other entity, and includes a syndicate or group as those terms are used in Section 13(d)(3) or 14(d)(2) of the Exchange Act.
gg.
“Prior Plan Awards” means (i) any awards under the Prior Plan that are outstanding on the Effective Date, and that, on or after the Effective Date, are forfeited, expire or canceled or otherwise terminated; and (ii) any shares subject to awards relating to Common Stock under the Prior Plan that are settled in cash on or after the Effective Date, but solely to the extent that such awards, by their terms, could have been settled in Shares.
hh.
“Restricted Award” means an Award of Restricted Stock, Restricted Stock Units or Restricted Stock Units granted under Section 7.
ii.
“Restricted Period” has the meaning set forth in Section 7.
jj.
“Restricted Stock” means Shares granted under an Award to a Participant, which are subject to certain restrictions and risk of forfeiture.
kk.
“Restricted Stock Unit” means a hypothetical unit granted under an Award to a Participant evidencing the right to receive one Share or an equivalent value in cash equal to the Fair Market Value (as determined by the Administrator) in the future, which right is subject to certain restrictions and risk of forfeiture.
ll.
“Sale of the Company” means the sale of the Company to any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate), pursuant to which such Person directly or indirectly acquire (i) “beneficial ownership” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Company’s board of directors or entitling such Person to exercise more than 50% of the total voting power of the outstanding shares of capital stock entitled to vote of the Company or of the Surviving Entity (whether by merger, consolidation or sale or transfer of the Company’s capital stock) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis. Notwithstanding the foregoing, a transaction will not constitute a “Sale of the Company” if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the stockholders of the Company as their holding of the Company’s capital stock immediately before the transaction. Notwithstanding the foregoing, with respect to the payment of any amount that constitutes a “deferral of compensation” subject to Section 409A of the Code payable upon a Sale of the Company, a Sale of the Company shall not be deemed to have occurred, unless the Sale of the Company constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company under Section 409A(a)(2)(A)(v) of the Code.
mm.
“Sale Value” means the price per share of Common Stock offered to stockholders of the Company in any Sale of the Company or in any merger, consolidation, dissolution or other transaction.
nn.
“SAR” or “Stock Appreciation Right” means the right under an Award to receive an amount equal to the difference between the Fair Market Value as of the date of exercise and the Strike Price, multiplied by the number of Shares for which the Award is exercised, all as determined under Section 8.
oo.
“Securities Act” means the Securities Act of 1933, as amended.

B-6

pp.
“Service Agreement” means any written agreement between a Participant and the Company or any of its Subsidiaries regarding the provision of Service to the Company or any of its Subsidiaries by such Participant.
qq.
“Share” means one share of the Common Stock.
rr.
“Strike Price” means the base value per Share of a SAR, as determined by the Administrator and as set forth in the Award Agreement.
ss.
“Subsidiary” or “Subsidiaries” means, as to any Person, any other Person (i) of which such Person or any other Subsidiary of such Person is a general partner, (ii) of which such Person, any one or more of its other subsidiaries of such Person, or such Person and any one or more of its other Subsidiaries, directly or indirectly owns or controls securities or other equity interests representing more than fifty percent (50%) of the aggregate voting power, or (iii) of which such Person, any one or more of its other Subsidiaries of such Person, or such Person and any one or more of its other Subsidiaries, possesses he right to elect more than fifty percent (50%) of the board of directors or Persons holding similar positions; provided, however, with respect to determining rules relating to Incentive Stock Options, the term “Subsidiary” or “Subsidiaries” means a “subsidiary corporation” or “subsidiary corporations” of the Company as defined in Section 424(f) of the Code.
tt.
“Surviving Entity” means the Company, if immediately following any merger, consolidation or similar transaction, the holders of outstanding voting securities of the Company immediately before the merger or consolidation own equity securities possessing more than 50% of the voting power of the entity existing following the merger, consolidation or similar transaction. In all other cases, the other entity to the transaction and not the Company will be the Surviving Entity. In making the determination of ownership by the stockholders of an entity immediately after the merger, consolidation or similar transaction, equity securities that the stockholders owned immediately before the merger, consolidation or similar transaction as stockholders of another party to the transaction will be disregarded. Further, outstanding voting securities of an entity will be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time whether or not contingent on the satisfaction of performance goals) into securities entitled to vote.
3.
Administration
a.
Administration by Board. The Board will administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(f).
b.
Authority of Administrator. The Administrator will have the power and authority to select Participants, subject to the limitations set forth in the Plan, and grant Awards under the terms of the Plan.
c.
Specific Authority. In particular, the Administrator will have the authority to:
i.
construe and interpret the Plan and apply its provisions;
ii.
promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;
iii.
authorize any Person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;
iv.
delegate its authority to one or more Officers of the Company with respect to Awards that do not involve any individual who is subject to Section 16 of the Exchange Act, which delegation will be by a resolution that specifies the total number of Shares that may be subject to Awards by the Officer and the Officer may not make an Award to himself or herself;
v.
determine when Awards are to be granted under the Plan;
vi.
determine the number of Shares to be made subject to each Award;
vii.
determine whether each Option is to be an Incentive Stock Option or a Nonqualified Stock Option;
viii.
prescribe the terms and conditions of each Award, including, without limitation, the Strike Price or Exercise Price and medium of payment, vesting provisions (subject to the minimum vesting conditions under Section 16(a)), and to specify the provisions of the Award Agreement relating to the grant or sale;

B-7

ix.
subject to the restrictions applicable under Section 8(d) and (e) and Section 15(d) and (e), amend any outstanding Awards, including for the purpose of modifying the time and manner of vesting, purchase price, Exercise Price or Strike Price or the term of any outstanding Award;
x.
determine the duration and purpose of leaves of absences that may be granted to a Participant without constituting termination of their Continuous Service for purposes of the Plan, which periods will be no shorter than the periods generally applicable to Employees under the Company’s employment policies or as required under applicable law;
xi.
make decisions with respect to outstanding Awards that may become necessary on a Sale of the Company or an event that triggers capital adjustments;
xii.
establish such rules and procedures it deems desirable to satisfy any obligation of the Company or its Subsidiaries to withhold federal, state or local income tax or other employment taxes with respect to any Awards;
xiii.
engage outside consultants, auditors and other professional assistance in fulfillment of its duties under the Plan, all at the Company’s expense; and
xiv.
exercise discretion to make any and all other determinations that it may determine to be necessary or advisable for administration of the Plan.
d.
Determinations. In making its determinations concerning the Participants who shall receive Awards, as well as the number of shares of Common Stock to be covered thereby and the time or times at which they shall be granted, the Administrator shall take into account the nature of the Service rendered by such Participants, their past, present and potential contribution to the Company’s success and such factors as the Administrator may deem relevant. The Administrator shall determine the form of Award Agreements evidencing Awards under the Plan and the terms and conditions to be included therein; provided such terms and conditions are not inconsistent with the terms of the Plan, the Company’s Certificate of Incorporation or Bylaws. The Administrator may waive any provisions of any Award Agreement, provided such waiver is not inconsistent with the terms of the Plan, the Company’s Certificate of Incorporation or Bylaws. The determinations of the Administrator under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.
e.
Decisions Final. All decisions made by the Administrator under the provisions of the Plan will be final and binding on the Company and the Participants, unless a decision is determined by a court having jurisdiction to be arbitrary and capricious.
f.
Committee.
i.
General. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” applies to any Person or Persons to whom that authority has been delegated. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in the Plan to the Administrator will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, consistent with the provisions of the Plan, as the Board may adopt. The Board may abolish the Committee at any time and re-vest in the Board the administration of the Plan. The members of the Committee will be appointed by and serve at the pleasure of the Board. The Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without Cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act by a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and shall keep minutes of all of its meetings. Subject to the limitations prescribed by the Plan and the Board, the Committee shall establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.
ii.
Committee Composition. The Board has sole discretion to determine whether it intends to comply with the exemption requirements of either Rule 16b-3 under the Exchange Act. However, if the Board intends to satisfy such exemption requirements with respect to Awards to any Officer or

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Director, the Committee will at all times consist solely of two or more Eligible Directors. Within the scope of that authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are not “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, or to one or more Officers, the authority to grant Awards to eligible individuals who are not Officers, Directors, “beneficial owners” (as defined in Rule 16a-1(a)(1) under the Exchange Act) of more than 10% of any class of equity securities of the Company registered under Section 12 of the Exchange Act or otherwise subject to Section 16 of the Exchange Act. Nothing in this Section 3(f)(ii) is intended to create an inference that an Award granted other than by a committee of the Board consisting at all times solely of two or more Eligible Directors is not validly granted under the Plan.
g.
Liability.No member of the Board or any Committee shall be liable for anything done or omitted to be done by him or by any other member of the Board or any Committee in connection with the Plan, except for his own willful misconduct or gross negligence (unless the Company’s Certificate of Incorporation or Bylaws, or any indemnification agreement between the Company and such person, in each case in accordance with applicable law, provides otherwise).
4.
Shares Subject to the Plan
a.
Share Reserve. Subject to adjustment under Section 14(a), the maximum aggregate number of Shares that may be issued under the Plan is 10,770,929, which includes 770,929 Shares remaining available under the Prior Plan, subject to increase by any Prior Plan Awards.
b.
Return of Shares to the Share Reserve. If any Award under this Plan or Prior Plan is forfeited, cancelled, expires or otherwise terminates, in whole or in part, the number of Shares covered by the Award or Prior Plan Award so forfeited, cancelled, expired or otherwise terminated will revert to and again become available for issuance under the Plan. Each Share subject to any Award granted hereunder or any Prior Plan will be counted against the Share reserve set forth in Section 4(a)on the basis of one Share for every Share subject thereto. Notwithstanding anything in the Plan to the contrary, Shares used to pay the required Exercise Price or that are used or withheld to satisfy tax obligations of the Participant will not be available again for other Awards under the Plan. Awards or portions thereof that are settled in cash and not in Shares will not be counted against the foregoing maximum Share limitations. Notwithstanding anything in this Section 4 to the contrary and subject to adjustment under Section 14(a), the maximum number of Shares that may be issued on the exercise of Incentive Stock Options will equal the aggregate number of Shares stated in Section 4(a) plus, to the extent permitted under Section 422 of the Code and the Treasury regulations thereunder, any Shares that become available for issuance under the Plan under this Section 4(b).
c.
Source of Shares. Shares issued under an Award may consist of authorized and unissued Shares, Shares held by the Company as treasury shares or Shares purchased on the open market, and may be subject to restrictions deemed appropriate by the Administrator.
5.
Eligibility
a.
For Awards other than Options and SARs. Restricted Awards, other Stock-Based Awards and Cash-Based Awards may be granted to any Employee, Director or Consultant of the Company or any Affiliate.
b.
For Nonqualified Stock Options and SARs. Nonqualified Stock Options and SARs may be granted to any Employee, Director or Consultant of the Company or a direct or indirect majority-owned subsidiary of the Company with respect to which the Company, on the Date of Grant, is an “eligible issuer” under Treasury Regulation Section 1.409A-1(b)(5)(iii)(E)(1).
c.
For Incentive Stock Options. Incentive Stock Options may be granted only to an Employee of the Company or a corporation that, on the Date of Grant, is a “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Code Sections 424(e) and 424(f), respectively.
d.
Director Awards.
i.
If the Board or the compensation committee of the Board separately has adopted or in the future adopts a compensation policy covering some or all non-employee Directors that provides for a predetermined formula grant that specifies the type of Award, the timing of the Date of Grant and the number of Shares to be awarded under the terms of the Plan, that formula grant will be incorporated herein by reference and will be administered as if provided under the terms of the Plan

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without any requirement that the Administrator separately take action to determine the terms of those Awards.
ii.
Subject to capitalization adjustment under Section 14(a), the aggregate dollar value of Awards (calculated as the Date of Grant fair value of such Awards for financial reporting purposes) and cash compensation granted under this Plan or otherwise during any calendar year to any non-employee Director shall not exceed $1,000,000, rounded down to the nearest full Share. The foregoing limit shall not count any SAR granted in tandem with an Option under Section 8(a).
6.
Stock Options
a.
Each Option will be in such form and will contain such terms and conditions as the Administrator deems appropriate. All Options will be separately designated Incentive Stock Options or Nonqualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for Shares purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company will have no liability to any Participant or any other Person if an Option designated as an Incentive Stock Option fails to qualify as an Incentive Stock Option at any time. The provisions of separate Options need not be identical, but each Option will include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:
b.
Term and Expiration. The term during which an Option is exercisable shall be that period determined by the Administrator as set forth in the applicable Option Agreement, provided that no Option may be exercisable later than 10 years after the Date of Grant.
c.
Exercise Price. The Exercise Price for each Option will be equal to or greater than the Fair Market Value on the Date of Grant; provided that an Option granted under an assumption or substitution for another stock option in a manner satisfying the provisions of Section 424(a) of the Code, as if the Option was a statutory stock option, may be granted with an Exercise Price lower than the Fair Market Value on the Date of Grant. No dividends or dividend equivalents will be paid on any outstanding Option.
d.
Term and Exercise Price of Incentive Stock Options Granted to a Ten Percent Stockholder. Notwithstanding the foregoing, no Incentive Stock Option granted to an Employee who owns (or is deemed to own under Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Code Sections 424(e) and 424(f), respectively, may be exercisable later than five years after the Date of Grant or have an exercise price that is less than 110% of the Fair Market Value on the Date of Grant.
e.
Repricing Prohibited. Except as otherwise provided in Section 14without the prior approval of the Company’s stockholders: (i) the Exercise Price of an Option may not be directly or indirectly reduced; (ii) an Option may not be cancelled in exchange for cash, an Option or SAR with an Exercise Price or Strike Price that is less than the Exercise Price of the original Option, any other Award or otherwise; and (iii) the Company may not purchase an Option for value from a Participant if the current Fair Market Value of the Shares underlying the Option is lower than the Option’s Exercise Price.
f.
Consideration. The Exercise Price for Shares purchased under an Option and all federal, state, local and other income, excise or employment taxes subject to withholding (if any) by the Company or a Subsidiary as a result of the exercise of an Option will be paid in cash or by certified or bank check at the time the Option is exercised, or, to the extent permitted by applicable laws and regulations, in the Administrator’s sole discretion and on such terms as the Administrator approves: (i) by delivery (by actual delivery or by attestation) to the Company of previously-acquired Shares, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the aggregate Exercise Price due for the number of Shares being purchased; (ii) if the Common Stock is readily tradable on an Established Securities Market, by a copy of instructions directing a broker to sell Shares for which the Option is exercised and to remit to the Company the aggregate Exercise Price due for the number of Shares being purchased; (iii) by directing the Company to withhold from transfer the number of Shares that otherwise would have been delivered by the Company on exercise of the Option having a Fair Market Value equal to all or part of the aggregate Exercise Price due on exercise (provided that to the extent such direction would result in the Company withholding fractional Shares, the number of Shares to be withheld will be rounded down to the nearest whole and the Participant shall be required to pay the remainder of the Exercise Price in cash or by certified or bank check), in which case the Option will be surrendered and cancelled with respect to the Shares retained as well as the Shares delivered; or (iv) in any other form of

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legal consideration that may be acceptable to the Administrator. Notwithstanding the foregoing, at any time that the Company is an “issuer” as defined in Section 2 of the Sarbanes-Oxley Act of 2002, no Director or Executive Officer (or equivalent thereof) of the Company or its Affiliates will be permitted to pay any part of the Exercise Price with a promissory note or in any other form that could be deemed a prohibited personal loan under Section 13(k) of the Exchange Act.
g.
Vesting. The Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal (subject to the minimum vesting conditions under Section 16(a). The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Administrator determines to be appropriate. The vesting provisions of individual Options may vary. The Administrator may, but will not be required to, provide that no Option may be exercised for a fraction of a Share. The Administrator may, but will not be required to, provide for an acceleration of vesting and exercisability in the terms of the Award Agreement for any Option on the occurrence of the death or Disability of a Participant or a Sale of the Company.
h.
Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value of Shares on the Date of Grant with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Code Sections 424(e) and 424(f), respectively) exceeds $100,000, the Options or portions thereof which exceed that limit (according to the order in which they were granted) will be treated as Nonqualified Stock Options.
i.
Employee Transfer, Approved Leave of Absence. For purposes of Incentive Stock Options, no termination of employment by an Employee will be deemed to result from either (i) a transfer to the employment of the Company from a “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Code Sections 424(e) and 424(f), respectively, from the Company to a parent corporation or subsidiary corporation or from one parent corporation or subsidiary corporation to another; or (ii) an approved leave of absence for military service or sickness or for any other purpose approved by the Company, if the period of leave does not exceed three months or, if longer, the Employee’s right to re-employment is guaranteed either by a statute or by contract.
j.
Disqualifying Dispositions. Each Participant awarded an Incentive Stock Option will be required to immediately notify the Company in writing as to the occurrence of a disqualifying disposition of any Shares acquired by exercise of the Incentive Stock Option, and the price realized on the disqualifying disposition of those Shares. A “disqualifying disposition” is any disposition (including, without limitation, any sale or transfer) before the later of (i) two years after the Date of Grant of the Incentive Stock Option or (ii) one year after the issuance of the Shares acquired by exercise of the Incentive Stock Option. The Company may, if determined by the Administrator and in accordance with procedures established by the Administrator, retain possession of any Shares acquired by exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.
k.
Rights of Participant in Common Stock. Neither any Participant nor the legal representatives, heirs, legatees, distributees or Permitted Transferees of any Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Option Shares unless and until such Shares are issued to such Person (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). Upon the issuance of such Shares, such Participant shall have absolute ownership of the Shares, including the right to vote such Shares, to the same extent as any other owner of Shares, and to receive dividends thereon, subject, however, to the terms, conditions and restrictions of the Plan and any other undertakings of such holder of Common Stock.
7.
Restricted Awards

A Restricted Award is an Award of Restricted Stock, Restricted Stock Units or Performance Stock Units, which provides that, except as otherwise provided in Section 16(e)(ii) with respect to Permitted Transferees, the Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or otherwise encumbered for the period (the “Restricted Period”) determined by the Administrator. Each Restricted Award will be in such form and will contain such terms, conditions, eligibility and Restricted Periods as the Administrator determines to be appropriate, including the treatment of dividends or dividend equivalents, as the case may be. The Administrator in its discretion may provide for the acceleration of the end of the Restricted Period in the terms of any Restricted Award, including in the event of a Sale of the Company. The terms and conditions of the Restricted Award may change from time to time, and the terms and conditions of separate Restricted Awards need not be identical, but each Restricted Award must include (through

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incorporation of provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:

a.
Payment for Restricted Awards. The purchase price of Shares acquired under a Restricted Award, if any, will be determined by the Administrator, and may be stated as cash, property or prior or future services rendered to the Company for its benefit or an Affiliate for its benefit. Shares acquired in connection with a Restricted Award may be issued for such consideration, having a value not less than the par value thereof, as may be determined by the Administrator. Required consideration for Shares acquired in connection with a Restricted Award may be paid: (i) in cash at the time of purchase; or (ii) in any other form of legal consideration that may be acceptable to the Administrator in its discretion including, without limitation, a recourse promissory note, property or prior or future services that the Administrator determines have a value at least equal to the purchase price of the Restricted Award. Notwithstanding the foregoing, at any time that the Company is an “issuer” as defined in Section 2 of the Sarbanes-Oxley Act of 2002, no Director or Executive Officer (or equivalent thereof) of the Company or an Affiliate will be permitted to pay any portion of the purchase price for Shares acquired under a Restricted Award with a promissory note or in any other form that could be deemed prohibited personal loan under Section 13(k) of the Exchange Act.
b.
Vesting. The Restricted Award, and any Shares acquired thereunder, will be subject to a Restricted Period that specifies a right of repurchase in favor of the Company, or forfeiture where the consideration was in the form of services, in accordance with a vesting schedule to be determined by the Administrator, subject to the minimum vesting conditions under Section 16(a), which may be based on performance or other criteria. Except as provided under Section 16(a), no Restricted Award may be granted that is, in whole or in part, vested on the Date of Grant and not subject to a Restricted Period.
c.
Lapse of Restrictions. If a Participant has performed Continuous Service to the Company or its Affiliates, on the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Administrator (including, without limitation, the Participant’s satisfaction of applicable tax withholding obligations attributable to the Award), the restrictions applicable to the Restricted Award will lapse and the number of Shares with respect to which the restrictions have lapsed will be issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), free of any restrictions except those that may be imposed by law, the terms of the Plan or the terms of a Restricted Award, to the Participant or the Participant’s beneficiary or estate, as the case may be, unless the Restricted Award is subject to a deferral condition that complies with Section 409A of the Code and the regulations thereunder as may be allowed or required by the Administrator in its sole discretion. The Company will not be required to deliver any fractional Share but will pay, in lieu thereof, the Fair Market Value of the fractional Share in cash to the Participant or the Participant’s beneficiary or estate, as the case may be. With respect only to Restricted Stock Units, unless otherwise subject to a deferral condition that complies with Section 409A of the Code, the Shares (or cash, if applicable) will be issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) and the Participant will be entitled to the beneficial ownership rights of the Shares not later than (i) the date that is 2½ months after the end of the Participant’s taxable year (or the end of the Company’s taxable year, if later) for which the Restricted Period ends and the Restricted Stock Unit is no longer subject to a substantial risk of forfeiture, or such earlier date as may be necessary to avoid application of Section 409A of the Code to the Award.
d.
Stockholder Rights. Unless otherwise provided by the Administrator in an Award Agreement, the holder of Shares of Restricted Stock shall be entitled to vote such Shares and to receive dividends, if any, paid thereon.
e.
Dividend Equivalents on Restricted Stock Units. Unless otherwise provided by the Administrator in an Award Agreement, the holder of Restricted Stock Units will be entitled to receive dividend equivalents which shall be subject to the same vesting schedule as the Restricted Stock Units to which they relate.
f.
Delivery of Restricted Stock. Shares of Restricted Stock will be delivered to the Participant at the Date of Grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its Employees) designated by the Administrator, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing Shares of the Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Shares.

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g.
Section 83(b) Election. Within thirty days after the Date of Grant for an Award of Restricted Stock hereunder, the Participant may file with respect to all or a portion of the Restricted Stock an election under Code Section 83(b) to include in gross income the Date of Grant Fair Market Value of such Restricted Stock (less the amount, if any, paid therefor) with the Internal Revenue Service. The Code Section 83(b) election, if any, shall be filed in compliance with the Treasury regulations promulgated pursuant to Code Section 83(b).
8.
Stock Appreciation Rights
a.
General. A SAR may be granted either alone or in tandem with all or part of an Option. A SAR granted in tandem with a Nonqualified Stock Option may be granted at or after the time of grant of the related Option, but a SAR granted in tandem with an Incentive Stock Option may be granted only at the time of the grant of the related Option.
b.
Grant Requirements. A SAR may be granted only if it does not provide for the deferral of compensation within the meaning of Section 409A of the Code. A SAR does not provide for a deferral of compensation if: (i) the Strike Price may never be less than the Fair Market Value on the Date of Grant, (ii) the compensation payable under the SAR can never be greater than the difference between the Fair Market Value on the date of exercise and the Strike Price, (iii) the number of Shares subject to the SAR is fixed on the Date of Grant, and (iv) the SAR does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the right. No dividends or dividend equivalents may be paid on any outstanding SAR.
c.
Strike Price. The Administrator will determine the Strike Price of a SAR, which in the case of a SAR granted independent of any Option, will not be less than the Fair Market Value on the Date of Grant. The Strike Price of a SAR granted in tandem with an Option will be the Exercise Price of the related Option. A SAR granted in tandem with an Option will be exercisable only to the same extent as the related Option, provided that by its terms, such SAR will be exercisable only when the Fair Market Value exceeds the Strike Price of the SAR.
d.
Repricing Prohibited. Except as otherwise provided in Section 14, without the prior approval of the Company’s stockholders: (i) the Strike Price of a SAR may not be directly or indirectly reduced; (ii) a SAR may not be cancelled in exchange for cash, an Option or SAR with an Exercise Price or Strike Price that is less than the Strike Price of the original SAR, any other Award or otherwise; and the Company may not purchase a SAR for value from a Participant if the current Fair Market Value is less than the SAR’s Strike Price.
e.
Vesting. The SAR will be subject to a Restricted Period that specifies a forfeiture in accordance with a vesting schedule to be determined by the Administrator, subject to the minimum vesting conditions under Section 16(a). The Administrator in its discretion may provide for an acceleration of vesting in the terms of any SAR upon the death or Disability of a Participant or in the event of a Sale of the Company. The Administrator may not grant a SAR that is, in whole or in part, vested on the Date of Grant and not subject to a Restricted Period.
f.
Exercise and Settlement. On delivery to the Administrator of a written request to exercise a SAR, the holder will be entitled to receive from the Company, an amount equal to the product of (i) the excess of the Fair Market Value on the date of exercise over the Strike Price specified in the Award Agreement, multiplied by (ii) the number of Shares for which the SAR is being exercised. Settlement with respect to the exercise of a SAR will be on the date of exercise and may be made in the form of Shares valued at Fair Market Value on the date of exercise (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Administrator in its sole discretion), cash or a combination of Shares and cash, as determined by the Administrator in its sole discretion.
g.
Reduction in the Underlying Option Shares. On the exercise of a SAR granted in tandem with an Option, the number of Shares for which the related Option is exercisable will be reduced by the number of Shares for which the SAR has been exercised. The number of Shares for which a tandem SAR is exercisable will be reduced on any exercise of any related Option by the number of Shares for which the Option has been exercised.
h.
Written Request. Unless otherwise determined by the Administrator in its sole discretion, SARs will be settled in Shares. If permitted in the Award Agreement, a Participant may request that any exercise of a SAR be settled for cash, but a Participant will not have any right to demand a cash settlement. A request for a cash settlement may be made only by a written request filed with the Corporate Secretary of the

B-13

Company during the period beginning on the third business day following the date of release for publication by the Company of quarterly or annual summary statements of earnings and ending on the twelfth business day following that date. Within 30 days of the receipt by the Company of a written request to receive cash in full or partial settlement of a SAR or to exercise the SAR for cash, the Administrator will, in its sole discretion, either consent to or disapprove, in whole or in part, the written request. A written request to receive cash in full or partial settlement of a SAR or to exercise a SAR for cash may provide that, if the Administrator disapproves the written request, the written request will be treated as an exercise of the SAR for Shares.
i.
Disapproval by Administrator. If the Administrator disapproves in whole or in part any request by a Participant to receive cash in full or partial settlement of a SAR or to exercise such Award for cash, the disapproval will not affect the Participant’s right to exercise the SAR at a later date, to the extent that it would be otherwise exercisable, or to request a cash form of payment at a later date, in each case subject to the approval of the Administrator. Additionally, the disapproval will not affect the Participant’s right to exercise any related Option.
9.
Other Stock-Based Awards

The Administrator may, either alone or in connection with the grant of other Awards, grant other stock-based Awards not described in Section 6, 7 or 8 that are payable in, valued in whole or in part by reference to, or are otherwise based on Shares, as deemed by the Administrator consistent with the purpose of the Plan. The Administrator shall determine the terms and conditions of any such Award.

10.
Cash-Based Awards

The Administrator may, either alone or in connection with the grant of other Awards, grant Cash-Based Awards in such amounts and upon such terms, as the Administrator determines.

a.
Value. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Administrator.
b.
Method of Payment. Payment, if any, with respect to a Cash-Based Award shall be made in cash in accordance with the terms of the Award.
11.
Treatment of Awards on Termination of Continuous Service
a.
Unvested Awards Generally. Unless otherwise provided in an Award Agreement or in a Service Agreement the terms of which have been approved by the Administrator and subject to Section 8(e), if a Participant’s Continuous Service terminates for any reason, the Participant will forfeit the unvested portion of any Award acquired in consideration of services, all unvested Shares held by the Participant as of the date of termination under the terms of any Award will be forfeited or, if applicable, may be repurchased by the Company at the lesser of the purchase price paid by the Participant or the current Fair Market Value, and the Participant will have no rights with respect to any Award or Shares so forfeited or repurchased.
b.
Options and SARs.
i.
Other than for Cause or death or Disability. Unless otherwise provided in an Award Agreement or in a Service Agreement the terms of which have been approved by the Administrator, if a Participant’s Continuous Service is terminated for any reason other than due to the Participant’s death or Disability or by the Company for Cause, the Participant may exercise his or her Option or SAR (to the extent vested and exercisable as of the date of termination) during the period ending on the earlier of (1) the date that is three months after the termination of the Participant’s Continuous Service or (2) the expiration of the original term of the Award as set forth in the Award Agreement. Any unexercised Option or SAR held by the Participant will automatically terminate at the close of business on the last day of such period and will thereafter not be exercisable.
ii.
For Cause. If the Participant’s Continuous Service is terminated by the Company or an Affiliate for Cause, all outstanding Options and SARs (whether or not vested) will be forfeited and expire as of the beginning of business on the date of termination.
iii.
Participant Death or Disability. Unless otherwise provided in an Award Agreement or in a Service Agreement the terms of which have been approved by the Administrator, if a Participant’s Continuous Service is terminated as a result of the Participant’s death or Disability, the Participant’s

B-14

Option or SAR may be exercised (to the extent the Option or SAR was vested and exercisable as of the date of termination) by the Participant or the Participant’s estate, designated beneficiary or such other Person who acquired the right to exercise the Option or SAR by bequest or inheritance, but only during the period ending on the earlier of the date that is 12 months following the date of termination or the expiration of the original term of the Option or SAR as set forth in the Award Agreement. Any unexercised Option or SAR held by the Participant or such other Person will terminate at the end of such period.
iv.
Extension of Option or SAR Termination Date. An Award Agreement may provide that if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service for any reason (other than on the Participant’s death or Disability or termination by the Company for Cause) would violate any applicable federal, state or local law, the Option or SAR will terminate only on the earlier of the expiration of the original term of the Option or SAR or the date that is 30 days after the exercise of the Option or SAR would no longer violate any applicable federal, state or local law.
12.
Covenants of the Company
a.
Availability of Shares. During the terms of the Awards, the Company will keep available at all times the number of Shares required to satisfy the Awards.
b.
Securities Law Compliance. Each Award Agreement will provide that no Shares may be purchased or sold thereunder unless and until any then applicable requirements of state, federal or applicable foreign laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Company will use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell Shares on exercise of Awards; however, this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Shares issued or issuable under any Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company determines to be necessary for the lawful issuance and sale of Shares under the Plan, the Company will be relieved from any liability for failure to issue and sell Shares on exercise of any Awards unless and until that authority is obtained.
13.
Company Use of Proceeds from Shares

Proceeds from the sale of Shares under the Plan will be general funds of the Company.

14.
Adjustments for Changes in Stock
a.
Capitalization Adjustments. If any change is made in the Common Stock without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of Shares, exchange of Shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), then (i) the aggregate number of Shares or class of securities that may be purchased under Awards granted hereunder, (ii) the aggregate number of Shares or class of securities that may be purchased under Incentive Stock Options granted hereunder, (iii) the number or class of securities covered by outstanding Awards, (iv) the maximum number of Shares with respect to which Options and SARs may be granted to any single Employee during any calendar year, and (v) the Exercise Price of any Option and the Strike Price of any SAR in effect before the change will be proportionately adjusted by the Administrator to reflect any increase or decrease in the number of issued Shares or change in the Fair Market Value resulting from the transaction; provided, that any fractional Shares resulting from the adjustment aggregated until and eliminated at the time of exercise or settlement by rounding down. The Administrator will make these adjustments in a manner that will provide an appropriate adjustment that neither increases nor decreases the value of the Award as in effect immediately before the corporate change, and its determination will be final, binding and conclusive. The conversion of any securities of the Company that are by their terms convertible will not be treated as a transaction “without receipt of consideration” by the Company.
b.
Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company that does not constitute a Sale of the Company, all outstanding Awards will terminate immediately before the dissolution or liquidation; provided that not less than fifteen days’ prior written notice of the date so fixed shall be given to each Participant, and each Participant shall have the right, (i) to exercise his or her

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Options to the extent they are vested and exercisable and purchase or receive the full number of Shares not previously exercised under such Options as applicable, if (and only if) such Options have not at the time expired or been terminated and (ii) to receive Shares under all of Participant’s Restricted Awards on which all restrictions have lapsed in accordance with the Plan and the applicable Award Agreement and for which Shares have not already been delivered prior to such termination date. Failing such exercise, any unexercised portion of all Options granted hereunder and all Restricted Awards on which restrictions have not lapsed as of the termination date shall be forfeited and deemed cancelled as of the effective date of such liquidation or dissolution. The Company shall deliver the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) required to be delivered by clause (ii) of the immediately preceding sentence no later than 3 days prior to the termination date.
c.
Sale of the Company. Notwithstanding anything herein to the contrary, except as provided by the Committee in an Award Agreement or in a Service Agreement, upon a Sale of the Company, all outstanding Options and SARs shall become fully vested and exercisable without regard to the limitations on exercisability contained in Section 6 or 8 or the applicable Award Agreement immediately prior to such transaction, and with respect to Restricted Awards, all restrictions shall lapse automatically. In the event of a Sale of the Company, the performance period for all Restricted Stock Units or Performance Stock Units with incomplete performance periods as of the date the Sale of the Company occurs shall end on such date and the Committee shall (i) determine, in its sole discretion, the extent to which the performance goals have been met or would have been met based upon the financial information then available or on such other basis determined by the Committee in its sole discretion and (ii) cause to be paid to the applicable Participant partial or maximum performance for each performance period based upon the Committee’s determination of the degree of attainment of performance goals, or if not determinable, at the applicable “target” levels of performance. The Administrator will (i) cancel any or all outstanding Options, SARs, Restricted Stock Units and Performance Stock Units under the Plan in consideration for payment to the Participants an amount equal to the portion of the consideration payable to such Participants pursuant to such transaction giving effect to the accelerated vesting as if such Awards had been fully vested immediately prior to such transaction, less the aggregate exercise price that would have been payable therefore, if any, and any required withholding tax; and (ii) cause all Restricted Shares to be purchased for an equivalent consideration payable in such transaction. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash or publicly tradable securities in the Administrator’s discretion.
15.
Amendment of the Plan; Awards
a.
Plan Amendment. The Board at any time may amend or terminate the Plan. However, except as provided in Section 14(a) relating to adjustments on changes in the Common Stock, no amendment will be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any applicable law or any securities exchange listing requirements. At the time of any amendment, the Board will determine, on advice from counsel, whether the amendment will be contingent on stockholder approval.
b.
Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board determines necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations issued thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and to bring the Plan and Awards granted hereunder into compliance therewith. Notwithstanding the foregoing, neither the Board nor the Company nor any Affiliate will have any liability to any Participant or any other Person as to any tax consequences expected, but not realized, by a Participant or any other Person due to the receipt, exercise, vesting or settlement of any Award granted hereunder.
c.
Award Amendment. Subject to Section 8(d) and(e) and Section 15(d) and (e), the Administrator at any time may amend the terms of any one or more Awards. Except as otherwise permitted under Section 14, unless stockholder approval is obtained: (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR; (ii) the Administrator may not cancel any outstanding Option or SAR and replace it with a new Option or SAR, another Award or cash, if doing so would be considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted; and (iii) the Administrator may

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not take any other action that is considered a repricing for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted.
d.
No Impairment of Rights. No amendment of the Plan or an Award may impair rights under any Award granted before the amendment or increase a Participant’s obligations under his or her Award, unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing. For the avoidance of doubt, a cancellation of an Award where the Participant receives a payment equal in value to the Fair Market Value (or the Sale Value) of the vested Award or, in the case of a vested Option or SAR, the difference between the Fair Market Value (or the Sale Value) of the Shares subject to an Option or SAR and the Exercise Price or Strike Price, is not an impairment of the Participant’s rights that requires consent of the Participant.
e.
Acceleration of Exercisability and Vesting. Subject to Section 16(a), the Administrator will have the power and sole discretion to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest for any reason, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.
16.
General Provisions
a.
Minimum Vesting Conditions. No portion of an Award other than a Cash-Based Award may become vested prior to the first anniversary of the Date of Grant; provided that such restriction shall not apply to (i) Awards granted in connection with an acquisition (whether by asset purchase, merger or otherwise); and (ii) any Awards that the Administrator may grant up to a maximum of five percent (5%) of the available Share reserve authorized for issuance under the Plan pursuant to Section 4(a) (subject to adjustment under Section 14(a)); provided, further, that the Administrator may authorize acceleration of vesting of such Awards in the event of the Participant’s death or Disability, or the occurrence of the Sale of the Company as provided in Section 14(c).
b.
Stockholder Rights. Except as provided in Section 7(d)and (e)and Section 14of the Plan or as otherwise provided in an Award Agreement, no Participant will be considered the holder of, or to have any of the rights of a holder with respect to, any Shares subject to an Award unless and until the Participant has satisfied all requirements for exercise, payment or delivery of the Award, as applicable, under its terms, and no adjustment will be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is before the date of issue of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).
c.
Participation not a Guarantee of Service Right. Nothing in the Plan or any instrument executed or Award granted pursuant thereto will confer on any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without Cause; (ii) the service of a Consultant under the terms of the Consultant’s agreement with the Company or an Affiliate; or (iii) the service of a Director under the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
d.
Effect of Plan. Neither the adoption of the Plan nor any action of the Board, the Committee or the Administrator shall be deemed to give any Employee, Director or Consultant any right to be granted an Award or any other rights, except as may be evidenced by an Award Agreement or a Service Agreement, or any amendment thereto, duly authorized by the Administrator and executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth in such Award Agreement or Service Agreement. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, or shares of preferred stock ahead of or affecting the Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

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e.
Limits on Transfer.
i.
Each Award will be exercisable during the Participant’s lifetime only by the Participant, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary will not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
ii.
Notwithstanding the foregoing, the Administrator may, in its sole discretion, permit a Participant to transfer an Award (other than an Incentive Stock Option) by gift or domestic relations order, without consideration, to a Permitted Transferee, subject to such rules as the Administrator may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, on condition that the Participant first gives the Administrator advance written notice describing the terms and conditions of the proposed transfer and the Administrator notifies the Participant in writing that the transfer would comply with the requirements of the Plan. If the Award Agreement does not provide for transferability, then the Award will be transferable and exercisable only as provided in the preceding Section 16(e)(i).
iii.
The terms of an Award transferred in accordance with Section 16(e)(ii) will apply to the Permitted Transferee, and any reference to a Participant in the Plan or in the Award Agreement will refer to the Permitted Transferee, except that (1) the Permitted Transferee will not be entitled to transfer the Award other than by will or the laws of descent and distribution, (2) the Permitted Transferee is not entitled to exercise a transferred Option unless there is in effect a registration statement on an appropriate form covering the Shares to be acquired by the exercise of the Option if the Administrator determines, consistent with the Award Agreement, that a registration statement is necessary or appropriate, (3) neither the Administrator nor the Company is required to provide any notice to a Permitted Transferee, whether or not notice is or would otherwise have been required to be given to the Participant, and (4) the consequences of the termination of the Participant’s Continuous Service under the Plan and the Award Agreement will continue to be applied with respect to the Participant, including, without limitation, that an Option will be exercisable by the Permitted Transferee only to the extent, and for such period, specified in the Plan and the Award Agreement.
f.
Section 409A of the Code. The Administrator shall take into account compliance with Section 409A of the Code in connection with any grant of an Award under the Plan, to the extent applicable. The Plan and Awards are intended to comply with or be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed, and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary, or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s “separation from service” (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period. While the Awards granted hereunder are intended to be structured in a manner to avoid the imposition of any penalty taxes under Section 409A of the Code, in no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest, or penalties that may be imposed on a Participant as a result of Section 409A of the Code or any damages for failing to comply with Section 409A of the Code or any similar state or local laws (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A of the Code).
g.
Withholding Obligations. To the extent provided by the terms of an Award Agreement, any Company insider trading policy (including blackout periods) and to the discretion of the Administrator, a Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Shares under an Award by any one or combination of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company):

B-18

i.
cash payment;
ii.
authorizing the Company to withhold a number of Shares from the Shares otherwise issuable to the Participant as a result of the exercise or acquisition of Shares under the Award, the Fair Market Value of which does not exceed either (A) the maximum statutory tax rates in the Participant’s applicable jurisdictions or (B) the amount of tax required to be withheld by law, in which case the Award will be surrendered and cancelled with respect to the number of Shares retained by the Company (provided that to the extent such direction would result in the Company withholding fractional Shares, the number of Shares to be withheld will be rounded down to the nearest whole and the Participant shall be required to pay the remainder of the tax withholding obligation in cash or by certified or bank check);
iii.
delivering to the Company previously owned and unencumbered Shares; or
iv.
by execution of a recourse promissory note by the Participant.

Notwithstanding the foregoing, at any time that the Company is an “issuer” as defined in Section 2 of the Sarbanes-Oxley Act of 2002, no Director or Executive Officer (or equivalent thereof) of the Company or an Affiliate will be permitted to pay any portion of the tax withholding with respect to any Award with a promissory note or in any other form that could be deemed a prohibited personal loan under Section 13(k) of the Exchange Act.

Notwithstanding anything in this Section 16(g) to the contrary, unless otherwise provided in the terms of an Award Agreement, payment of the tax withholding in the form of Share withholding pursuant to clause (ii) or by delivery of previously owned Shares pursuant to clause (iii) by a Participant who is or has been in the immediately preceding six months an Officer or Director, or who is otherwise subject to Section 16 of the Exchange Act, shall not be permitted unless pre-approved by the Administrator, in its discretion, in a manner consistent with the specificity requirements of Note (3) to Rule 16b‑3(e) under the Exchange Act, including specifically identifying the name of the Participant, the nature of the transaction, the determination of the number of Shares to be withheld or delivered and any other terms of the transaction determined to be material by the Administrator.

h.
Other Compensation Arrangements. Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if stockholder approval is required; and those arrangements may be either generally applicable or applicable only in specific cases.
i.
Recapitalizations. Each Award Agreement will contain provisions required to reflect the provisions of Section 14(a).
j.
Delivery. Subject to Section 16(k) on exercise of a right granted under an Option, SAR or other Stock-Based Award or Cash-Based Award that may be exercised at the discretion of a Participant, the Company will issue Shares or pay any amounts due within a reasonable period thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of the Plan, 30 days will be considered a reasonable period.
k.
Government and Other Regulations.
i.
The Company’s obligation to settle Awards in Shares or other consideration is subject to all applicable laws, rules and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company will be under no obligation to offer to sell or to sell, and is prohibited from offering to sell or selling, any Shares under an Award unless the Shares have been properly registered for sale under the Securities Act or unless the Company has received an opinion of counsel, satisfactory to the Company, that the Shares may be offered or sold without registration pursuant to an available exemption therefrom and the terms and conditions of that exemption and of all applicable state securities laws have been fully complied with. The Company will be under no obligation to register for sale under the Securities Act any of the Shares to be offered or sold under the Plan. The Administrator is authorized to provide that all certificates or book entries for Shares or other securities of the Company or any Affiliate delivered under the Plan will be subject to such stop transfer orders and other restrictions as the Administrator may consider advisable under the Plan, the applicable Award Agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system on which the Shares or other securities are then listed or quoted and any other

B-19

applicable federal, state, local or non-U.S. laws. Notwithstanding any provision in the Plan to the contrary, the Administrator reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion considers necessary or advisable in order that the Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.
ii.
The Administrator may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions, blockage or other market considerations would make the Company’s acquisition of Shares from the public markets, the Company’s issuance of Shares to the Participant, the Participant’s acquisition of Shares from the Company or the Participant’s sale of Shares to the public markets, illegal, impracticable or inadvisable. If the Administrator determines to cancel all or any portion of an Award in accordance with the foregoing, the Company will pay to the Participant an amount equal to the excess of (1) the aggregate Fair Market Value of the Shares subject to the Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the Shares would have been vested or delivered, as applicable), over (2) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of Shares (in the case of any other Award). The amount payable will be delivered to the Participant as soon as practicable following the cancellation of the Award or portion thereof.
l.
Clawback or Recoupment. Notwithstanding any other provision in this Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with the Company’s Clawback Policy. In addition, a Participant may be required to repay to the Company previously paid compensation whether provided pursuant to the plan or an Award agreement, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).
m.
Reliance on Reports. Each member of the Administrator and each member of the Board will be fully justified in acting or failing to act, as the case may be, and will not be liable for having so acted or failed to act in good faith, in reliance on any report made by the independent public accountant of the Company and its Affiliates or any other information furnished in connection with the Plan by any agent of the Company or the Administrator or the Board, other than himself.
n.
Foreign Participants. Without amending the Plan, the Administrator may grant Awards to eligible individuals who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes, the Administrator may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with the provisions of laws and regulations in other countries or jurisdictions in which the Company or its Affiliates operate.
o.
Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with the Plan, including, without limitation, restrictions on the exercise of the Awards, as the Administrator may consider advisable.
p.
Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any cash payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award gives any such Participant any rights that are greater than those of a general creditor of the Company.
17.
Effective Date and Term of Plan.
a.
The Plan shall be effective as of the Effective Date. Unless otherwise terminated as provided herein, the Plan will continue in effect until, and automatically terminate on, [May 14, 2034], the day before the 10th anniversary of the Effective Date, or, if the stockholders approve an amendment to the Plan that increases the number of Shares subject to the Plan, the day before the 10th anniversary of the date of such stockholder approval. No Award may be granted under the Plan after that date, but Awards theretofore granted may extend beyond that date and will continue to be governed by the terms and conditions of the Plan. The Board may suspend or terminate the Plan at any earlier date under

B-20

Section15(a). No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
18.
Choice of Law

The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of the Plan, without regard to that state’s conflict of law rules.

19.
Limitation on Liability

The Company and any Affiliate that is in existence or that hereafter comes into existence will have no liability to any Participant or to any other Person as to (a) the non-issuance or sale of Shares due to the Company’s inability to obtain from any regulatory body having jurisdiction the authority, considered by the Company’s counsel, necessary for the lawful issuance and sale of any Shares hereunder; (b) any tax consequences expected, but not realized, by a Participant or any other Person due to the receipt, exercise or settlement of any Award granted hereunder; or (c) the failure of any Award that is determined to be “nonqualified deferred compensation” to comply with Section 409A of the Code and the regulations thereunder.

20.
Execution

To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute the Plan as of the date specified below.

Signature page follows

B-21

IN WITNESS WHEREOF, on authorization of the Board, the undersigned has executed the Cinemark Holdings, Inc. 2024 Long-Term Incentive Plan on _____________, 2024.

CINEMARK HOLDINGS, INC.

By: ___________________________________

Michael Cavalier
Executive Vice President – General Counsel and Business Affairs

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CINEMARK™ P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Scan QR for digital voting Cinemark Holdings, Inc. Annual Meeting of Stockholders For Stockholders of Record as of March 20, 2024 Wednesday, May 15, 2024, 8:30 AM, Central Daylight Time Cinemark West Plano and XD Theater 3800 Dallas Parkway, Plano, TX 75093-7859 Internet: www.proxypush.com/CNK • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-866-503-2691 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 8:30 AM, Central Daylight Time, May 15, 2024. This proxy is being solicited on behalf of the Board of Directors. The undersigned hereby appoints Melissa Thomas and Michael Cavalier (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Cinemark Holdings, Inc. that the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

CINEMARK™ Cinemark Holdings, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3 AND 4 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. Election of Class II directors, each for a term that expires in 2027. FOR WITHHOLD 1.01 Darcy Antonellis FOR 1.02 Carlos Sepulveda FOR 1.03 Mark Zoradi FOR FOR AGAINST ABSTAIN 2. Advisory vote to approve compensation of named executive officers. FOR 3. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. FOR 4. Vote to approve the Cinemark Holdings, Inc. 2024 Long-Term Incentive Plan. FOR Check here if you would like to attend the meeting in person. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date